Exhibit 4.23

EXECUTION VERSION US$203,400,000 FACILITY AGREEMENT dated 21 February 2011 for TEUCARRIER (NO.2) CORP. TEUCARRIER (NO.3) CORP. TEUCARRIER (NO.4) CORP. as joint and several Borrowers and DANAOS CORPORATION acting as Guarantor arranged by THE EXPORT-IMPORT BANK OF CHINA CITIBANK, N.A. with CITIBANK, N.A. acting as Global Co-ordinator and CITIBANK, N.A. acting as Sinosure Agent Note: This Agreement is entered into on the basis that it will have the benefit of and be subject to the terms of the Intercreditor Agreement Linklaters Ref: STG/DS/KN Linklaters LLP

CONTENTS CLAUSE SECTION 1 INTERPRETATION PAGE 1. Definitions and interpretation 1 SECTION 2 THE FACILITY 2. The Facility 26 3. Purpose 31 4. Conditions of Utilisation 31 SECTION 3 UTILISATION 5. Utilisation 35 SECTION 4 REPAYMENT, ILLEGALITY, PREPAYMENT AND CANCELLATION 6. Repayment 37 7. Illegality, Prepayment and cancellation 37 SECTION 5 COSTS OF UTILISATION 8. Interest 41 9. Interest Periods 41 10. Changes to the calculation of interest 42 11. Fees 43 SECTION 6 ADDITIONAL PAYMENT OBLIGATIONS 12. Tax gross up and indemnities 45 13. Increased costs 47 14. Other indemnities 48 15. Mitigation by the Lenders 51 16. Costs and expenses 51 SECTION 7 GUARANTEE 17. Guarantee and indemnity 53 SECTION 8 EARNINGS ACCOUNTS 18. Earnings accounts 56 SECTION 9 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT 19. Representations 60 20. Information undertakings 67 21. Financial covenants 71 22. General undertakings 75 23. Pre-Delivery undertakings 81 24. Post-Delivery undertakings 81 25. Insurance 86 i

26. Events of Default 91 SECTION 9 CHANGES TO PARTIES 27. Changes to the Lenders 96 28. Changes to the Obligors 102 SECTION 10 THE FINANCE PARTIES 29. Role of the Agent, the Security Agent and the Arranger 103 30. Role of the Sinosure Agent 111 31. The Account Bank 112 32. Conduct of business by the Finance Parties 117 33. Sharing among the Secured Parties 117 SECTION 11 ADMINISTRATION 34. Payment mechanics 120 35. Set-off 123 36. Notices 124 37. Calculations and certificates 125 38. Partial invalidity 126 39. Remedies and waivers 126 40. Amendments and waivers 126 41. Counterparts 128 SECTION 12 GOVERNING LAW AND ENFORCEMENT 42. Governing law 129 43. Enforcement 129 SECTION 13 EXISTING HEDGING DOCUMENTS 44. Guarantee and indemnity 131 THE SCHEDULES SCHEDULE PAGE SCHEDULE 1 The Original Parties 135 SCHEDULE 2 Conditions Precedent to a Loan 137 SCHEDULE 3 Requests 148 SCHEDULE 4 Mandatory Cost Formula 149 SCHEDULE 5 Form of Transfer Certificate and Accession Letter 151 SCHEDULE 6 Facility Loan Repayment 155 SCHEDULE 7 Security Agency provisions 158 SCHEDULE 8 Form of Compliance Certificate 163 SCHEDULE 9 Timetables 164 SCHEDULE 10 Part A Authorised Representatives 165 Part B Callback Contacts 165 SCHEDULE 11 Form of Loss Payable Clause 167 SCHEDULE 12 169 Form of Increase Confirmation 169 i:

SCHEDULE 13 Form of Mortgage 171 SCHEDULE 14 Form of Time Charter Assignment 172 SCHEDULE 15 Form of Assignment of Earnings and Insurances 173 SCHEDULE 16 Form of Manager’s Undertaking 174 SCHEDULE 17 Form of Account Charge 175 SCHEDULE 18 Form of Share Charge 176 SCHEDULE 19 Form of Hedging Documents Assignment 177 SCHEDULE 20 Form of Management Agreement Assignment 179 ii:

THIS AGREEMENT is dated 21 February 2011 and made BETWEEN: (1) TEUCARRIER (NO.2) CORP., TEUCARRIER (NO.3) CORP. and TEUCARRIER (NO.4) CORP. as joint and several borrowers (each a “Borrower” and together the “Borrowers”); (2) DANAOS CORPORATION as guarantor (the “Guarantor”); (3) THE EXPORT-IMPORT BANK OF CHINA and CITIBANK, N.A. as mandated lead arrangers (the “Original Arrangers” and each an “Original Arranger”); (4) CITIBANK, N.A. as global co-ordinator; (5) THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 as lenders (the “Original Lenders”); (6) CITIBANK INTERNATIONAL PLC, LONDON BRANCH as agent of the other Finance Parties (the “Agent”); (7) CITIBANK INTERNATIONAL PLC, GREECE BRANCH as security agent and security trustee for the Secured Parties (the “Security Agent”); (8) CITIBANK, N.A. as the insured party under the Sinosure Insurance Policy (the “Sinosure Agent”). (9) CITIBANK INTERNATIONAL PLC, GREECE BRANCH as account bank for the Finance Parties (the “Account Bank”); and (10) CITIBANK, N.A., NEW YORK BRANCH as original hedging bank (the “Original Hedging Bank”). IT IS AGREED as follows: SECTION 1 INTERPRETATION 1. DEFINITIONS AND INTERPRETATION 1.1 Definitions In this Agreement: “Accession Deed” has the meaning given to it in the Intercreditor Agreement. “Accession Letter” means a document substantially in the form of Part II of Schedule 5 (Form of Transfer Certificate and Accession Letter). “Account Charges” means the charges executed or to be executed by each Borrower in favour of the Lenders in relation to that Borrower’s Earnings Account in the form set out in Schedule 17 (Form of Account Charge). “Additional Arranger” means any bank, financial institution, trust, fund or other entity which has become an Arranger in accordance with Clause 27.10 (Additional Arranger). 1

“Additional Cost Rate” has the meaning given to it in Schedule 4 (Mandatory Cost formula). “Adjusted Net Worth” has the meaning given to it in Clause 21 (Financial Covenants). “Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that holding company. “Agreed Value” means at any time in respect of a Vessel the higher of: (a) an amount equal to the current Fair Market value of the relevant Vessel; and (b) one hundred and twenty-five per cent. (125%) of the Loans outstanding under the Tranche applicable to such Vessel. “Approved Valuer” means any of: (a) Howe Robinson & Company Limited; (b) H. Clarkson & Company Limited; (c) SSY Consultancy & Research Limited; (d) Braemer Seascope Ship Brokers Limited; and (e) Maersk Shipbrokers, or such other independent reputable shipbroker nominated by the Borrower and approved by the Facility Agent from time to time. “Arranger” means: (a) any Original Arranger; and (b) any Additional Arranger, and “Arrangers” means all of them. “Asset Cover Ratio” has the meaning given to it in Clause 24.9 (Asset Cover Ratio). “Assignment of Earnings and Insurances” means each assignment of Earnings and Insurances executed or to be executed in respect of the Vessels by each Borrower, the Time Charterer and the Security Agent in the form set out in Schedule 15 (Form of Assignment of Earnings and Insurances) and collectively the “Assignments of Earnings and Insurances”. “Associate” has the meaning given to “associate” in section 435 of the Insolvency Act 1986 provided that only sub-sections (2) and (5) of such section shall apply insofar as it relates to the definition of Coustas Family. “Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration. “Authorised Representatives” shall mean the persons set out in Part A of Schedule 10 (Authorised Representatives), as amended pursuant to Clause 18.4(e). “Availability Period” means: (a) in relation to Tranche A, the period from and including the date of this Agreement to the earlier of the Delivery Date and the Delivery Date Backstop for Vessel A; 2

(b) in relation to Tranche B, the period from and including the date of this Agreement to the earlier of the Delivery Date and the Delivery Date Backstop for Vessel B; and (c) in relation to Tranche C, the period from and including the date of this Agreement to the earlier of the Delivery Date and the Delivery Date Backstop for Vessel C; and “Available Commitment” means, in relation to each Lender and each Tranche under the Facility, that Lender’s Commitment in respect of that Tranche less the aggregate of Loans made by such Lender in respect of that Tranche. “Available Facility” means in respect of any Tranche under the Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Tranche. “Borrower A” means Teucarrier (No.2) Corp. of 80 Broad Street, Monrovia, Liberia. “Borrower B” means Teucarrier (No.3) Corp. of 80 Broad Street, Monrovia, Liberia. “Borrower C” means Teucarrier (No.4) Corp. of 80 Broad Street, Monrovia, Liberia “Borrower Parent” means: (c) in relation to Borrower A, Bounty Investment Inc; (d) in relation to Borrower B, Lito Navigation Inc; and (e) in relation to Borrower C, Bayard Maritime Limited. “Borrower Revenues” means all amounts received (or, as the case may be, forecast to be received) by the Borrowers including the following: (a) all Earnings; (b) all amounts received pursuant to each of the Time Charters; (c) such other amounts as the Agent and the Borrowers may agree to include as Borrower Revenues, but excluding: (d) any amount paid or advanced to the Borrowers under the Finance Documents; (e) any Requisition Compensation (to the extent related to a Total Loss); or (f) any Insurance Proceeds (to the extent related to a Total Loss). “Borrowings” has the meaning given to it in Clause 21 (Financial covenants). “Break Costs” means the amount (if any) by which: (a) the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that interest Period; exceeds: (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the 3

Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period. “Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Athens, Beijing, Rotterdam and New York City. “Callback Contact” means the persons set out in Part B of Schedule 11 (Callback Contact), as amended pursuant to Clause 18.4(e). “Change in Law” means the introduction of, or any change in (or in the interpretation, administration or application of), any law or regulation after the date of this Agreement. “Change of Control” means the occurrence of any of the following: (a) members of the Coustas Family ceasing to beneficially own and control (either directly or through companies beneficially owned by them or trusts or foundations of which members are beneficiaries) at least 33 1/3% plus one share of the issued voting share capital of the Guarantor; (b) Dr. John Coustas ceases to be the Chief Executive Officer of the Guarantor, unless in the case of his death or disability, a replacement is appointed by the Guarantor’s board of directors, following consultation with the Lenders, in accordance with the applicable corporate policy within 60 days and has given a legally binding acceptance of an offer of employment and, if appropriate, resigned from his existing employment within that time period. This paragraph shall also apply to any replacement person as if references to Dr. John Coustas were references to that replacement person; (c) a change in the direct and ultimate ownership of any shares of a Borrower or ultimate control of voting rights of those shares; (d) the shares of the Guarantor cease to be listed on NYSE or NASDAQ or any recognised investment exchange (as that term is used in the Financial Services and Markets Act 2000); or (e) the issued voting share capital of the Guarantor being held, legally or beneficially, by one or more party being no member of the Coustas Family as per (a) above, who when acting in concert control more than 20% of the voting rights in the Guarantor. For these purposes, “acting in concert” means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate: (i) in the exercise of voting rights attached to shares directly or indirectly controlled by them; or (ii) through the acquisition directly or indirectly of such shares by any of them, either directly or indirectly, to obtain or consolidate control over such shares. “Charged Assets” means the assets over which the Security is expressed to be created pursuant to any Security Document. “Charterhire” means all amounts of charterhire due and payable to each Borrower under its Time Charter. 4

“Classification” means, in relation to each Vessel, the classification as set out in Article I of each Shipbuilding Contract or such other classification as the Agent (acting on the approval of the Majority Lenders acting reasonably) shall, at the request of the Borrower, have agreed in writing shall be treated as the classification. “Classification Society” means, in relation to each Vessel, Germanischer Lloyd or such other classification society which the Agent shall, at the request of a Borrower, have agreed (acting reasonably) in writing shall be treated as the Classification Society for that Vessel. “Commitment” means: (a) in relation to an Original Lender in respect of any Tranche, the amount in Dollars set opposite its name under the heading “Tranche A Commitment” in respect of any Tranche A Loan, “Tranche B Commitment” in respect of any Tranche B Loan and “Tranche C Commitment” in respect of any Tranche C Loan, respectively as set out in Part II of Schedule 1 (The Original Parties) and the amount of any other Commitment in relation to that Tranche transferred to it under this Agreement or assumed by it in accordance with Clause 2.9 (Increase); and (b) in relation to any other Lender, the amount in Dollars of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.9 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement. “Competent Authority” means any authority, agency, trust, department, inspectorate, minister, ministry, board, division, office, commission or instrumentality, official or public or statutory person (whether autonomous or not and/or having a distinct legal personality) having jurisdiction over any of the parties to or the subject matter of any of the Finance Documents. “Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate). “Compulsory Acquisition” means requisition of title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of a Vessel, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title. “Confidential Information” means all information relating to any Obligor, the Group, the Transaction Documents or the Facility of which a Secured Party becomes aware in its capacity as, or for the purpose of becoming, a Secured Party or which is received by a Secured Party in relation to, or for the purpose of becoming a Secured Party under, the Finance Documents or the Facility from either: (a) any member of the Group or any of its advisers; or (b) another Secured Party, if the information was obtained by that Secured Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that: 5

(i) is or becomes public information other than as a direct or indirect result of any breach by that Secured Party of Clause 27.7 (Disclosure of confidential information); (ii) is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or (iii) is known by that Secured Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Secured Party after that date, from a source which is, as far as that Secured Party is aware, unconnected with the Group and which, in either case, as far as that Secured Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality. “Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Obligors and the Agent (acting on the instructions of the Majority Lenders). “Consolidated Debt” has the meaning given to it in Clause 21 (Financial Covenants). “Contract Price” means, in relation to each Vessel, the price payable by the relevant Borrower to the Seller for the purchase of that Vessel in accordance with the Shipbuilding Contract for that Vessel (as, subject to Clause 23.1 (Shipbuilding Contract) of this Agreement, amended, supplemented and novated from time to time), being US$113,000,000 plus any increases or less any decreases due to any adjustment or modifications, if any, pursuant to and in accordance with the relevant Shipbuilding Contract. “Coustas Family” means Dr. John Coustas, and any Associate of Dr John Coustas. “Current Assets” has the meaning given to it in Clause 21 (Financial covenants). “Current Liabilities” has the meaning given to it in Clause 21 (Financial covenants). “Debt Purchase Transaction” means, in relation to a person, a transaction where such person: (a) purchases by way of assignment or transfer; (b) enters into any sub-participation in respect of; or (c) enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, any Commitment or amount outstanding under this Agreement. “Default” means an Event of Default or any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or the Sinosure Insurance Policy or any combination of any of the foregoing) be an Event of Default. “Defaulting Lender” means any Lender: (a) which has failed to make its participation in a Loan available or has notified the Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation); 6

(b) which has otherwise rescinded or repudiated a Finance Document; or (c) with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above: (i) its failure to pay is caused by: (A) administrative or technical error; or (B) a Disruption Event; and payment is made within 3 Business Days of its due date; or (ii) the Lender is disputing in good faith whether it is contractually obliged to make the payment in question. “Delivery” means, in relation to each Vessel, the delivery of that Vessel by the Seller to, and the acceptance of the Vessel by, the relevant Borrower pursuant to the relevant Shipbuilding Contract. “Delivery Date” means, in relation to each Vessel, the date on which Delivery occurs. “Delivery Date Backstop” means 21 December 2011 for Vessel A, 31 January 2012 for Vessel B and 26 January 2012 for Vessel C, or such later dates may be permitted under the relevant Shipbuilding Contract for each Vessel as previously approved in writing by the Agent (acting on the instructions of the Majority Lenders). “Delivery Instalment Fund Transfer Date” means, in relation to a Vessel, the date that the Final Instalment of the Contract Price is to be deposited with the Seller’s Bank prior to the Delivery Date applicable to that Vessel in accordance with the terms of the Shipbuilding Contract relating to that Vessel. “Disruption Event” means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party: (i) from performing its payment obligations under the Finance Documents; or (ii) from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted. 7

“DOC” means a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code. “Earnings” means all moneys whatsoever from time to time due or payable to the Borrowers arising out of the use or operation of the Vessels including (but without limiting the generality of the foregoing) all amounts payable under the Time Charters and all freight, hire and passage moneys, income arising out of pooling arrangements, compensation payable to the Borrowers in the event of requisition of any of the Vessels for hire, remuneration for salvage or towage services, demurrage and detention moneys, contributions in general average and damages for breach (or payments for variation or termination) of any charter party or other contract for the employment of any of the Vessels. “Earnings Account” means: (a) in relation to Borrower A, the account entitled “EARNINGS A/C” with account number 0444663968, opened by Borrower A as beneficiary with the Account Bank as beneficiary bank (CITIGRAA) and Citibank N.A. New York as correspondent bank (CITIUS33) or such other account as is designated by the Agent and the Borrower to be such Borrower’s Earnings Account for the purpose of this Agreement; (b) in relation to Borrower B, the account entitled “EARNINGS A/C” with account number 0444664961, opened by Borrower B as beneficiary with the Account Bank as beneficiary bank (CITIGRAA) and Citibank N.A. New York as correspondent bank (CITIUS33) or such other account as is designated by the Agent and the Borrower to be such Borrower’s Earnings Account for the purpose of this Agreement; and (c) in relation to Borrower C, the account entitled “EARNINGS A/C” with account number 0444665965, opened by Borrower C as beneficiary with the Account Bank as beneficiary bank (CITIGRAA) and Citibank N.A. New York as correspondent bank (CITIUS33) or such other account as is designated by the Agent and the Borrower to be such Borrower’s Earnings Account for the purpose of this Agreement. “EBITDA” has the meaning given to it in Clause 21 (Financial covenants). “Environment” means living organisms including the ecological systems of which they form part and the following media: (a) air (including air within natural or man-made structures, whether above or below ground); (b) water (including territorial, coastal and inland waters, water under or within land and water in drains and sewers); and (c) land (including land under water). “Environmental Claim” means any litigation, arbitration or administrative proceedings and any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Licence together with claims made by any third party relating to damage, contribution, loss or injury, 8 resulting in any such case from any actual or threatened emission, spill, release or discharge of a Hazardous Substance from any Vessel or any other breach of Environmental Law.

"Environmental Law" means all laws and regulations of any relevant jurisdiction and any IMO Guidelines, international treaties and conventions and international maritime regulations concerning or applicable with regard to:

(a) the pollution or protection of, or compensation of harm or damage to, the Environment;

(b) occupational or public health and safety; or

(c) emissions, discharges or releases into, or the presence in, the Environment or the use, treatment, storage, disposal, transportation or handling of Hazardous Substances (including, without limitation, taxation or any obligation to purchase credits or allowances or to provide financial security with regard to any such activities).

"Environmental Licence" means any Authorisation required at any time under Environmental Law in respect of any Vessel or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from any Vessel.

"Event of Default" means any event or circumstance specified as such in Clause 26 (*Events of Default*).

"Excess Value" has the meaning given to it in Clause 21 (*Financial Covenants*).

"Existing Hedging Documents" means the 2002 ISDA Master Agreement dated 5 December 2007 between the Original Hedging Bank and the Guarantor, as amended on 21 January 2008 hedging documents including the confirmations in respect of the following "Transactions" (as defined therein):

Contract Trade Date	Effective Date	Termination Date	Notional Amount on Effective Date
04/17/2007	4/17/2008	4/17/2015	$ 200,000,000
04/20/2007	4/20/2010	4/20/2015	$ 200,000,000
10/23/2007	10/25/2009	10/27/2014	$ 250,000,000
11/02/2007	11/6/2010	11/6/2015	$ 250,000,000
11/26/2007	11/29/2010	11/30/2015	$ 100,000,000
02/07/2008	2/11/2011	2/11/2016	$ 200,000,000

"Existing Supervisor" means Danaos Shipping Co. Ltd, a company incorporated under the laws of Cyprus.

"Facility" means the term loan facility made available under this Agreement as described in Clause 2.1 (*The Facility*).

"Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days'

A12324900

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written notice) as the office or offices through which it will perform its obligations under this Agreement. “Fee Letter” means: (a) any letter or letters dated on or about the date of this Agreement between, as the case may be, the Arrangers and a Borrower, the Agent and a Borrower or the Sinosure Agent, the Security Agent or the Account Bank and a Borrower setting out any of the fees referred to in Clause 11 (Fees); and (b) any agreement setting out fees payable to a Finance Party referred to in paragraph (d) of Clause 2.9 (Increase). “Final Instalment” means in relation to a Vessel, the instalments of the Contract Price payable on the Delivery Instalment Fund Transfer Date relating to that Vessel. “Final Maturity Date” means: (a) in relation to Tranche A, the date falling ten years after the Delivery Date for Vessel A; (b) in relation to Tranche B, the date falling ten years after the Delivery Date for Vessel B; and (c) in relation to Tranche C, the date falling ten years after the Delivery Date for Vessel C. “Finance Document” means this Agreement, any Fee Letter, any Hedging Document, the lntercreditor Agreement, the Manager’s Undertaking, any Security Document and any other document which is from time to time designated as such by the Agent and the Obligors in writing and any other agreement or instrument that may be entered into in connection with those documents. “Finance Party” means the Agent, the Sinosure Agent, the Security Agent, an Arranger, the Account Bank or a Lender. “Financial Indebtedness” means any indebtedness for or in respect of: (a) moneys borrowed; (b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent; (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument; (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with applicable GAAP, be treated as a finance or capital lease; (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis); (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; 10

(g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account); (h) shares which are expressed to be redeemable; (i) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and (j) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above. “First Repayment Date” means: (a) in relation to Tranche A, the date falling six months after the Delivery Date for Vessel A; (b) in relation to Tranche B, the date falling six months after the Delivery Date for Vessel B; and (c) in relation to Tranche C, the date falling six months after the Delivery Date for Vessel C. “Flag State” means, in relation to each Vessel, Malta or such other state or territory proposed in writing by a Borrower and approved by the Agent (acting on the instructions of the Majority Lenders acting reasonably) in writing. “GAAP” means generally accepted accounting principles, standards and practices in the United States of America or, if adopted, IFRS. “Group” means the Guarantor and each of its Subsidiaries for the time being. “Hazardous Substance” means any waste, pollutant, emission, contaminant, oil (including as defined in the US Oil Pollution Act of 1990), hazardous substances (including as defined in the US Comprehensive Environmental Response Compensation and Liability Act of 1980) or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the Environment or that may make the use or ownership of any affected land or property more costly. “Hedging Bank” means (a) the Original Hedging Bank; and (b) any other Lender or Affiliate of a Lender which has become a Hedging Bank in accordance with the terms of the lntercreditor Agreement, which in each case has not ceased to be a Hedging Bank in accordance with the terms of this Agreement. For the avoidance of doubt, a person shall not cease to be a Hedging Bank solely as a result of its ceasing to be a Lender or an. Affiliate of a Lender. “Hedging Documents” means (i) the Existing Hedging Documents and (ii) any hedging documents (including any confirmations in respect of Transactions entered into thereunder) executed or (as the case may be) to be executed by any Obligor and a Hedging Bank for the purpose of hedging any Obligor’s exposure under or in respect of this Agreement to fluctuations in interest rates and any replacement thereof entered into in accordance with this Agreement. 11

“Hedging Documents Assignment” means the assignment(s) of the Guarantor’s rights under the Existing Hedging Documents to which the Guarantor is a party, executed or (as the case may be) to be executed by the Guarantor in favour of the Security Agent in the form set out in Schedule 19 (Hedging Documents Assignment). “Home Jurisdiction” means, in relation to any person, the jurisdiction under the laws of which that person is constituted. “IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements. “Illegality Event” means: (a) it being or becoming impossible or unlawful under any applicable law of a Lender’s Home Jurisdiction or of any jurisdiction in which any action is required to be performed by that Lender for the purposes of any Finance Document for that Lender to participate in, or maintain its participation in the relevant Loan, to perform any of its material obligations or to exercise any of its material rights under any of the Finance Documents; (b) any Finance Document becoming invalid, ineffective or unenforceable, in whole or in part, or ceasing to constitute the legally valid, binding and enforceable obligations of the parties with the result that the interests of any Finance Party under any Finance Document are materially and adversely affected; or (c) any Security Document ceasing to constitute perfected Security in the relevant Security Property, in each case as a result of an event which is not caused by, and is beyond the control of, the Obligors. “Illegality Repayment Date” means, in relation to an Illegality Event, the earliest of: (a) if the Illegality Event has occurred, the date notified to the Borrower by the Agent to be the Illegality Repayment Date; (b) if the Illegality Event has not occurred, the date falling thirty (30) days before the date on which the Illegality Event will occur; and (c) the date agreed by the Agent and the Borrower which falls before the dates referred to in paragraphs (a) and (b) above which would enable the Borrower to minimise the amounts that it is required to pay under paragraph (b) of Clause 7.9 (Restrictions). “IMO” means the International Maritime Organisation. “IMO Guidelines” means any guidelines adopted by the IMO from time to time. “Increase Confirmation” means a confirmation substantially in the form set out in Schedule Schedule 12 (Form of Increase Confirmation). “Increase Lender” has the meaning given to that term in Clause 2.9 (Increase). “Increased Costs” means: 1

(a) a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital; (b) an additional or increased cost; or (c) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document. “Indemnitee” means each Secured Party, its successors and assigns, and its shareholders, Affiliates, officers, agents and employees. “Insolvency Event” in relation to a Finance Party means the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of that Finance Party or all or substantially all of that Finance Party’s assets or any analogous procedure or step is taken in any jurisdiction with respect to that Finance Party. “Insurance Advisor” means an internationally recognised insurance advisor to be appointed by the Agent at its discretion. “Insurance Proceeds” means all proceeds of the Insurances payable to or received by or on behalf of any Obligor but excluding any such proceeds paid directly to a third party claimant. “Insurances” means all contracts and policies of insurance and/or reinsurance and all entries in clubs and/or associations, of any kind relating to the Vessels taken out or, as the context requires, to be taken out from time to time and maintained in accordance with the Finance Documents, as more particularly described in Clause 25 (Insurances). “Insured” has the meaning given to it in the Sinosure Insurance Policy. “Insurers” means the entities with whom the Insurances are effected and maintained. “Intercreditor Agreement” means the intercreditor agreement entered into on the date of this Agreement between the Original Lenders, the Agent, the Security Agent, the Original Hedging Bank and the Obligors. “Interest Expense” has the meaning given to it in Clause 21 (Financial covenants). “Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest). “ISM Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A 741 (18) and A 788 (19) of the International Maritime Organisation and incorporated into the International Convention for the Safety of Life at Sea (SOLAS), 1974 (as amended), and includes any amendments or extensions thereto and any regulation issued pursuant thereto. “ISPS Code” means the International Ship and Port Facility Security Code adopted by the International Maritime Organisation and includes any amendments or extensions thereto and any regulation issued pursuant thereto. 2

“LCIA” means the LCIA, previously known as the London Court of International Arbitration. “LCIA Rules” means the Rules of Arbitration of the LCIA at the time a Party files a request for arbitration in accordance with Clause 43.1(a) of this Agreement. “Lender” means: (a) any Original Lender; and (b) any other bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 2.9 (Increase) or Clause 27 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement and “Lenders” means all of them. “Liabilities” means all present and future moneys, debts and liabilities and obligations due, owing or incurred by the Obligors to any Secured Party under or in connection with any Finance Document (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently and whether as principal, guarantor, surety or otherwise). “LIBOR” means, in relation to any Loan: (a) the applicable Screen Rate; or (b) (if no Screen Rate is available for Dollars or the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in Dollars for a period comparable to the Interest Period for that Loan. “LMA” means the Loan Market Association. “Loan” means a Tranche A Loan, a Tranche B Loan or a Tranche C Loan. “Losses” includes all losses, payments, damages, liabilities, claims, proceedings, actions, penalties, fines, duties, fees, rates, levies, charges, demands, royalties or other sanctions of a monetary nature, insurance premiums, calls, judgements, costs and expenses and “Loss” shall be construed accordingly. “Loss Payable Clause” means the loss payable clause substantially in the form set out in Schedule 11 (Form of Loss Payable Clause). “Majority Hedging Bank” has the meaning given to that term in the Intercreditor Agreement. “Majority Lenders” means: (a) if there are no Loans then outstanding, at least 2 Lenders whose Commitments aggregate not less than 71 per cent, of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated not less than 71 per cent, of the Total Commitments immediately prior to the reduction); or (b) at any other time, at least 2 Lenders whose participations in the Loans then outstanding aggregate not less than 71 per cent, of all the Loans then outstanding. 3

“Management Agreement” means: (a) in relation to Vessel A, the management agreement to be entered into between Borrower A and the Manager; (b) in relation to Vessel B, the management agreement to be entered into between Borrower B and the Manager; and (c) in relation to Vessel C, the management agreement to be entered into between Borrower C and the Manager, and collectively the “Management Agreements”. “Management Agreement Assignment” means each assignment of a Borrower’s rights under the Management Agreement to which it is a Party, executed or (as the case may be) to be executed by the relevant Borrower in favour of the Security Agent and collectively the “Management Agreement Assignments”. “Manager” means, in relation to each Vessel, Danaos Shipping Company Limited or any replacement thereof as manager of the relevant Vessel appointed by the Borrower with the prior written consent of the Agent (acting on the instructions of the Majority Lenders). “Manager’s Undertaking” means, in relation to each Vessel, an undertaking executed or to be executed by the Manager in favour of the Security Agent in the form set out in Schedule 16 (Form of Manager’s Undertaking). “Mandatory Cost” means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost formula). “Margin” means 2.85 per cent. per annum. “Material Adverse Effect” means a material adverse effect on or material adverse change in: (a) the business, condition (financial or otherwise) or operations, performances, properties or prospects of the Group or the Obligors taken as a whole; (b) the ability of any Obligor to perform and comply with its obligations under any Finance Document or the ability of Sinosure to perform and comply with its obligations under the Sinosure Insurance Policy; (c) the validity, legality or enforceability of any Finance Document or the Sinosure Insurance Policy or the rights or remedies of any Secured Party thereunder; or (d) the validity, legality or enforceability of any Security expressed to be created pursuant to any Security Document or on the priority and ranking of any of that Security. “Mil Policy” means a mortgagees’ interest policy on terms and conditions provided by an independent insurance broker as approved by the Security Agent and maintained by the Security Agent in accordance with Clause 25 (Insurance). 4

“Minimum Liquidity” has the meaning given to it in Clause 21 (Financial covenants). “Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that: (a) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month. The above rules will only apply to the last Month of any period. “Mortgage” means each first priority mortgage in the form approved by the Flag State and any deed of covenant collateral thereto, respectively executed or to be executed in respect of the Vessels by the relevant Borrower in favour of the Security Agent in the form set out in Schedule 13 (Form of Mortgage) and collectively the “Mortgages”. “New Lender” has the meaning given to it in Clause 27.1 (Assignments and transfers by the Lenders). “Obligor” means a Borrower or the Guarantor. “Operative Documents” means: (a) the Management Agreements; (b) the Shipbuilding Contracts; (c) the Sinosure Insurance Policy; (d) the Time Charters; and (e) any other document which the Borrowers and the Agent agree in writing to be material to the financing hereunder and designate as an Operative Document, in each case until such document has lapsed, been fully performed or expired in accordance with its terms. “Operator” means any person who is from time to time concerned in the operation of a Vessel and falls within the definition of “Company” set out in rule 1.1.2 of the ISM Code. “Original Financial Statements” means in relation to the Guarantor, the audited consolidated financial statements of the Group for the financial year ended 31 December 2009. “Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its Lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union. “Party” means a party to this Agreement including any New Lender who has become a party to this Agreement pursuant to Clause 27.5 (Procedure for transfer) and, for the purposes of Clause 29 (Role of the Security Agent, the Agent and the Arranger) and Schedule 7 (Security Agency provisions), includes any Secured Party. 5

“Permitted Liens” means: (a) any Security in favour of a Secured Party created pursuant to the Security Documents; (b) any lien for master’s, officer’s, crew’s or stevedores’ wages outstanding in the ordinary course of trading; (c) any lien for salvage or collision; (d) any ship repairer’s or outfitter’s possessory lien for a sum not (except with the prior written consent of the Agent) exceeding $750,000 but only to the extent such lien does not, when aggregated with any other such lien existing in respect of the Group, exceed $2,000,000; (e) liens arising in the ordinary course of trading by statute or by operation of law in respect of obligations which are not overdue; (f) any Security over goods supplied to a Borrower in the ordinary course of business arising out of the retention of title or similar provision in the supplier’s standard conditions of supply when the amount secured by such Security does not exceed $500,000; and (g) liens for Taxes which are either not yet assessed or, if assessed, not yet due, or which are being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided) so long as any such proceedings or the continued existence of such lien do not involve any reasonable likelihood of the sale, forfeiture or loss of, or of any interest in, a Vessel, provided that in the case of paragraph (b) to (f), the amounts which give rise to such Security are not overdue or which are being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided) so long as any such proceedings or the continued existence of such lien do not involve any reasonable likelihood of the sale, forfeiture or loss of, or of any interest in, a Vessel. “Pollutant” means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980; “PRC” means the People’s Republic of China. “Preplacement Date” for a Vessel, has the meaning given to it in Clause 4.2(b). “Quotation Day” means, in relation to an interest rate to be determined for a daily period, that day, and in relation to any other period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations for that currency and period would normally be given by leading banks in the Relevant interbank Market on more than one day, the Quotation Day will be the last of those days). 17

“Reference Banks” means, in relation to LIBOR and Mandatory Cost, the principal London offices of Citibank N.A., HSBC Bank PLC and Barclays Bank PLC or such other banks as may be appointed by the Agent in consultation with the Obligors. “Registry” means the offices of the Malta International Ship Register or such other registry of such other state or territory proposed in writing by a Borrower and approved by the Agent in writing. “Regulatory Agency” means any Competent Authority or other organisation in the Flag State which has been designated by the government of the Flag State to implement and/or administer the provisions of the ISM Code. “Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund, or if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund. “Related Indemnitee” means, in relation to any Party, any shareholder, Affiliate, officer, agent or employee of that Party who is an Indemnitee. “Relevant Interbank Market” means the London interbank market. “Relevant Period” has the meaning given to it in Clause 21 (Financial covenants). “Repayment Date” means in relation to each Tranche, the First Repayment Date relating to that Tranche and each date falling at six-Monthly intervals thereafter up to and including the Final Maturity Date relating to that Tranche. “Repeating Representations” means each of the representations set out in Clauses 19.1(a) (Status) to 19.1(d) (Power and authority), 19.1(f) (Governing law and enforcement), 19.1(i) (No default), 19.1(k) (Financial statements) to 19.1(y) (Solvency) and, following a Delivery Date, Clauses 19.2(a) (Vessels) to 19.2(h) (ISM Code and ISPS Code compliance). “Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian. “Requisition Compensation” means all sums of money or other compensation from time to time payable by reason of the Compulsory Acquisition of a Vessel. “Scheduled Delivery Date” for a Vessel, has the meaning given to it in Clause 4.2(b). “Screen Rate” means the British Bankers Association Interest Settlement Rate for Dollars for the relevant period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Obligors and the Lenders. “Secured Party” means a Finance Party and/or a Hedging Bank. “Security” means a mortgage, charge, pledge, lien, hypothecation, assignment, trust arrangement, or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. 18

“Security Document” means: (a) the Accounts Charges; (b) the Assignments of Earnings and Insurances; (c) the Hedging Documents Assignment; (d) the Manager’s Undertaking; (e) the Mortgages; (f) the Management Agreement Assignments; (g) the Share Charges; (h) the Time Charter Assignments; and (i) all other agreements and documents executed from time to time pursuant to any of the foregoing including, to the extent not listed above, all notices of assignment given pursuant to, and as contemplated by, any of the documents in paragraphs (a) to (h) above and the acknowledgements to the notices of assignment (in a form acceptable to the Agent) and any present or future document confirming or evidencing any Security or guarantee for, or in relation to, any amount owed to the Secured Parties; and (j) any other agreement or document which the Security Agent may from time to time designate in writing as a Security Document with the consent of the Borrowers (such consent not to be unreasonably withheld or delayed). “Security Property” has the meaning given to it in Schedule 7 (Security agency provisions). “Seller” means, together, the Shipbuilder and China Shipbuilding Trading Company Limited, a company organised and existing under the laws of the People’s Republic of China, having its registered office at Marine Tower, No.1 Pudong Da Dao, Shanghai 200120, the People’s Republic of China. “Seller’s Account” means the account of the Seller held with the Seller’s Bank at Bank of China, New York Branch, 410 Madison Avenue, New York, N.Y. 10017, USA, for credit to the account of the Shipbuilder with Bank of China, Head Office, Banking Department, Beijing, the People’s Republic of China with account number 00070318094014. “Seller’s Bank” means a bank of the Seller previously approved in writing by the Agent. “Senior Discharge Date” has the meaning given to that term in the intercreditor Agreement. “Share Charge” means each share charge executed or (as the case may be) to be executed by the legal and beneficial owners of the issued share capital in each Borrower in favour of the Security Agent in the form set out in Schedule 18 (Form of Share Charge) and collectively the “Share Charges”. “Shipbuilder” means Shanghai Jiangnan Changxing Heavy Industry Company Limited, a company organised and existing under the laws of the People’s Republic of China, having its registered office at Fangyuan Mansion, 56(Yi), Zhongguancun Nan Da „Jie, Beijing 100044, The People’s Republic of China. 19

“Shipbuilding Contract” means: (a) in relation to Vessel A, the shipbuilding contract entered into in respect of Vessel A between Borrower A and the Seller dated 2 March 2007; (b) in relation to Vessel B, the shipbuilding contract entered into in respect of Vessel B between Borrower B and the Seller dated 2 March 2007; and (c) in relation to Vessel C, the shipbuilding contract entered into in respect of Vessel C between Borrower C and the Seller dated 2 March 2007, and collectively the “Shipbuilding Contracts”. “Sinosure” means China Export & Credit Insurance Corporation, a company incorporated under the laws of PRC, having its head office at Fortune Times Building, 11 Fenghuiyuan, Xicheng District, Beijing, China. “Sinosure Insurance Policy” means the policy of medium and long term export insurance issued by Sinosure to the Insured in respect of the risks arising under this Agreement, providing a compensation covering no less than 95% of the aggregate of the principal and accrued interest under the Facility commercial and political cover in a form and substance acceptable to the Lenders. “Sinosure Premium” means the insurance premium of US$8,798148.66 payable in Dollars to Sinosure under the Sinosure insurance Policy in respect of the cover provided by Sinosure under the Sinosure Insurance Policy. “SMC” means a safety management certificate to be issued in respect of each of the Vessels in accordance with rule 13 of the ISM Code. “Specified Amount” has the meaning given to it in Clause 20.6(e). “Specified Time” means a time determined in accordance with Schedule 9 (Timetables). “Subsidiary” means in relation to any company, corporation or other legal entity, (a “holding company”), a company, corporation or other legal entity: (a) which is controlled, directly or indirectly, by the holding company; (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the holding company; or (c) which is a subsidiary of another subsidiary of the holding company, and, for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to determine the composition of the majority of its board of directors or equivalent body. “Swap Rate” means for any applicable period: (a) the rate per annum equal to the quotation for US Dollars for a period equal to, or as near as possible equal to, the relevant applicable period which appears on page ISDAFIXI (or other replacement or appropriate page) of the Reuters Monitor Money Rates Service 20 on the Second Business Day prior to the commencement of the applicable period as of 11.00 am New York time; and (b) if the Majority Lenders do not consider the rate quoted by Reuters Monitor Money Rates Service to accurately reflect the interest swap rate or if no rate is quoted on the appropriate page of the Reuters Monitor Money Rates Service, the rate per annum determined by the Majority Lenders to be the Interest Rate Swap Rate for a period equal to, or as near as possible equal, to the relevant applicable period. “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). “Taxes Act” means the Income and Corporation Taxes Act 1988. “Time Charter” means: (a) in relation to Vessel A, the time charter entered into in respect of Vessel A between Borrower A and the Time Charterer dated 17 September 2007; (b) in relation to Vessel B, the time charter entered into in respect of Vessel B between Borrower B and the Time Charterer dated 17 September 2007; and (c) in relation to Vessel C, the time charter entered into in respect of Vessel C between Borrower C and the Time Charterer dated 17 September 2007, and collectively the “Time Charters”. “Time Charter Assignment” means each assignment of the Time Charter relating to a Vessel, executed or to be executed by the relevant Borrower relating to that vessel in favour of the Security Agent in the form set out in Schedule 14 (Form of Time Charter Assignment) and collectively the “Time Charter Assignments”. “Time Charterer” means CMA CGM S.A., or any other entity approved by the Agent (acting on the instructions of the Majority Lenders) as a time charterer. “Total Adjusted Assets” has the meaning given to it in Clause 21 (Financial covenants). “Total Commitments” means the aggregate of the Commitments being US$203,400,000 at the date of this Agreement. “Total Loss” means, in relation to each Vessel: (a) the actual, constructive, compromised, agreed or arranged total loss of that Vessel; or (b) the Compulsory Acquisition of that Vessel; or (c) the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of that Vessel (other than where the same amounts to Compulsory Acquisition of that Vessel) which deprives the relevant Borrower of the use of such Vessel for 30 consecutive days; “Total Loss Date” means, in relation to each Vessel: 21

(a) in the case of an actual total loss of a Vessel, on the actual date and at the time such Vessel was lost or, if such date is not known, on the date on which such Vessel was last reported; (b) in the case of a constructive total loss of a Vessel, upon the date and at the time notice of abandonment of that Vessel is given to the insurers of such Vessel for the time being (provided a claim for total loss is admitted by such insurers) or, if such insurers do not forthwith admit such a claim, at the date and at the time at which either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjudged by a competent court of law or arbitration tribunal to have occurred and, in any event, no later than one hundred and twenty (120) days after the date on which the Vessel was lost, or if such date is not known, after the date on which such Vessel, was last reported; (c) in the case of a compromised, agreed or arranged total loss of a Vessel, on the date upon which a binding agreement as to such compromised, agreed or arranged total loss has been entered into by the insurers of such Vessel; (d) in the case of Compulsory Acquisition of a Vessel, on the date upon which the relevant requisition of title or other compulsory acquisition occurs; and (e) in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Vessel (other than where the same amounts to Compulsory Acquisition of such Vessel) which deprives the relevant Borrower of the use of such Vessel for 30 consecutive days, upon the expiry of the period of 30 days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred. “Total Loss Proceeds” means, in relation to each Vessel, the insurance proceeds, Requisition Compensation, or refund from the Seller in accordance with Article XII 2(b) of the relevant Shipbuilding Contract upon a Total Loss of that Vessel prior to its Delivery or any other amount by way of compensation, damages or similar payment for the loss of or damage to the Vessel arising in each case in respect of a Total Loss of that Vessel. “Total Loss Repayment Date” means, in relation to each Vessel, the earlier of: (a) the next Repayment Date following receipt of any Total Loss Proceeds for that Vessel; and (b) the date falling one hundred and twenty (120) days after the Total Loss Date for that Vessel; or such other date as the Agent (acting on the instructions of the Majority Lenders) may direct. “Total MtM Exposure” means the total mark to market exposure of all transactions under the Hedging Documents. “Tranche” means Tranche A, Tranche B or Tranche C, as appropriate. “Tranche A” means Tranche A of the Facility made available under this Agreement as described in Clause 2.2(a) (Tranche A) 22

“Tranche A Loan” means a loan made or to be made under Tranche A of the Facility or the principal amount outstanding for the time being of that loan. “Tranche B” means Tranche B of the Facility made available under this Agreement as described in Clause 2.3(a) (Tranche B). “Tranche B Loan” means a loan made or to be made under Tranche B of the Facility or the principal amount outstanding for the time being of that loan. “Tranche C” means Tranche C of the Facility made available under this Agreement as described in Clause 2.4(a) (Tranche C). “Tranche C Loan” means a loan made or to be made under Tranche C or the principal amount outstanding for the time being of that loan. “Transaction” means a Transaction as defined in and entered into pursuant to any of the Hedging Documents. “Transaction Document” means each Operative Document and each Finance Document and collectively the “Transaction Documents”. “Transfer Certificate” means a certificate substantially in the form set out in Part I of Schedule 5 (Form of Transfer Certificate and Accession Letter) or any other form agreed between the Agent and the Obligors. “Transfer Date” means, in relation to a transfer, the later of: (a) the proposed Transfer Date specified in the Transfer Certificate; and (b) the date on which the Agent executes the Transfer Certificate. “Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents. “US Operations” means any operations, loading or discharging of cargo in the United States of America or transit through the “exclusive economic zone” as defined in the US Oil Pollution Act of 1990 (or any part thereof). “US$” and “$” and “Dollars” means the lawful currency for the time being of the United States of America. “Utilisation” means a utilisation of the Facility. “Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made. “Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Requests). “Valuation” means in relation to a Vessel, a valuation performed pursuant to Clause 24.8 (Valuations). “VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature. “Vessel” means Vessel A, Vessel B or Vessel C, as appropriate. 23

“Vessel A” means a 8,530 teu container ship of approximately 101,000 dwt to be built by the Shipbuilder pursuant to the Shipbuilding Contract for Vessel A, which is to be identified during construction as Hull No. Z00002 and which is to be registered in the name of Borrower A through the Registry upon its Delivery Date. “Vessel B” means a 8,530 teu container ship of approximately 101,000 dwt to be built by the Shipbuilder pursuant to the Shipbuilding Contract for Vessel B, which is to be identified during construction as Hull No. Z00003 and which is to be registered in the name of Borrower B through the Registry upon its Delivery Date. “Vessel C” means a 8,530 teu container ship of approximately 101,000 dwt to be built by the Shipbuilder pursuant to the Shipbuilding Contract for Vessel C, which is to be identified during construction as Hull No. Z00004 and which is to be registered in the name of Borrower C through the Registry upon its Delivery Date. “Vote Disclosure Termination Date” means the date on which the Agent issues a notice pursuant to Clause 29.2(h)(ii) of this Agreement. 1.2 Construction (a) Unless a contrary indication appears, any reference in this Agreement to: (i) the “Agent”, the “Sinosure Agent”, any “Arranger”, any “Finance Party”, any “Hedging Bank”, “Sinosure”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party” or the “Security Agent” shall be construed so as to include its successors in title, permitted assigns and permitted transferees; (ii) “assets” includes present and future properties, revenues and rights of every description; (iii) a “Finance Document”, an “Operative Document”, a “Transaction Document” or any other agreement or instrument is a reference to that Finance Document, Operative Document, Transaction Document or other agreement or instrument as amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerously) or replaced and includes any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under that Finance Document or other agreement or instrument; (iv) “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent; (v) a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality); (vi) a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; (vii) a provision of law is a reference to that provision as amended or re-enacted; 24

(viii) a time of day is a reference to London time; (ix) “law” includes, common, customary or civil law or any constitution, decree, judgment, legislation, order, ordinance, treaty or other legislative, judicial or administrative measure, requirement or decision (or its interpretation or application) whether or not having the force of law but if not having the force of law only if the persons to whom it is intended to apply generally comply with it; and (x) a “party” to any agreement or instrument includes a reference to that person’s successors, permitted assigns and permitted transferees. (b) Section, Clause and Schedule headings are for ease of reference only. (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. (d) A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived. 1.3 Third Party rights (a) A Party may enforce the provisions of any indemnity set out in this Agreement on behalf of any Related Indemnitee. (b) Subject to paragraph (a) above, the terms of this Agreement may be enforced only by a Party to it and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded. (c) Notwithstanding any provision of this Agreement, the Parties do not require the consent of any third party to rescind or vary this Agreement at any time. 25

SECTION 2 THE FACILITY 2. THE FACILITY 2.1 The Facility Subject to the terms of this Agreement, the Lenders make available to the Borrowers a term loan facility in Dollars in an aggregate amount equal to the Total Commitments. 2.2 Tranche A (a) Subject to the terms of this Agreement, the Lenders make available Tranche A of the Facility to Borrower A in respect of Vessel A, in an amount not exceeding the aggregate of the Commitments applicable to Tranche A. (b) Two (2) Loans only may be requested under Tranche A of the Facility in respect of Vessel A: (i) the first such Loan shall be in an amount which is the lower of US$67,800,000 and such part (if any) of the Final Instalment of the Contract Price due by Borrower A to the Seller under Shipbuilding Contract for Vessel A and shall be used in or towards payment of such part (if any) of the Final Instalment on the Delivery Instalment Fund Transfer Date; and (ii) the second such Loan shall be in an amount equal to the Available Commitment in respect of Tranche A which remains after deducting the amount in paragraph (i) above and shall, on the Delivery Date for Vessel A, be used for the purposes set out in Clause 3.1 (Purpose). 2.3 Tranche B (a) Subject to the terms of this Agreement, the Lenders make available Tranche B of the Facility to Borrower B in respect of Vessel B in an amount not exceeding the aggregate of the Commitments applicable to Tranche B. (b) Two (2) Loans only may be requested under Tranche B of the Facility in respect of Vessel B: (i) the first such Loan shall be in an amount which is the lower of US$67,800,000 and such part (if any) of the Final Instalment of the Contract Price due by Borrower B to the Seller under Shipbuilding Contract for Vessel B and shall be used in or towards payment of such part (if any) of the Final Instalment on the Delivery Instalment Fund Transfer Date; and (ii) the second such Loan shall be in an amount equal to the Available Commitment in respect of Tranche B which remains after deducting the amount in paragraph (i) above and shall, on the Delivery Date for Vessel B, be used for the purposes set out in Clause 3.1 (Purpose). 2.4 Tranche C (a) Subject to the terms of this Agreement, the Lenders make available Tranche C of the Facility to Borrower C in respect of Vessel C in an amount not exceeding the aggregate of the Commitments applicable to Tranche C. 26

(b) Two (2) Loans only may be requested under Tranche C of the Facility in respect of Vessel C: (i) the first such Loan shall be in an amount which is the lower of US$67,800,000 and such part (if any) of the Final Instalment of the Contract Price due by Borrower C to the Seller under Shipbuilding Contract for Vessel C and shall be used in or towards payment of such part (if any) of the Final Instalment on the Delivery Instalment Fund Transfer Date; and (ii) the second such Loan shall be in an amount equal to the Available Commitment in respect of Tranche C which remains after deducting the amount in paragraph (i) above and shall, on the Delivery Date for Vessel C, be used for the purposes set out in Clause 3.1 (Purpose). 2.5 Sinosure override (a) Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall oblige any Secured Party to act (or omit to act) in a manner that is inconsistent with any requirement of Sinosure under or in connection with the Sinosure Insurance Policy and, in particular: (i) the Agent shall be authorised to take all such actions as it may deem necessary to ensure that all requirements of Sinosure under or in connection with the Sinosure Insurance Policy are complied with; and (ii) the Agent shall not be obliged to do anything if, in its opinion, to do so could result in a breach of any requirements of Sinosure under or in connection with the Sinosure Insurance Policy or affect the validity of the Sinosure Insurance Policy. (b) Nothing in this Clause 2.5 (Sinosure override) shall affect the rights or obligations of the Obligors. 2.6 Secured Parties’ rights and obligations (a) The obligations of each Secured Party under the Finance Documents are several. Failure by a Secured Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Secured Party is responsible for the obligations of any other Secured Party under the Finance Documents. (b) The rights of each Secured Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Secured Party from an Obligor shall be a separate and independent debt. (c) A Secured Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents. 2.7 Termination of Commitments The Lenders’ Commitment under the Facility in respect of a Tranche will terminate on the expiry of the Availability Period relating to that Tranche or, if earlier, upon the relevant Vessel the subject of that Tranche being sold or becoming a Total Loss. Any part of a Commitment undrawn at the end of the Availability Period or upon the relevant Vessel being sold or becoming a Total Loss will be immediately cancelled. 1

2.8 Obligor& rights and obligations (a) The obligations of each of the Obligors under this Agreement and the Finance Documents, including the obligations to repay Loans and make payments under Hedging Documents, shall be joint and several, and absolute and unconditional. The failure by an Obligor to perform its obligations under the Finance Documents shall constitute a failure by each other Obligor in the performance of its obligations under the Finance Documents. Each Obligor shall be responsible for the performance of the obligations of the other Obligors under the Finance Documents. (b) The Secured Parties or any of them may take action against any of the Obligors and/or may release or compromise in whole or in part the liability of any of the Obligors under this Agreement or any other Finance Document or grant any time or other indulgence to any of the Obligors in each case without affecting the liability of each other Obligor. (c) Each Obligor may separately enforce its rights under the Finance Documents and such rights may not be enforced by any other Obligor. (d) Each Obligor agrees to be bound by the Finance Documents to which it is, or is to be, a party notwithstanding that each other Obligor which is intended to sign or to be bound may not do so or be effectually bound and notwithstanding that any of the Finance Documents may be invalid or unenforceable against any other Obligor, whether or not the deficiency is known to any Finance Party. (e) None of the obligations or liabilities of the Obligors under this Agreement or any other Finance Document shall be discharged or reduced by reason of (i) the insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of any person whatsoever or any change of name or style or constitution of an Obligor or any other person liable; (ii) any Finance Party granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of, an Obligor or any other person liable or renewing, determining, varying or increasing, any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever, or concurring in, accepting, varying any compromise, arrangement or settlement or omitting to claim or enforce payment from an Obligor or any other person liable; or (iii) anything done or omitted which but for this provision might operate to exonerate the Obligors or any of them. (f) None of the Finance Parties shall be obliged to make any claim or demand or to resort to any Finance Document or other means of payment now or hereafter held by or available to it for enforcing this Agreement or any of the Finance Documents against an Obligor or any other person liable and no action taken or omitted by the Finance Parties in connection with any such Finance Document or other means of payment will discharge, reduce, prejudice or affect the liability of the Obligors under this Agreement and the Finance Documents to which they are, or are to be, a party. (g) Each Obligor agrees that, while any part of the Total Commitment remains outstanding, and until the Agent is satisfied that all the Liabilities have been irrevocably paid in full and that all facilities 2 which might give rise to the Liabilities have terminated, it will not, without the prior written consent of the Agent: (i) exercise any right of subrogation, reimbursement, contribution and indemnity against any other Obligor or any other person liable; (ii) demand or accept repayment in whole or in part of any Financial Indebtedness now or hereafter due to such Obligor from any other Obligor or from any other person liable or demand or accept any guarantee, indemnity or other assurance against financial loss or any document or instrument creating or evidencing any Security in respect of the same or dispose of the same; (iii) take any steps to enforce any right against any other Obligor or any other person liable in respect of any such moneys; or (iv) claim any set-off or counterclaim against any other Obligor or any other person liable or claiming or proving in competition with any Finance Party in the liquidation of any other Obligor or any other person liable or have the benefit of, or share in, any payment from or composition with, any other Obligor or any other person liable or any other Finance Document now or hereafter held by any Finance Party for any moneys owing under this Agreement or for the obligations or liabilities of any other person liable but so that, if so directed by the Agent it will prove for the whole or any part of its claim in the liquidation of any other Obligor or other person liable on terms that the benefit of such proof and all moneys received by it in respect thereof shall be held on trust for the Finance Parties and applied in or towards discharge of any moneys owing under the Finance Documents in such manner as the Agent shall deem appropriate. 2.9 increase (a) The Guarantor may by giving prior notice to the Agent by no later than the date falling 5 Business Days after the effective date of a cancellation of the Available Commitments of a Defaulting Lender in accordance with Clause 7.8 (Right of cancellation in relation to a Defaulting Lender, request that the Total Commitments be increased (and the Total Commitments under that Facility shall be so increased) in an aggregate amount in Dollars of up to the amount of the Available Commitments or Commitments so cancelled as follows: (A) the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds, Sinosure or other entities (each an “Increase Lender”) selected by the Guarantor (each of which shall not be a member of the Group and which is further acceptable to the Agent (acting on the instructions of all of the Lenders)) and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender; (B) each of the Obligors and any increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the increase Lender been an Original Lender; 3

(C) each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender; (D) the Commitments of the other Lenders shall continue in full force and effect; and (E) any increase in the Total Commitments shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied. (b) An increase in the Total Commitments will only be effective on: (i) the execution by the Agent of an Increase Confirmation from the relevant Increase Lender; and (ii) in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase: (A) the Increase Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement and each Account Charge; and (B) the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Agent shall promptly notify to the Company and the Increase Lender. (c) Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective. (d) The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a Fee Letter. (e) Clause 27.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to: (i) an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase; (ii) the “New Lender” were references to that “Increase Lender”; and (iii) a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.” 4

3. PURPOSE 3.1 Purpose Each Borrower shall apply all amounts borrowed by it under any Tranche of the Facility towards (i) such part (if any) of the Final Instalment of the relevant Vessel the subject of that Tranche and (ii) refinancing such part of the Contract Price paid by the relevant Borrower in respect of that Vessel, respectively as referred to in Clause 2 (The Facility). The Facility consists of Tranche A (applicable to Vessel A), Tranche B (applicable to Vessel B) and Tranche C (applicable to Vessel C). 3.2 Monitoring No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement. 4. CONDITIONS OF UTILISATION 4.1 Initial Conditions precedent (a) A Borrower may deliver a Utilisation Request if the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Initial Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the relevant Borrower and the Lenders promptly upon being so satisfied. (b) The Agent shall not: (i) confirm that the Sinosure Insurance Policy is in a form and substance satisfactory to it; or (ii) waive delivery of the Sinosure Insurance Policy as a condition precedent under paragraph 1 (f) of Part I of Schedule 2 (Initial Conditions Precedent), unless instructed to do so by all of the Lenders. 4.2 Conditions precedent to a Loan (a) The obligation of the Lenders to make a Loan shall be subject to the condition that the Agent has received, not later than three (3) Business Days before the day on which such Loan is to be made, all of the documents and other evidence listed in Part 11 of Schedule 2 (Conditions precedent to a Loan) in form and substance satisfactory to the Agent. The Agent shall notify the relevant Borrower and the other Secured Parties promptly upon being so satisfied. (b) The Lenders and the Agent acknowledge that, pursuant to Article II 4(f) of any Shipbuilding Contract, such part (if any) of the Final Instalment required to be deposited into the Seller’s Account with the Seller’s Bank on a date (the “Preplacement Date”) which is at least four (4) Business Days prior to the proposed Delivery Date of a Vessel (the “Scheduled Delivery Date”) and that, as a result, paragraphs 1(c), 4, 6, 7, 8, 10, 11, 13, 16 and 18 of the conditions precedent specified in Part II of Schedule 2 (Conditions precedent to a Loan) set out in Clause 4.4 (Further Conditions Precedent) may not be satisfied by the date such deposit (and the associated Loan) is made. (c) Notwithstanding Clause 4.2(b), each Loan under a Tranche shall be made by the Lenders on the relevant Preplacement Date as follows: 5

(i) the first Loan to be made under a Tranche in respect of the Final Instalment of any Vessel shall be remitted by the Agent on behalf of the Lenders to the Seller’s Bank in the manner set out in paragraph (d) below. The Agent will instruct the Seller’s Bank to release such Loan to the Seller’s Account on the Delivery Date relating to that Vessel upon satisfaction of all of the conditions precedent set out in Part II of Schedule 2 (Conditions precedent to a Loan) and set out in Clause 4.4 (Further conditions precedent). Such release of funds shall be deemed to satisfy the relevant Borrower’s obligation to pay the instalments due on the Delivery Date for a Vessel under the relevant Shipbuilding Contract. (ii) any second Loan that is made under a Tranche which does not form part of the Final Instalment of any Vessel shall be remitted by the Agent on behalf of the Lenders to the Security Agent, to be conditional credited to a non-interest bearing suspense account of the Security Agent. The Security Agent shall release such Loan to the Borrower on the Delivery Date relating to that Vessel upon satisfaction of all of the conditions precedent set out in Pad ll of Schedule 2 (Conditions precedent to a Loan) and set out in Clause 4.4 (Further conditions precedent). (d) The Final Instalment to be remitted by the Agent in accordance with paragraph (c)(i) above shall be deposited subject to irrevocable instructions delivered by authenticated Swift MT 199 substantially in the following form: “We have today remitted to [insert name of the Shipbuilder’s Bank] (insert international recognition codes)) the amount of [ ] (the “Deposit”), to be held in the name of Citibank International Plc, London Branch. This payment is made in connection with the instalments which will become payable by [insert name of the Borrower] (the “Buyer”) to [insert name of the Shipbuilder] (the “Shipbuilder”) under the terms of the shipbuilding contract dated [ ] [as amended on [ ] ] relating to hull no. [ ] (the “Vessel”). You are irrevocably instructed to hold the Deposit in escrow and to release the Deposit to the Shipbuilder only upon your receipt of a copy of the Protocol of Delivery and Acceptance relating to the Vessel signed by the Shipbuilder and the Buyer and acknowledged as to the release of funds by Citibank International Plc, London Branch. If at any time you receive instructions from us to release the Deposit to us you shall return the Deposit, together with any accrued interest, to us (for credit to Citibank N.A., New York, Swift address: CITIUS33, FW02000089, favour Citibank International Plc, London Branch, Swift code: CITTGB2LELA, account number 10963054, Attention: Loans Agency, Ref: ([insert Borrower’s name])) upon your receipt of written instructions from us to do so. If, by [ ] ( [ ] time) on the date which falls fourteen (14) days after the [here insert the scheduled delivery date] or such longer period as we may agree, we have not ordered the release of the Deposit to the Shipbuilder in accordance with the above instructions you shall (unless otherwise instructed by us) return the Deposit, together with any accrued interest, to us (for credit to the account referred to above) on and for value on the date which falls fourteen (14) days after the scheduled delivery date or such longer period as we may agree.” (e) The Borrowers undertake with the Finance Parties: 6

(i) not to sign a Protocol of Delivery and Acceptance in respect of a Vessel unless (A) the Agent has confirmed that the conditions precedent relating to that Vessel specified in Part II of Schedule 2 (Conditions precedent to a Loan) have been or will, simultaneously with such signing, be satisfied and that each of the other conditions precedent remains satisfied and (B) the Agent has countersigned such Protocol of Delivery and Acceptance; and (ii) to immediately repay each Loan, together with interest thereon (calculated in accordance with Clause 8.2 (Payment of interest)), on the date which Seller’s Bank is required to return any Loan to the Agent in accordance with the irrevocable instructions in paragraph (d) above (regardless of whether the Seller’s Bank has then carried out such instructions), provided that any money returned to the Agent pursuant to paragraph (g) below shall be applied by it in satisfaction of such obligation. (f) The Borrowers irrevocably and unconditionally undertake that they shall not give any instructions to the Seller or the Seller’s Bank which are inconsistent with the instructions given by the Agent under Clause 4.2(c). (g) If the Delivery of a Vessel has not occurred within fourteen (14) days after the proposed Delivery Date of such Vessel: (i) the Seller’s Bank shall immediately return any Loan relating to a Vessel which has been remitted to the Seller’s Bank, together with interest thereon (if any), to the Agent; and (ii) the Security Agent shall immediately return any Loan relating to a Vessel which has been remitted to it, together with interest thereon (if any), to the Agent. Moneys returned to the Agent shall, subject to Clause 4.2(h), be applied by the Agent in satisfaction of such obligation of the Borrowers in paragraph (e)(ii) above and in payment of any amounts payable by the Borrowers under this Agreement (h) Any return of a Loan in accordance with Clause 4.2(g) shall not, unless the Borrower so requests, be regarded as a prepayment of such Loan and the amount returned shall, subject to the terms of this Agreement, remain available to be utilised by the relevant Borrower. 4.3 Conditions subsequent to a Loan The Borrowers undertake that they will provide the documents and evidence set out in Part Ill of Schedule 2 (Conditions Subsequent) to the Agent and to each Hedging Bank on the Delivery Date of each Vessel. 4.4 Further conditions precedent The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) or paragraph (c) of Clause 4.2 (Conditions precedent to a Loan) if on the date of the Utilisation Request and on the proposed Utilisation Date or, in respect of paragraph (c) of Clause 4.2 (Conditions precedent to a Loan), on the date of release of the deposit referred to therein: (a) no Default is continuing or would result from the proposed Loan; (b) the Repeating Representations to be made by each Obligor are true in all material respects; 7

(c) the relevant Vessel has not been sold or no agreement or understanding with respect to the sale of the Vessel has been entered into; (d) no event which constitutes, or may in the reasonable opinion of the Agent constitute, a Total Loss has occurred with respect to a Vessel (either before or after Delivery); (e) no Change of Control has occurred; and (f) Sinosure has not advised any of the Lenders that the making of Loans should be suspended. 8

SECTION 3 UTILISATION 5. UTILISATION 5.1 Delivery of a Utilisation Request (a) Subject to the terms of this Agreement, a Borrower may utilise a Tranche by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time. (b) Borrower A may only issue a Utilisation Request in relation to Tranche A, Borrower B may only issue a Utilisation Request in relation to Tranche B and Borrower C may only issue a Utilisation Request in relation to Tranche C. 5.2 Completion of a Utilisation Request (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless: (I) it identifies the Facility and Tranche to be utilised; (ii) the proposed Utilisation Date is a Business Day within the Availability Period; (iii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); (iv) the proposed Interest Period complies with Clause 9 (Interest Periods); (v) it specifies the account and bank to which the proceeds of the Utilisation are to be credited; and (vi) it confirms that the relevant Loan is to be applied towards payment for one of the relevant purposes set out in Clause 3 (Purpose), as appropriate, and it specifies the purpose to which the relevant Loan is to be applied. (b) Only one Loan may be requested in each Utilisation Request. 5.3 Currency and amount (a) The currency specified in a Utilisation Request must be Dollars. (b) The amount of the proposed Loan must be in an amount equal to the lower of (i) the required amount set out in Clause 2.2(b) (Tranche A) in respect of a Tranche A Loan, Clause 2.3(b) (Tranche B) in respect of a Tranche B Loan or Clause 2.4(b) (Tranche C) in respect of a Tranche C Loan as the case may be, (ii) such amount which when aggregated with each other Loan made or to be made under that same Tranche does not exceed sixty (60) per cent of the lower of (x) the Contract Price as at the date of this Agreement and (y) the Contract Price as at the Delivery Date respectively for the Vessel relating to that Tranche and (iii) the Available Facility for the relevant Tranche to which such Loan relates. 5.4 Lenders’ participation (a) If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office. 9

(b) The amount of each Lender’s participation in a Tranche A Loan will be equal to the proportion borne by its Available Commitment in respect of Tranche A in respect of that Facility to the aggregate of all Lenders’ Available Commitments in respect of Tranche A under that Facility immediately prior to making the Tranche A Loan, (C) The amount of each Lender’s participation in a Tranche B Loan will be equal to the proportion borne by its Available Commitment in respect of Tranche B in respect of that Facility to the aggregate of all Lenders’ Available Commitments in respect of Tranche B under that Facility immediately prior to making the Tranche B Loan. (d) The amount of each Lender’s participation in a Tranche C Loan will be equal to the proportion borne by its Available Commitment in respect of Tranche C in respect of that Facility to the aggregate of all Lenders’ Available Commitments in respect of Tranche C under that Facility immediately prior to making the Tranche C Loan. (e) The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan by the Specified Time (and with respect to the Export-Import Bank of China the Agent shall notify via SWIFT). 5.5 Cancellation of Commitment The Total Commitments shall be immediately cancelled at the end of the Availability Period. 10

SECTION 4 REPAYMENT, ILLEGALITY, PREPAYMENT AND CANCELLATION 6. REPAYMENT 6.1 Repayment of Tranche A Loans (a) The Borrowers shall repay the Tranche A Loan made to Borrower A in twenty (20) equal instalments by repaying on each Repayment Date the Tranche A Loan in an amount equal to that set out opposite such Repayment Date in Part I of Schedule 6 (Loan repayment). (b) Borrower A may not re-borrow any part of Tranche A of the Facility which is repaid. 6.2 Repayment of Tranche B Loans (a) The Borrowers shall repay the Tranche B Loan made to Borrower B in twenty (20) equal instalments by repaying on each Repayment Date the Tranche B Loan in an amount equal to that set out opposite such Repayment Date in Part II of Schedule 6 (Loan repayment). (b) Borrower B may not re-borrow any part of Tranche B of the Facility which is repaid. 6.3 Repayment of Tranche C Loans (a) The Borrowers shall repay the Tranche C Loan made to Borrower C in twenty (20) equal instalments by repaying on each Repayment Date the Tranche C Loan in an amount equal to that set out opposite such Repayment Date in Part III of Schedule 6 (Loan repayment). (b) Borrower C may not re-borrow any part of Tranche C of the Facility which is repaid. 6.4 Adjustment to Loan repayment schedule The Repayment Dates set out in the first column of each of Part 1, Part II and Part III of Schedule 6 (Loan repayment) have been calculated on the assumption that the Delivery Date for Vessel A will be 24 June 2011, the Delivery Date for Vessel B will be 4 August 2011 and the Delivery Date for Vessel C will be 30 July 2011. If the Delivery Date assumed in each of Part I, Part II and Part III of Schedule 6 (Loan repayment) differs from the date assumed in such Loan repayment schedule, the Agent will provide to the Lenders and to each Obligor a substitute schedule for each Loan reflecting the actual Delivery Date and the substitute schedule will then replace each of Part I, Part II and Part III of Schedule 6 (Loan repayment)), unless it is manifestly incorrect. 7. ILLEGALITY, PREPAYMENT AND CANCELLATION 7.1 Illegality (a) If an Illegality Event occurs or a Lender reasonably considers that an illegality Event is likely to occur in relation to its participation in a Loan (an “Affected Lender”), the Affected Lender will promptly notify the Agent which will promptly notify the other Parties. (b) If, upon receiving notice of the Illegality Event from the Agent, any Party requests the other Parties to do so, the Parties will consult with each other in accordance with Clause 15 (Mitigation) to try to find a means of avoiding or mitigating the effect of the Illegality Event. 37

(c) If the Parties are not able to agree on a means of avoiding or mitigating the effect of the Illegality Event within the Consultation Period, the Affected Lender may notify the Agent, which will promptly notify the other Parties and: (i) if the Affected Lender has not yet funded its participation in the relevant Loan, the Commitment of that Affected Lender will be immediately cancelled; or (ii) if the Affected Lender has funded its participation in the relevant Loan, the Borrower will, on the Illegality Repayment Date, repay that Affected Lender’s participation in that Loan. 7.2 Voluntary cancellation Each of the Borrowers may, if it gives the Agent not less than 30 Business Days’ (or such shorter period as the Majority Lenders may agree, which shall never be shorter than 3 Business Days) prior notice, cancel the whole or any part (being a minimum amount of US$5,000,000 and integral multiples of US$1,000,000) of Available Commitments under a Tranche. Any cancellation under this Clause 7.2 shall reduce the Commitments of the Lenders rateably. 7.3 Voluntary prepayment of Loans (a) The Borrower to which a Loan has been made may, if it gives the Agent not less than 30 Business Days’ (or such shorter period as the Majority Lenders may agree, which shall never be shorter than 3 Business Days) prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the Loan by a minimum amount of US$5,000,000 and in increments equal to 2 or more instalments). (b) A Loan may only be prepaid after the last day of the Availability Period (or, if earlier, the day on which the Available Facility for each Tranche is zero). (c) Following prepayment in accordance with this Clause 7.3, the Agent and the Borrower(s) shall, if required by the Agent (acting on the instructions of the Majority Lenders), co-operate in good faith to determine the process for obtaining the reimbursement by Sinosure of any portion of the Sinosure Insurance Premium which is reimbursable under the Sinosure Insurance Policy in relation to the prepaid amounts. 7.4 Mandatory prepayment: Total Loss If a Total Loss occurs in respect of a Vessel, the Commitments under the Tranche under each Facility relating to the relevant Vessel shall be automatically cancelled and all outstanding Loans under the Tranche under each Facility relating to the relevant Vessel shall become automatically due and payable on the Total Loss Repayment Date relating to that Vessel. 7.5 Mandatory prepayment: Sale (a) If a Vessel is sold in accordance with paragraph (b)(iii) of Clause 22.5 (Disposals), the Commitments with respect to the Tranche relating to that Vessel shall be automatically cancelled and: (i) all outstanding Loans under the Tranche relating to that Vessel under each Facility; and (ii) such additional amount of the Facility as is required to ensure compliance with the provisions of Clause 24.9 (Asset Cover Ratio) immediately after such prepayment has been made, 38 shall become automatically due and payable on or before the date on which title to that Vessel is to transfer to the purchaser of that Vessel. (b) If any of the following occurs: (i) any Shipbuilding Contract is frustrated, cancelled or otherwise terminated, or is transferred or novated, except where the Agent (with the approval of the Majority Lenders) shall have given its express consent in writing to any such transfer or novation without requiring such mandatory prepayment to be made; or (ii) any Vessel has not for any reason been delivered to, and accepted by, the relevant Borrower under the applicable Shipbuilding Contract by the end of the Availability Period applicable to the Tranche relating to such Vessel; then the undrawn portion of the Commitments of the relevant Tranche relating to that Vessel under the Facility shall be automatically cancelled and the Loan(s) already made under any Tranche under the Facility relating to that Vessel shall become immediately due and payable in full. (c) Any prepayment under this Clause 7.5 shall be applied in inverse order of maturity starting from the Final Maturity Date. 7.6 Mandatory prepayment on a breach of the Asset Cover Ratio If at any time the Asset Cover Ratio is not complied with, the Borrowers shall be required to prepay the outstanding Loans in accordance with Clause 24.9 (Asset Cover Ratio) (subject always to paragraph (ii) of Clause 24.9(c)). 7.7 Adjustment to the repayment profile on prepayment of a Loan Where either Tranche A, Tranche B or Tranche C of the Facility is prepaid in part pursuant to Clause 7.3 (Voluntary prepayment of Loans) the amount of such prepayment shall be applied so as to reduce the amount of outstanding Loans under that Tranche to be repaid on each Repayment Date as set out in Schedule 6 (Loan repayment) in inverse order of maturity starting from the Final Maturity Date. 7.8 Right of cancellation in relation to a Defaulting Lender (a) If any Lender becomes a Defaulting Lender, the Guarantor may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent 15 Business Days’ notice of cancellation of each Available Commitment of that Lender. (b) On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero. The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders. 7.9 Restrictions (a) Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. 39

(b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid, all amounts then due to the relevant Finance Parties under the Finance Documents as a consequence of that prepayment and, subject to any Break Costs, without premium or penalty. (c) No Borrower may reborrow any part of the Facility which is prepaid. (d) The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement. (e) Subject to Clause 2.9 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated. (f) If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrowers or the affected Lender, as appropriate. (g) Each Borrower, and/or the Agent on behalf of the Borrower, shall: (i) notify each Hedging Bank of any cancellation, prepayment or repayment under this Clause 7 promptly upon becoming aware of any such event; and (ii) deliver to each Hedging Bank a true copy of each notice of cancellation or prepayment given by a Party under this Clause 7 as soon as practicable following its delivery and/or receipt of such notice. 40

SECTION 5 COSTS OF UTILISATION 8. INTEREST 8.1 Calculation of interest The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable: (a) Margin; (b) LIBOR; and (c) Mandatory Cost, if any. 8.2 Payment of interest The Borrowers shall pay accrued interest on each Loan on the last day of each interest Period. 8.3 Default interest (a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of two (2) per cent. and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligor on demand by the Agent. (b) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan: (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current interest Period relating to that Loan; and (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of two (2) per cent. and the rate which would have applied if the overdue amount had not become due. (c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable. 8.4 Notification of rates of interest The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement. 9. INTEREST PERIODS 9.1 Interest Periods (a) The first Interest Period for any Loan will commence on its Utilisation Date and end of the Scheduled Delivery Date for the Vessel to which such Loan relates. 41

(b) If Delivery of the applicable Vessel does not occur on the Scheduled Delivery Date for that Vessel, subsequent interest Periods for the Loan made in respect of a Vessel shall be daily until the earlier of the Delivery Date of the Vessel to which such Loan relates and the date of return of such Loan pursuant to Clause 4.2(g). (c) Subject to the remaining provisions of this Clause 9, with effect from the Delivery Date of a Vessel, each interest Period for the applicable Loan shall be of six Months’ duration and shall commence on the Delivery Date of the Vessel to which such Loan relates and thereafter, shall commence on the last day of the preceding Interest Period. (d) An Interest Period for a Loan shall not extend beyond the relevant Final Maturity Date for the Vessel to which such Loan relates. 9.2 Non-Business Days If an Interest Period would otherwise end on a day which is not a Business Day, that interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). 9.3 Consolidation of Loans If interest Periods for two (2) or more any Loans in the same Tranche end on the same date, those Loans will be consolidated into, and treated as, a single Loan on the last day of the interest Period. 10. CHANGES TO THE CALCULATION OF INTEREST 10.1 Absence of quotations Subject to Clause 10.2 (Market disruption), If LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks. 10.2 Market disruption (a) If a Market Disruption Event occurs in relation to a Loan for any interest Period, then the rate of interest on each Lender’s share of that Loan for the interest Period shall be the percentage rate per annum which is the sum of: (i) the Margin; (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and (iii) the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan. (b) In this Agreement “Market Disruption Event” means: (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for Dollars for the relevant currency and interest Period; or 1

(ii) before close of business in London on the Quotation Day for the relevant interest Period, the Agent receives notifications from at least two (2) Lenders (whose aggregate participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR. 10.3 Alternative basis of interest or funding (a) If a Market Disruption Event occurs and the Agent or an Obligor so requires, the Agent and that Obligor shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest. (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Obligors, be binding on all Parties. 10.4 Break Costs (a) Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an interest Period for that Loan or Unpaid Sum. (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any interest Period in which they accrue. 11. FEES 11.1 Commitment fee (a) The Obligors shall pay to the Agent (for the account of each Lender) a commitment fee in the amount and at the times agreed in a Fee Letter. (b) No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender. 11.2 Arrangement fee The Obligors shall pay to the Arrangers an arrangement fee in the amount and at the times agreed in a Fee Letter. 11.3 Agency fee The Obligors shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter. 11.4 Security Agency fee (a) The Obligors shall pay to the Security Agent (for its own account) a security agency fee in the amount and at the times agreed in a Fee Letter. (b) If a Default shall have occurred or if the Security Agent finds it expedient or necessary or is requested by any Obligor to undertake duties which such Obligor agrees to be of an exceptional nature or otherwise outside the scope of the Security Agent’s normal duties, the Obligors will pay such additional remuneration as the Security Agent and the Obligors may agree, or failing agreement as determined by an investment bank (acting as an expert) selected by the Security Agent and approved by the Obligors or failing such approval, nominated by the president for the time being of the Law Society of England and Wales. The expense involved in such nomination 2 and such investment banks fees will be borne by the Obligors. The determination of such investment bank will be conclusive and binding on the Security Agent and the Obligors. 3

SECTION 6 ADDITIONAL PAYMENT OBLIGATIONS 12. TAX GROSS UP AND INDEMNITIES 12.1 Definitions (a) In this Agreement: “Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document. “Tax Credit” means a credit against, relief or remission for, or repayment of any Tax. “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document. “Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity). (b) Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination. 12.2 Tax gross-up (a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. (b) Each Obligor shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Obligors. (c) If a Tax Deduction is required by law to be made by an Obligor or, if as a result of a Change in Law, the Agent is required to make a Tax Deduction from any amount that the Agent is required to pay any Lender, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. (d) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. (e) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment an original receipt (or certified copy thereof) or if unavailable, evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. 4

12.3 Tax indemnity (a) The Obligors shall (within five (5) Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document. (b) Paragraph (a) above shall not apply: (i) with respect to any Tax assessed on a Finance Party: (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or (B) under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or (ii) to the extent a loss, liability or cost is compensated for by an increased payment under Clause 12.2 (Tax gross-up) (c) A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Obligors. (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Agent. 12.4 Tax Credit If an Obligor makes a Tax Payment and the relevant Finance Party determines that: (a) a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and (b) that Finance Party has obtained, utilised and fully retained that Tax Credit on an affiliated group basis, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor. 12.5 Stamp taxes The Obligors shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document 12.6 Value added tax (a) All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for VAT purposes shall be 5 deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to paragraph (c) below, if VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party). (b) If VAT is chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient (unless it is the Security Agent) will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which it reasonably determines relates to the VAT chargeable on that supply. (e) Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses. 13. INCREASED COSTS 13.1 Increased costs Subject to Clause 13.3 (Exceptions) the Borrowers shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) any Change in Law or (ii) compliance with any law or regulation made after the date of this Agreement or (iii) any adverse change in the treatment of the Vessel as Security for the purposes of determining a Finance Party’s anticipated loss or default when calculating the regulatory capital treatment of the Loans. 13.2 Increased cost claims (a) A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Obligors. (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs. 13.3 Exceptions (a) Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is: (i) attributable to a Tax Deduction required by law to be made by an Obligor; (ii) compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied); or (iii) compensated for by the payment of the Mandatory Cost; or 6

(iv) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation. (b) In this Clause 13.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 12.1 (Definitions). 14. OTHER INDEMNITIES 14.1 Currency indemnity (a) If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of: (i) making or filing a claim or proof against that Obligor; (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any Losses arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable. 14.2 Other indemnities The Obligors shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by that Secured Party as a result of: (a) the occurrence of any Event of Default; (b) any obligation guaranteed by an Obligor is or becomes unenforceable, invalid or illegal; (c) the operation of law; (d) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 33 (Sharing among the Secured Parties); (e) funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); (f) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower; 7

(g) the Sinosure Insurance Policy being or becoming unenforceable, invalid or illegal; or (h) any indemnity payment made by any Lender to the Sinosure Agent acting as the insured party under the Sinosure Insurance Policy pursuant to Clause 30.3 (Lenders’ indemnity to the Sinosure Agent). 14.3 Indemnity to the Agent, the Sinosure Agent and the Security Agent The Obligors shall promptly indemnify each of the Agent, the Sinosure Agent and the Security Agent against any cost, loss or liability properly incurred by the Agent, the Sinosure Agent or the Security Agent as a result of: (a) investigating any event which it reasonably believes is a Default; (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; (c) taking, holding, protecting or enforcing any Security created pursuant to any Finance Documents; or (d) exercising any of the rights, powers, discretions or remedies vested in it under any Finance Document or by law. 14.4 General indemnity (a) The Obligors shall indemnify and keep indemnified each Indemnitee against all Losses which may at any time be incurred by that Indemnitee: (i) relating to, or arising directly or indirectly in any manner whatsoever out of, the condition, testing, design, manufacture, purchase, importation to or exportation from any country, registration, possession, control, chartering, sub-chartering, use, operation, storage, maintenance, repair, service, modification, overhaul, replacement, insurance, removal, repossession, re-delivery, disposal or Total Loss of any Vessel; (ii) on the grounds that any Vessel or any design, article or material in or forming part of any Vessel or the operation or use thereof constitutes or is alleged to constitute an infringement of any patent or other intellectual property right or any other right whatsoever; (iii) in preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of any Vessel at any time, or in securing the release of any Vessel; (iv) in retaking possession of any Vessel or detaining any Vessel or any other vessel in connection with the enforcement of rights of that lndemnitee under the Finance Documents; (v) as a consequence of a Vessel becoming a wreck or obstruction to navigation (including, without limitation, in respect of the removal or destruction of the wreck or obstruction under statutory powers but only to the extent that the relevant Loss has not been recovered from the Vessel’s Insurers); (vi) resulting from the Operator parting with possession of a Vessel at any time; 8

(vii) arising out of an Environmental Claim made or asserted against any Finance Party if such Environmental Claim would not have been made, or been capable of being made or asserted against that Finance Party if it has not entered into any of the Finance Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in the transactions contemplated by the Finance Documents; or (viii) any claim, investigation, litigation or proceeding (or the preparation of any defence with respect thereto) commenced or threatened in relation to the Finance Documents (or the transactions contemplated thereby and, in the case of the Agent and the Security Agent, the exercise and performance of their obligations thereunder) or any use made or proposed to be made with the proceeds of the Facility. This indemnity shall apply whether or not such claims, investigation, litigation or proceeding is brought by any Obligor, any of the Obligors’ shareholders or creditors, an Indemnified Party or any other person, or an Indemnified Party is otherwise a party thereto. (b) The Obligors need not indemnify an Indemnitee under paragraph (a) above in respect of Losses which: (i) are the result of the fraud, gross negligence or wilful default of that Indemnitee; (ii) are compensated for by the indemnity in Clause 12.3 (Tax indemnity) (or would be compensated for by Clause 12.3 (Tax indemnity) but are not so compensated solely because an exclusion in paragraph (b) of Clause 12.3 (Tax indemnity) applies); (iii) are the result of the breach by that Indemnitee of any of its express obligations under any of the Finance Documents (other than a breach attributable to the breach by any other party to any Transaction Document of its obligations under the Transaction Documents); (iv) are the result of any misrepresentation by that Indemnitee set out in a Finance Document to which it is a party (other than a misrepresentation attributable to the misrepresentation of or breach by any other party to any Transaction Document); or (v) constitute an ordinary and usual operating or overhead expense of that Indemnitee. (c) The indemnity in paragraph (a) above will remain in full force and effect following the termination of this Agreement. 14.5 Tax on indemnity payments If, as a result of its Tax treatment, any Finance Party would be in a worse position after receiving an indemnity payment under any of the Finance Documents than it would have been if the Loss giving rise to the right to be indemnified had not occurred, the Obligors will pay to that Finance Party such additional sum as may be necessary to leave that Finance Party in the same position after Tax than it would have been in had the Loss not occurred. 9

15. MITIGATION BY THE LENDERS 15.1 Mitigation (a) If any Party requests the other Party to consult pursuant to paragraph (b) of Clause 7.1 (Illegality) or if any circumstances arise which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased Costs), the Parties will consult with each other for a period (the “Consultation Period”) of up to thirty (30) days to try to find a means of avoiding or mitigating the effect of the Illegality Event, restructuring the transaction or of avoiding or reducing the need for any amount to become payable or cancelled, including (but not limited to) transferring the rights and obligations of a Finance Party under the Finance Documents to another Affiliate or Facility Office. (b) No Party will be obliged to implement any arrangement proposed during the Consultation Period. (c) This Clause 15 does not in any way limit the obligations of the Obligors under the Transaction Documents. (d) Any Lender may, by written notice to the Agent, the Security Agent and the Obligors, terminate the consultations at any time if: (i) an Event of Default has occurred and is continuing; or (ii) that Lender considers, acting reasonably, that its rights under any Finance Document are or are likely to be prejudiced if the consultations continue; or (iii) the continuation of the consultations would cause that Lender to breach any applicable law. 15.2 Limitation of liability (a) The Borrowers shall indemnify each Finance Party for all costs and expenses properly incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation). (b) A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it. 16. COSTS AND EXPENSES 16.1 Transaction expenses The Borrowers shall promptly on demand pay the Agent, the Security Agent, the Sinosure Agent, the Arranger and Sinosure the amount of all costs and expenses (including legal fees and out-of-pocket expenses) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of: (a) this Agreement and any other documents referred to in this Agreement; (b) any other Finance Documents executed after the date of this Agreement. 16.2 Amendment costs If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 34.9 (Change of currency), the Obligors shall, within three Business Days of demand, reimburse the Agent and the Security Agent for the amount of all costs and expenses 10

(including legal fees) reasonably incurred by the Agent or the Security Agent in responding to, evaluating, negotiating or complying with that request or requirement. 16.3 Enforcement costs The Borrowers shall, within three Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Sinosure Insurance Policy. 16.4 Security Agent expenses The Borrowers shall promptly on demand pay the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with holding or administering or the release of any Security created pursuant to any Security Document. 16.5 Account Bank fees and expenses (a) The Borrowers shall pay to the Account Bank all out-of pocket expenses reasonably incurred by the Account Bank in performance of its role under this Agreement (including, but not limited to, all legal fees, stamp and other documentary duties or taxes and expenses incurred in connection with the preparation and negotiation of this Agreement or under Clause 31.7(f)(i) (Further Account Bank provisions)). (b) All amounts of whatever nature payable to, and recoverable by, the Account Bank pursuant to the terms of this Agreement shall be payable, without set-off or counterclaim, by the Borrowers within 3 clear Business Days of receipt of any invoice of the Account Bank. 11

SECTION 7 GUARANTEE 17. GUARANTEE AND INDEMNITY 17.1 Guarantee and indemnity The Guarantor absolutely, irrevocably and unconditionally: (a) guarantees to each Secured Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents; (b) undertakes with each Secured Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and (c) agrees with each Secured Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Secured Party immediately on demand against any Loss it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, or any operation of law have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 if the amount claimed had been recoverable on the basis of a guarantee. 17.2 Continuing guarantee This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. 17.3 Reinstatement If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation or otherwise, without limitation, then the liability of the Guarantor under this Clause 17 will continue or be reinstated as if the discharge, release or arrangement had not occurred. 17.4 Waiver of defences The obligations of the Guarantor under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 17 (without limitation and whether or not known to it or any Secured Party) including: (a) any time, waiver or consent granted to, or composition with, any Obligor or other person; (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group; 12

(c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person; (e) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security, including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security; (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or (g) any insolvency or similar proceedings. 17.5 Immediate recourse The Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 17, This waiver applies irrespective of any law or any provision of a Finance Document to the contrary. 17.6 Appropriations Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may: (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and (b) hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Clause 17, 17.7 Deferral of Guarantor’s rights Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent or, as the case may be, the Security Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable or liability arising under this Clause 17: (a) to be indemnified by an Obligor; 13

(b) to claim or exercise any rights of contribution from any Obligor or any other guarantor of any Obligor’s obligations under the Finance Documents; (c) to exercise its rights of subrogation and reimbursement against any Obligor; (d) to claim or exercise any set-off or counterclaim against any Obligor or claim or prove in competition with the Agent or the Security Agent or any of the other Secured Parties in the liquidation of a Borrower or any other Obligor or have the benefit of, or share in, any payment from or composition with, a Borrower or any other Obligor or any other Finance Document now or hereafter held by any of the Secured Parties in respect of the obligations under the Finance Documents; (e) to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity); and/or (f) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party. If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 34 (Payment mechanics) of this Agreement. 17.8 Additional security This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Secured Party. 14

SECTION 8 EARNINGS ACCOUNTS 18. EARNINGS ACCOUNTS 18.1 Account Bank The Earnings Accounts referred to in this Clause 18 shall be held at such branch of the Account Bank in London as the Account Bank may reasonably require. 18.2 Earnings Accounts (a) Subject to the provisions of this Clause 18.2 each Borrower shall open and thereafter maintain its Earnings Account at the relevant branch of the Account Bank, denominated in Dollars (b) Neither the existence of Earnings Accounts, nor the insufficiency of funds in any of them, nor any inability to apply any funds in any of them towards the relevant payment, shall affect the obligation of the Borrowers to make all payments required to be made to the Finance Parties or any of them on the due date for payment in accordance with the Finance Documents. (c) The Account Bank acknowledges that each Borrower has, pursuant to the Account Charge to which it is a party, granted a first fixed charge over its Earnings Account, in favour of the Security Agent (d) No sum may be credited to or withdrawn from any Earnings Account except as expressly permitted or required by this Agreement. (e) Each Borrower shall ensure the payment into its Earnings Account of: (i) all Borrower Revenues (other than sums which in accordance with this Clause 18.2 are otherwise applied) received by it; (ii) any amounts paid to it pursuant to the Hedging Documents; (iii) any other amounts (including any other amounts paid or advanced to it under the Finance Documents) received by it for any reason whatsoever except for amounts which, in accordance with this Clause 18.2, are otherwise applied. (f) Subject to Clause 18.5 (No withdrawals in certain circumstances), each Borrower may withdraw any sum from its Earnings Account. 18,3 Receipts into Earnings Accounts (a) The Account Bank shall not be obliged to make available to the Borrowers any sum which it is expecting to receive for the account of the Borrowers until it has received it. (b) The Borrowers shall promptly convert, or instruct the Account Bank to convert, into Dollars any funds received by them in a currency other than Dollars for crediting to the Earnings Account on the day of conversion into Dollars. (c) The Borrowers agree that the Account Bank has no responsibility whatsoever to ensure that amounts are deposited into the Earnings Accounts. 15

18.4 Withdrawals Requests from Earnings Accounts (a) All requests for withdrawals from an Earnings Account shall be made in accordance with a payment instruction provided to the Account Bank at least 3 clear Business Days before the date on which the payment is to be made (“Payment Instruction”) provided that the relevant Earnings Account contains sufficient cleared funds to make such payment. (b) If there are insufficient cleared funds in the relevant Earnings Account to make a payment in accordance with a Payment Instruction then the Account Bank will inform the relevant Borrower of the shortfall as soon as practicable. Until the Account Bank is able to contact that Borrower and receive instructions, the Account Bank will be under no obligation to make a payment in accordance with a Payment instruction. The Account Bank is under no obligation to inform any other person (including, but not limited to, any person that is to receive the payment) if there are insufficient cleared funds credited to the relevant Earnings Account to make a payment in accordance with a Payment Instruction. (c) Each Borrower confirms that the Account Bank shall be entitled to treat each Payment Instruction as conclusive evidence of the same without any further investigation or enquiry. Each Borrower shall hold the Account Bank harmless and no claim or dispute shall be raised by any party or entity for lack of conformity of the respective Payment Instruction. If any dispute or claim is raised, each Borrower shall indemnify and keep indemnified the Account Bank for any loss, liability or claim, action, damages and expenses other than to the extent arising from its wilful misconduct and gross negligence. (d) The Account Bank shall release the amounts standing to the credit of the Earnings Accounts or any portion thereof to any designated payee in accordance with: (i) Clause 18.4(a) or (ii) the terms of an order, judgment or decree ordering the release of amounts standing to the credit of the Earnings Accounts or any portion thereof, accompanied by a legal opinion satisfactory to the Account Bank given by counsel for the party requesting such release to the effect that such order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been made. (e) Each of the Borrowers and the Security Agent undertakes to give the Account Bank five clear Business Days’ notice in writing of any amendment to its Authorised Representatives or Callback Contacts giving the details specified in Schedule 10. Any amendment of Authorised Representatives or Callback Contacts of each Borrower or of Authorised Representatives of the Security Agent shall take effect upon the expiry of such five clear Business Days’ notice. (f) Promptly upon receipt of a Payment Instruction or the receipt of an order, judgment or decree and opinion of counsel referred to in Clause 18.4(d)(ii) above (and in no event later than three (3) clear Business Days following any such receipt at), the Account Bank shall release the amounts standing to the credit of the Earnings Accounts, or any portion thereof, as relevant. 57

(g) Any payment by the Account Bank under this Agreement will be made without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by applicable law. (h) If the Account Bank is required by law to make a deduction or withholding, it will not pay an additional amount in respect of that deduction or withholding to the relevant Party. (i) Each Borrower has, pursuant to the relevant Accounts Charge, granted a right of pledge in rem over the relevant Earnings Accounts in favour of each Lender of which the Account Bank has been notified by the Borrowers. (j) On the date of each withdrawal made by a Borrower from an Earnings Account, the Borrowers shall be deemed to represent and warrant that: (i) no Default would occur as a result of the withdrawal (other than any Default (not being an Event of Default) which will be cured as a result of making any such withdrawal); and (ii) each withdrawal is permitted pursuant to the terms of this Agreement. 18.5 No withdrawals in certain circumstances Notwithstanding anything else in this Clause 18, no withdrawal shall be made by the Borrowers from its Earnings Account: (a) if a Default is continuing or an Event of Default has occurred (provided that (notwithstanding the provisions of this sub-paragraph (a)), to the extent none of the circumstances in sub-paragraphs (b), (c) or (d) below have or would arise, a Borrower may make a withdrawal from its Earnings Account solely in respect of any operating expenses and general administrative expenses relating to any Vessel which are reasonable and which need to be discharged in order to enable the continued operation of such Vessel and in circumstances where the relevant Borrower has provided to the Agent reasonable evidence of the payments that need to be made); (b) following receipt by the Account Bank of a notice from the Agent or the Security Agent stating that the Agent has made a declaration under Clause 26 (Events of Default) (except as the Agent or, as the case may be, the Security Agent shall otherwise agree); (c) if, prior to the date of the relevant proposed withdrawal, the Agent or the Security Agent notifies the Borrowers and the Account Bank that the withdrawal is not or would not be permitted under this Agreement and such notice shall specify (for the benefit of the Borrowers) the provision of this Agreement which prohibits such withdrawal; or (d) to the extent that such Earnings Account would become overdrawn as a result. 18.6 Access to books and records/audit rights (a) Without prejudice to Clause 29.13 (Confidentiality) and to Clause 24.7 (Inspection), the Borrowers irrevocably grant the Agent and any of its appointed representatives unrestricted access to review the books and records of the Earnings Accounts whether or not such books and records are confidential and instruct the Account Bank to deliver to the Agent copies of all bank statements in respect of the Earnings Accounts at the same time as sent to the Borrowers. 58

The Borrowers authorise the Account Bank to give each Finance Party unrestricted access, on reasonable prior notice, to review such books and records held by the Account Bank. (b) Nothing in this Clause 18.6 shall require the Account Bank to disclose to any person any books, records or other information which the Account Bank would not be required to disclose to the Borrowers. 59

SECTION 9 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT 19. REPRESENTATIONS 19.1 Continuing representations Each Obligor jointly and severally makes the representations and warranties set out in Clauses 19.1(a) to 19.1(z) (inclusive) to each Secured Party on the date of this Agreement. (a) Status (i) it (and so far as it is aware, the other parties to the Finance Documents (other than the Finance Parties) and the Operative Documents) is a corporation, duly incorporated and validly existing under the law of its Home Jurisdiction. (ii) each of its Subsidiaries (and so far as it is aware, the other parties to the Finance Documents (other than the Finance Parties) and the Operative Documents) has the power to own its assets and carry on its business as it is being conducted. (b) Binding obligations The obligations expressed to be assumed by it in each Finance Document and Operative Document (and so far as it is aware, the other parties to the Finance Documents (other than the Finance Parties) and the Operative Documents) are legal, valid, binding and enforceable, subject to: (i) any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 28 (Changes to the Obligors); or (ii) in the case of any Security Document, the requirements specified at the end of Clause (e) (Validity and admissibility in evidence). (c) Non-conflict with other obligations The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and Operative Documents (and so far as it is aware, the other parties to the Finance Documents (other than the Finance Parties) and the Operative Documents) do not and will not conflict with: (i) any law or regulation applicable to it; (ii) its or any of its Subsidiaries’ constitutional documents; or (iii) any agreement, or instrument binding upon it or any of its Subsidiaries or any of its Subsidiaries’ assets, nor (except as provided in any Security Document) result in the existence of, or oblige it to create, any Security over any of its assets. 60

(d) Power and authority It (and so far as it is aware, the other parties to the Finance Documents (other than the Finance Parties) and the Operative Documents) has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents and Operative Documents to which it is a party and the transactions contemplated by those Finance Documents and Operative Documents. (a) Validity and admissibility in evidence All Authorisations required or desirable: (i) to enable each Borrower lawfully to own the relevant Vessel; (ii) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents and Operative Documents to which it is a party; (iii) to make the Finance Documents and Operative Documents to which it is a party admissible in evidence in its jurisdiction of incorporation; and (iv) to enable it to create the Security to be created by it pursuant to any Security Document and to ensure that such Security has the priority and ranking it is expressed to have, have been obtained or effected and are in full force and effect save for the making of the appropriate registrations of the Mortgages with the Registry. (f) Governing law and enforcement (i) The choice of governing law stated to govern any Finance Document and any Operative Document will be recognised and enforced in its Home Jurisdiction and in the Flag State. (ii) Any judgment obtained in England in relation to a Finance Document or an Operative Document will be recognised and enforced in its Home Jurisdiction, the Flag State and, in relation to any Finance Document or Operative Document governed by the law other than English law, the jurisdiction of the governing law of that document. (g) Deduction of Tax It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document. (h) No filing or stamp taxes Except for the registration of the Mortgages under the laws of the Flag State through the Registry, under the law of its Home Jurisdiction it is not necessary that the Finance Documents or the Sinosure Insurance Policy be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the Sinosure Insurance Policy or the transactions contemplated by the Finance Documents or the Sinosure Insurance Policy. 61

(i) No default (i) No Default is continuing or might reasonably be expected to result from the making of any Utilisation. (ii) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which might have a Material Adverse Effect. (j) No misleading information Any written or factual information provided by or on behalf of any member of any Obligor was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated. (k) Financial statements (i) In the case of the Guarantor, its Original Financial Statements, and in the case of the Borrowers, its most recent profit and loss statement (up to the EBITBA level), were prepared in accordance with GAAP consistently applied. (ii) In the case of the Guarantor, its Original Financial Statements fairly represent its financial condition and operations (consolidated in the case of the Guarantor), and in the case of the Borrowers, its most recent profit & loss statement (up to the EBITDA level) fairly represents its financial condition, as at the end of and for the relevant financial year. (iii) There has been no material adverse change in its business or financial condition (or the business or operations, consolidated financial condition or operations of the Group taken as a whole, in the case of the Guarantor) since the date of its most recent financial statements. (l) Pari passu ranking (i) Subject to the requirements specified at the end of Clause 19.1(e) (Validity and admissibility in evidence), each Security Document creates (or, once entered into, will create) in favour of the Security Agent for the benefit of the Secured Parties the Security which it is expressed to create with the ranking and priority it is expressed to have. (ii) Without limiting paragraph (i) above, its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally. (m) No proceedings pending or threatened No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency (including but not limited to investigative proceedings) which, if adversely determined, might reasonably be expected to have a Material Adverse Effect 62 have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries. (n) Immunity It will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in respect of itself or any of its assets in the People’s Republic of China or in any other jurisdiction in relation to any Finance Document. (o) Environmental laws and licences It and each of its Subsidiaries and the Manager has: (i) complied with all Environmental Laws to which it may be subject and procured that the Vessel relating to it meets any standards or requirements applicable to it under Environmental Laws; (ii) obtained all Environmental Licences required or desirable in connection with its business and the Vessel relating to it; (iii) complied with the terms of those Environmental Licences; and (iv) disclosed all environmental reports and other assessments commissioned from external consultants which relate to the Vessel or its business. (p) Environmental releases No: (i) property (including any Vessel) currently or previously owned, leased, occupied or controlled by it (including any offsite waste management or disposal location utilised by it or any of its Subsidiaries) is contaminated with any Hazardous Substance; (ii) discharge, release, leaching, migration or escape of any Hazardous Substance into the Environment has occurred or is occurring on, under or from that property (including any Vessel); and (iii) Environmental Claim is pending or threatened or likely to be made against it. (q) Operative Documents (i) The copies of the Operative Documents delivered to the Agent prior to the date of the Agreement are true, correct and up-to-date; (ii) Each Operative Document constitutes valid, binding and enforceable obligations of each party to it in accordance with its terms; and (iii) There have been no amendments of, or variations to, termination of, or waiver of any right of obligation under, any Operative Documents which has not been approved by the Agent and no action has been taken by any party to those documents which in any way renders any Operative Document inoperative or unenforceable, in whole or in part. 63

(r) Ownership of the Obligors (i) members of the Coustas Family are the ultimate legal and beneficial owners of not less than thirty-three and one third per cent. (33 1/3%) of the issued share capital plus one share of the Guarantor; and (ii) The Guarantor is the legal and beneficial owner of not less than 100 per cent. of the issued share capital of each Borrower. (s) No Default under the Shipbuilding Contracts No Borrower is in default of any of its obligations under the Shipbuilding Contracts. (t) No Security (i) No Obligor has previously charged, encumbered or assigned the benefit of any of their rights, title and interest in or to the Shipbuilding Contracts and such benefit and all such rights, title and interest are freely assignable and chargeable in the manner contemplated by the Security Documents; (ii) No property or rights of the Borrowers or any part thereof is subject to any Security, other than Permitted Lien. (u) No other business No Borrower has prior to the date of this Agreement entered into any agreement or incurred any liability other than pursuant to or as contemplated by the Finance Documents and the Operative Documents or any matter ancillary thereto. (v) Money Laundering Any termination contemplated by each Obligor under the Finance Documents and the performance of such Obligor’s obligations under the Finance Documents to which it is a party will be for its own account and will not involve any breach by it of any law or regulatory measure relating to money laundering as defined in Article 1 of the Directive (91/308/ELC) of the Council of the European Communities or any equivalent law or regulatory measure in any other jurisdiction. (w) No rebate There is no agreement or understanding to allow or pay any rebate, premium, commission, discount or other benefit or payment (howsoever described) to any Obligor, the Seller or any third party in connection with the purchase by the Borrowers of the Vessels, other than as disclosed to the Agent in writing on or prior to the date of this Agreement. (x) Taxes It has paid all Taxes applicable to, or imposed on or in relation to it and its business. 64

(y) Solvency (i) No member of the Group is unable, or admits or has admitted its inability to pay its debts or has suspended or is about to suspend making payment on any of its debts or has ceased to meet its liabilities generally as they become due. (ii) No member of the Group has made or intends to make any formal declaration of bankruptcy or any formal statement to the effect that it is insolvent or likely to become insolvent. (iii) The value of the assets of the Group as a whole is not less than its liabilities (taking into account contingent and prospective liabilities). (iv) No moratorium is being, or may, in the reasonably foreseeable future be, declared in respect of any indebtedness of any member of the Group. (v) No corporate action, legal proceedings or other procedure or step described in paragraph (i) of Clause 26.8 (Insolvency proceedings) in Clause 26.9 (Creditors’ process) has commenced. (z) The Borrowers have not entered into any Hedging Documents other than the Existing Hedging Documents. 19.2 Delivery Date representations Each Obligor jointly and severally makes the Repeating Representations and the representations and warranties set out in this Clause 19.2 to each Secured Party on the Delivery Date for each Vessel: (a) Vessel The relevant Vessel is: (i) in the absolute ownership of the applicable Borrower who is the sole, legal and beneficial owner of such Vessel, subject to the Security created pursuant to the Security Documents; (ii) registered in the name of the applicable Borrower through the Registry as a ship operating under the laws and flag of the Flag State; (iii) operationally seaworthy and in every way fit for service; and (iv) classed with the Classification free of all outstanding and overdue requirements and recommendations of the Classification Society which could affect the class of such Vessel. (b) Consents obtained Every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by each Borrower (and considered by the Agent, in its absolute discretion, to be material) to authorise, or required by the applicable Borrower in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of the relevant Mortgage or the relevant Management Agreement or the performance by each Borrower of its obligations under 65 the Security Documents relating to the relevant Vessel, has been obtained or made and is in full force and effect and there has been no default in the observance of any condition or restriction (if any) imposed in, or in connection with, any of the same. (c) Vessel Insurances All Insurances in respect of the relevant Vessel are in full force and effect. (d) Title Each Borrower has good and marketable title to the assets subject to the Security created by it pursuant to any Security Document, free from all Security except the Security created pursuant to, or permitted by, the Finance Documents. (e) Environmental Releases No Environmental Claim is pending or threatened or likely to be made against the relevant Vessel. (f) Vessel’s employment (i) The relevant Vessel will not be subject to any charter other than the Time Charters and there will not be any agreement or arrangement whereby the Earnings may be shared with any other person other than as contemplated by the Security Documents. (ii) The relevant Time Charter for that Vessel has not been amended, varied or supplemented save as approved in writing by all the Lenders. (iii) Each Borrower is, to the best of its knowledge after due enquiry, not aware of any information, fact, circumstance or event relating to the Charterer and/or the relevant Time Charter for that Vessel, which would adversely affect the performance, legality, validity or binding nature of the obligations of the Charterer thereunder. (g) Freedom from Security Neither the relevant Vessel (or its Earnings, Insurances or Requisition Compensation), the Time Charter relating to that Vessel, the Earnings Accounts or any other properties or rights of the Obligors which are, or are to be, the subject of any of the Security Documents nor any part thereof is subject to any Security other than any Permitted Lien. (h) ISM Code and ISPS Code compliance All requirements of the ISM Code and the ISPS Code as they relate to the relevant Borrower, the Manager and the relevant Vessel have been complied with. 19.3 Repetition The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period, and as if reference in Clause 19.1(k) (Financial statements) to the Original Financial Statements were a reference to the then most recent audited consolidated financial statements of that Obligor. 66

20. INFORMATION UNDERTAKINGS The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 20.1 Financial statements Each Obligor shall supply to the Agent in sufficient copies for all the Lenders: (a) as soon as the same become available, but in any event within 150 days after the end of each of its financial years, the audited consolidated financial statements of the Guarantor for that financial year; and (b) as soon as the same become available, but in any event within 40 days after the end of each half of each of its financial years, the consolidated financial statements of the Guarantor for that financial half year; and (c) as soon as the same become available, but in any event within 40 days after the end of each quarter: (i) the consolidated financial statements of the Guarantor for that quarter; and (ii) profit and loss statements up to the EBITDA level of each Borrower for that quarter. 20.2 Compliance Certificate (a) Each Obligor shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a)(a) or (b)(b) or (c) of Clause 20.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 21 (Financial covenants) as at the date as at which those financial statements were drawn up. (b) Each Compliance Certificate shall be signed by the Chief Financial Officer or two directors of the relevant Obligor and, if required to be delivered with the financial statements delivered pursuant to paragraph (a)(i) of Clause 20.1 (Financial statements). 20.3 Requirements as to financial statements (a) Each set of financial statements delivered by an Obligor pursuant to Clause 20.1 (Financial statements) shall be certified by a director of the relevant company as fairly representing its (or, as the case may be, its consolidated) financial condition and operations as at the end of and for the period in relation to which those financial statements were drawn up. (b) Each Obligor shall procure that each set of its financial statements delivered pursuant to Clause 20.1 Financial Statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Agent: (i) a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which that Obligor’s Original Financial Statements were prepared; and 67

(ii) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 21 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements. Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared. 20.4 Information: miscellaneous Each Obligor shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests, and each Hedging Bank): (a) all documents dispatched by it to its creditors generally at the same time as they are dispatched; (b) all documents required by any applicable law to be dispatched by it to its shareholders (or any class of them)), generally at the same time as they are dispatched; (c) at any time following a Default, all documents dispatched by it to its shareholders (or any class of them) generally at the same time as they are dispatched; (d) promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) or Hedging Bank may reasonably request; (e) upon reasonable request by the Agent, any information regarding: (i) any Vessel, her employment, position, arrangements and Insurance; (ii) the Earnings and payments and amounts due to the master and crew of any Vessel; (iii) any expense incurred, or likely to be incurred, in connection with the operation, maintenance or repair of a Vessel and any payment made in respect of a Vessel; (iv) any damages and salvages; (v) its compliance, the Manger’s compliance or the compliance of any Vessel with the ISM Code and the ISPS Code, and upon the Agent’s request, provide copies of any current charter relating to a Vessel and of any current charter guarantee relating to a Vessel, and of the ISM Code and ISPS Code documentation; and (f) all documents or information as required by Sinosure, the Sinosure Agent or the Agent in relation to the Sinosure Insurance Policy. 20.5 Information: Shipbuilding Contract (a) Each Obligor shall, upon the request of the Agent, advise the Agent on the progress of construction of any Vessel and supply the Agent with such other information as the Agent and/or the other Secured Parties may reasonably request regarding such Vessel, the materials 68 allocated to such Vessel, the Shipbuilding Contract relating to that Vessel, or otherwise in relation to the construction of such Vessel. (b) Each Obligor shall promptly notify the Agent in writing (and in sufficient copies for all the Lenders if the Agent so requests) of: (i) receipt by an Obligor of a notice of delay and extension of time from the Seller under any Shipbuilding Contract; (ii) any amendment, waiver, variation or termination of a Shipbuilding Contract or a decision to re-negotiate a Shipbuilding Contract after having invoked rights thereunder; (iii) a breach under any Shipbuilding Contract; (iv) the termination (howsoever it occurs) of any Shipbuilding Contract if either party purports to do so; (v) the rejection of a Vessel by a Borrower; (vi) the Total Loss of a Vessel prior to its Delivery or any damage affecting the Classification or proposed Delivery Date of a Vessel; and (vii) receipt by an Obligor of notification of a proposed Delivery Date from the Shipbuilder 20.6 Notification of Default, litigation and adverse events Each Obligor shall notify the Agent and each Hedging Bank of (and if any such event is continuing, the steps, if any, being taken to remedy it): (a) any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence; (b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group and which might, if adversely determined, result in a liability of US$500,000 or more or have a Material Adverse Effect; (c) in the event that the Seller and/or either Borrower resorts to arbitration as provided in Article XIII of the Shipbuilding Contract relating to that Vessel immediately notify the Agent in writing that such arbitration has been initiated, advise the Agent in writing of the identity of the appointed arbitrators and upon termination of the arbitration notify the Agent in writing to that effect and supply the Agent with a copy of the arbitration award and a certified English translation thereof (to the extent that the award is not delivered in English). (d) any Total Loss of a Vessel or the occurrence of or any event which, by the passing of time or otherwise, will likely constitute a Total Loss of a Vessel, or any damage to a Vessel affecting the Classification or proposed Delivery Date of that Vessel; (e) any damage, accident or casualty in respect of a Vessel where the cost would be likely to exceed US$750,000 (the “Specified Amount”); (f) any actual or likely claim by any third party relating to a Vessel for an amount in excess of the Specified Amount; 69

(g) any requirement of an Insurer, the Classification Society, the Registry or other Competent Authority which has been made in respect of a Vessel which is not, or cannot be, complied with in accordance with the terms of this Agreement or of the Mortgage relevant to that Vessel (including without limitation any time limit specified by any Insurer, the Classification Society, the Registry or any other Competent Authority; (h) any assistance given to a Vessel which is likely to result in a lien for salvage over a Vessel; (i) any material failure to comply with the requirements of the ISM Code or ISPS Code applicable to a Vessel; (j) any formally threatened or actual withdrawal of any document or certificate (including any Environmental Licence) generally applicable to a Vessel which is required or desirable in connection with any maritime regulations or Environmental Law; (k) any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with; (l) any Security other than a Permitted Lien arising over a Vessel; (m) any event of default, potential event of default (however described) or the termination (by effluxion of time or otherwise) under a Time Charter; (n) the attachment, arrest, seizure, requisition for use or hire or detention of the Vessel (if the arrest or detention has not been released within 5 Business Days of its imposition or the relevant Borrower considers that the arrest or detention will not be released within 5 Business Days of its imposition); and (o) any intended dry docking of a Vessel which the relevant Borrower knows, or reasonably determines, will or may exceed (or has exceeded) 30 days in total. 20.7 Notification of Environmental Claim Each Obligor shall, and shall procure that each Manager shall, notify the Agent and each Hedging Bank of: (a) any Environmental Claim promptly upon becoming aware of its occurrence; (b) any Environmental Claim which is pending; (c) any investigation into any matter which is reasonably likely to result in an Environmental Claim which may reasonably be expected to have a Material Adverse Effect; (d) any Environmental Licence which has been revoked, suspended, amended, varied, withdrawn or refused, the revocation, suspension, amendment, variation, withdrawal or refusal of which may reasonably be expected to have a Material Adverse Effect. 20.8 “Know your customer” checks (a) If: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) any change in the status of an Obligor after the date of this Agreement; or 70

(iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent, the Security Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent, the Security Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Security Agent, the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, the Security Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. (b) Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. 20.9 Information: Time Charter Each Obligor shall promptly notify the Agent in writing (and in sufficient copies for all the Lenders if the Agent so requests) of: (a) any amendment, waiver, variation or termination of a Time Charter or a decision to renegotiate a Time Charter; (b) a breach under any Time Charter; (c) the termination (howsoever it occurs) of any Time Charter if either party purports to do so. 20.10 Sinosure requested documents Each Obligor shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests) with such additional financial and other information concerning any Obligor as the Agent or any Secured Party (acting through the Agent) may from time to time reasonably request in order to satisfy the requests of Sinosure pursuant to the Sinosure Insurance Policy. 21. FINANCIAL COVENANTS 21.1 Financial condition The Guarantor shall ensure that: (a) the value of Minimum Liquidity is not less than: (i) at any time during the period beginning on the date of this Agreement and ending on (and including) the third anniversary of the date of this Agreement, US$30,000,000; and 71

(ii) at any time after the period referred to in (i) above, an amount equal to the higher of US$30,000,000 and 2% of Consolidated Debt; (b) Total Net Debt for any Relevant Period will not at any time exceed 70% of Adjusted Total Consolidated Assets for that Relevant Period; (c) the ratio of EBITDA to Interest Expense for a twelve (12) month period ending on the last day of any Relevant Period is not less than 2.5:1; and (d) the Adjusted Net Worth for any Relevant Period is not less than US$400,000,000. 21.2 Financial covenant calculations Adjusted Net Worth, Adjusted Total Consolidated Assets, EBITDA, Interest Expense, Minimum Liquidity and Total Net Debt, shall be calculated and interpreted on a consolidated basis in accordance with the GAAP applicable to the Original Financial Statements of the Guarantor and shall be expressed in Dollars. 21.3 Definitions In this Clause 21 (Financial Covenants): “Adjusted Net Worth” means, in relation to any Relevant Period, the Adjusted Total Consolidated Assets for that Relevant Period (after adding back in the Cash and Cash Equivalent Investments available to the Group on the last day of the Relevant Period) less Total Liabilities on the last day of that Relevant Period. “Adjusted Total Consolidated Assets” means in relation to any Relevant Period, the value on the last day of such period of total consolidated assets of the Group resulting after the replacement of the aggregate net book value of all the vessels (whether on-the-water or under construction), owned by any member of the Group (as reflected in the Guarantor’s consolidated financial statements) with an amount equal to the aggregate of each Market Value of each such vessel, less Cash and Cash Equivalent Investments available to the Group on the last day of that Relevant Period. “Borrowings” means, as at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of the Financial Indebtedness of members of the Group. For this purpose, any amount outstanding or repayable in a currency other than Dollars shall on that day be taken into account in its Dollar equivalent at the rate of exchange that would have been used had an audited consolidated balance sheet of the Group been prepared as at that day in accordance with the GAAP applicable to the Original Financial Statements of the Guarantor. “Cash” means any credit balance on any deposit, savings, current or other account, and any cash in hand, which is: (a) freely withdrawable on demand; (b) not subject to any Security; (c) denominated and payable in freely transferable and freely convertible currency; and 1

(d) capable of being remitted to an Obligor in its Home Jurisdiction. “Cash Equivalent Investments” means: (a) certificates of deposit maturing within one year after the relevant date of calculation (b) any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State (provided always that any such government has a rating for its long-term unsecured and non credit-enhanced debt obligations of A or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or A2 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency) or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security; (c) commercial paper not convertible or exchangeable to any other security: (i) for which a recognised trading market exists; (ii) issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State; (iii) which matures within one year after the relevant date of calculation; and (iv) which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or Fl or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and noncredit enhanced debt obligations, an equivalent rating; (d) any investment in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or Fl or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, (ii) which invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above and (iii) can be turned into cash on not more than 30 days’ notice; or (e) any other debt security approved by the Majority Lenders, in each case not subject to any Security, denominated and payable in freely transferable and freely convertible currency and the proceeds of which are capable of being remitted to an Obligor in its Home Jurisdiction. “Consolidated Debt” means, at any time, the aggregate amount of Borrowings of the Group (excluding (i) any Borrowings owed by one member of the Group to another member of the Group and (ii) any indebtedness referred to in paragraph (g) of the definition of Financial Indebtedness and any guarantee or indemnity in respect of that indebtedness). “EBITDA” means, in relation to any period, the consolidated net income of the Group during that period before taking into account: 2

(a) consolidated interest; (b) gains or losses under any hedging arrangements; (c) tax; (d) depreciation; (e) amortisation; (f) any other non cash item; (g) capital gains or losses realised from the sale of any vessel; (h) financing payments, fees and commissions; (i) capital losses on vessel cancellations; and (j) any other Non-Recurring Items, as determined (except as needed to reflect the terms of this Clause 21) from the financial statements of the Group and Compliance Certificate delivered under Clause 20.1 (Financial statements) and Clause 21.2 (Compliance Certificate). “Interest Expense” means, in relation to any period, the aggregate amount of interest, commission, fees and any other finance charges (whether or not paid or payable but excluding capitalised interest) accrued by the Group in that period in respect of Borrowings including: (a) the interest element of leasing and hire purchase payments; (b) commitment fees, commissions, arrangement fees, prepayment fees and guarantee fees; and (c) amounts in the nature of interest payable in respect of any shares other than equity share capital. “Market Value” means in respect of any vessel for any Relevant Period, the most recent valuation of such vessel performed prior to the last day of such Relevant Period and determined on the same methodology and basis, as to the Valuation of any Vessel pursuant to Clause 24.8 (Valuation) provided that: (a) the Guarantor shall commission the valuations of all relevant vessels for the purposes of this definition of Market Value on a semi-annual basis (to be dated as at 30 June and 31 December in each year) and, to the extent the Majority Lenders reasonably require having regard to the financial condition of the Group at the time, additionally on 31 March and 30 September in each year; and (b) the valuations for 30 June and 31 December in any year and to the extent that additional valuations are commissioned in accordance with this definition, 31 March and 30 September in each year, shall not have a date which is more than 1 week prior the relevant quarter date on which a financial covenant in clause 21 (Financial Covenants) or 22.14 (Dividends and share redemption) is tested; and 3

(c) in the event that no valuation has been commissioned for 31 March or 30 September in any year, Market Value for the relevant quarter date shall be calculated by reference to the most recent valuation delivered in accordance with this definition. “Minimum Liquidity” means the aggregate of Cash and Cash Equivalent Investments available to the Group. “Non-Recurring Items” means (i) in relation to any period until the financial year ending 31 December 2011, any exceptional, one off non-recurring items, or (ii) in relation to any period until the financial year ending 31 December 2012 and for any period thereafter, any exceptional, one off non-recurring items up to a maximum of 5% of EBITDA during that period. “Relevant Period” means: (a) each period beginning on (and including) the first day of each financial year of the Guarantor and ending on (and including) the last day of the first quarter of such financial year; (b) each period beginning on (and including) the first day of the second quarter of a financial year of the Guarantor and ending on (and including) the last day of such quarter; (c) each period beginning on (and including) the first day of the third quarter of a financial year of the Guarantor and ending on (and including) the last day of such quarter; and (d) each period beginning on (and including) the first day of the fourth quarter of a financial year of the Guarantor and ending on (and including) the last day of such quarter. “Total Liabilities” means, in relation to any Relevant Period, the aggregate of (i) all Borrowings on the last day of that Relevant Period and (ii) all other liabilities of the Group existing or outstanding on the last day of that Relevant Period. “Total Net Debt” means, in relation to any Relevant Period, Total Liabilities for that Relevant Period less Cash and Cash Equivalent Investments available to the Group on the last day of that Relevant Period. 22. GENERAL UNDERTAKINGS The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 22.1 Authorisations (a) Each Obligor shall promptly: (i) obtain, comply with and do all that is necessary to maintain in full force and effect; and (ii) supply certified copies to the Agent of, any Authorisation required under any law or regulation of its Home Jurisdiction to enable it to perform its obligations under the Transaction Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its Home Jurisdiction of any Transaction Document. (b) The relevant Obligor shall promptly make the registrations specified at the end of Clause 19.1(e) (Validity and admissibility in evidence). 4

22.2 Compliance with laws Each Obligor shall comply, and shall procure that the Manager complies, in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Transaction Documents. 22.3 Financial Indebtedness No Borrower shall create, assume, guarantee, permit to subsist or otherwise be liable in respect of any Financial Indebtedness, except for: (a) Financial Indebtedness under the Finance Documents; (b) Financial Indebtedness incurred in the ordinary course of business for working capital purposes or to fund the operation of the Vessels by the Manager provided that such indebtedness does not and shall not result in a Material Adverse Effect. 22.4 Negative pledge (a) No Obligor shall (and the Guarantor shall procure that no other member of the Group will) create or permit to subsist any Security over the Charged Assets. (b) No Borrower shall, and shall procure that the Manager shall not, create or permit to subsist any Security over any of the assets of that Borrower. (c) No Borrower shall, and shall procure that the Manager shall not: (i) sell, transfer or otherwise dispose of any of the assets of that Borrower on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group; (ii) sell, transfer or otherwise dispose of any of the receivables of that Borrower on recourse terms; (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or (iv) enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset. (d) Paragraphs (a) to (c) above do not apply to Permitted Liens. 22.5 Disposals (a) No Obligor shall enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of its material assets, including the Charged Assets. (b) Paragraph (a) above does not apply to: (i) any sale, lease, transfer or other disposal of an asset (other than a Charged Asset) made in the ordinary course of trading of the disposing entity; (ii) any sale, lease, transfer or other disposal of the Charged Assets to which all Lenders have given their prior consent; or 76

(iii) a sale of a Vessel provided that the proceeds of sale will be sufficient to enable the Obligor to comply in full with its obligations under Clause 7.5 (Mandatory prepayment: Sale) and that the relevant Borrower provides the Agent with notice of the sale and copies of the memorandum of agreement entered into by it with the proposed purchaser, (iv) any transfer, lease or disposal of assets (other than a Charged Asset) which reduces the Adjusted Total Consolidated Assets by no more than forty per cent. (40%) provided that the relevant Obligor gives prior written notice to the Agent of its intention to sell, lease, transfer or otherwise dispose of such assets. 22.6 Merger (a) No Borrower shall enter into any amalgamation, demerger, merger or corporate reconciliation. (b) The Guarantor shall not enter into any amalgamation, demerger, merger or corporate reconstruction if: (i) a Default is continuing or an Event of Default has occurred; or (ii) a Change of Control would occur; or (iii) the Guarantor has failed to supply to the Agent a compliance certificate (signed by the Chief Financial Officer) showing in reasonable details that such action is not forecast on a pro forma basis to cause a breach of Clause 21 during the subsequent 6 month period. 22.7 Restriction on business No Borrower shall: (a) engage in any business other than as contemplated by the Transaction Documents; (b) enter into any agreement with any person or incur any liability to any person other than as contemplated by the Transaction Documents (other than with respect to Taxes, ordinary costs and overhead expenses arising in the ordinary course of business referred to in paragraph (a) above); or (c) create or permit to subsist any Subsidiary, in each case unless it has first obtained the consent of the Agent. 22.8 Change of business, corporate existence and Tax residence (a) The Obligors shall procure that no substantial change is made to the general nature of the business of the Group or the Obligors taken as a whole from that carried on at the date of this Agreement. (b) The Guarantor shall maintain its listing on the New York Stock Exchange, NASDAQ or any recognised investment exchange (as that term is used in the Financial Services Markets Act 2000). (c) Each Obligor shall not, without the prior written consent of the Agent, change its existence as a company organised under the laws of its Home Jurisdiction. 77

(d) Each Obligor shall not, without the written consent of the Agent, become tax resident in any jurisdiction other than its Home Jurisdiction. 22.9 Environmental undertakings Each Obligor shall (and shall procure that each of its Subsidiaries will): (a) comply with all Environmental Laws to which it may be subject or which may apply to the Vessel and take all reasonable steps to prepare for known or anticipated changes thereto or new obligations thereunder; (b) obtain all Environmental Licences required in connection with its business and the Vessel; and (C) comply with all Environmental Licences obtained in connection with its business and the Vessel, in each case where failure to do so might have a Material Adverse Effect. 22.10 Hedging (a) Each Obligor shall ensure that the hedging required by Hedging Documents is effected in accordance with the terms thereof. (b) Save for the Existing Hedging Documents, no Borrower shall enter into any Hedging Document without the prior written consent of all the Lenders. (c) At or before the time that a Borrower enters into any Hedging Document with a Hedging Bank on or after the date of this Agreement, such Borrower shall ensure that the counterparty accedes as a Hedging Bank to the Intercreditor Agreement. (d) Each Borrower shall grant to the Security Agent for the benefit of the Secured Parties a first ranking assignment, in form and substance satisfactory to the Security Agent, of all its rights and benefits (including any moneys payable to it) under each Hedging Document to which it is a party, as soon as reasonably practicable after it enters into the relevant Hedging Document. (e) No Borrower shall enter, or agree to enter, into any derivative transaction. (f) Paragraph (e) above does not apply to any transaction required by the Existing Hedging Documents or any other Hedging Document to which all the Lenders have consented in writing. 22.11 Pari passu ranking Each Obligor shall ensure that its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally. 22.12 Security (a) Each Borrower will, at its own expense, take all such action as the Agent may reasonably require: (i) for the purpose of perfecting or protecting the rights of the Secured Parties under, and preserving the Security intended to be created or evidenced by any of the, Security Documents; and (ii) for the purpose of facilitating the realisation of any of that Security, 78 including the execution of any transfer, conveyance, assignment or assurance of any property and the giving of any notice, order or direction and the making of any registration which the Agent may require. (b) Each Borrower will not do, or consent to the doing of, anything which might prejudice the validity, enforceability or priority of any of the Security created pursuant to the Security Documents. (c) Each Borrower shall comply with any internationally recognised system of recordation or filing to evidence the Secured Parties’ interest in such Security. 22.13 Isabella Clause Each Obligor shall perform its obligations under each Finance Document to which it is a party notwithstanding any failure by the Seller to fulfil its obligations under any commercial arrangement entered into with an Obligor or otherwise and no Obligor shall use any failure as an excise, defence, set-off or counterclaim in respect of its obligations under any Finance Document. 22.14 Dividends and share redemption (a) Except as permitted under clause 22.14(b) below, the Guarantor shall not (and will ensure that no Borrower will); (i) declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital); (ii) repay or distribute any dividend or share premium reserve; or (iii) redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so, each a “Distribution”. (b) Clause 22.14(a) above does not apply to the following Distributions: (i) the payment of a dividend to the Guarantor or any of its wholly-owned subsidiaries (provided that such Distribution is made when no Default is continuing or would occur immediately after the making of such Distribution); or (ii) the payment of a dividend by the Guarantor to any shareholder of it provided: (i) that such Distribution is made when no Default is continuing or would occur immediately after the making of the Distribution; (ii) the Guarantor has supplied the Agent with a compliance certificate (signed by the Chief Financial Officer) showing in reasonable detail that each financial covenant set out in clause 21 (Financial covenants) is forecast on a pro forma basis to be complied with for the subsequent 6 month period; (iii) Consolidated Net Leverage for the twelve (12) month period ending on the last day of each of the previous four consecutive Relevant Periods (as tested by reference to the most recent financial statements and/or each Compliance Certificate delivered pursuant to clauses 20.1 to 20.3) has been below 6:1; 79

(iv) the consolidated Vessel Leverage has been above 125% at all times during the previous four consecutive Relevant Periods; and (v) all debt service obligations owed to the Lenders have been paid at the date on which such Distribution is proposed to be made. (c) For the purposes of clause 22.14(b)(ii), “Cash”, “Cash Equivalent”, “Consolidated Debt”, “EBITDA” and “Relevant Period” each have the meaning given to them in Clause 21.3 (Definitions). “Consolidated Net Leverage” means, in respect of any period, the ratio of (a) Consolidated Debt (less Cash and Cash Equivalents) on the last day of such period to (b) EBITDA in respect of that period. “Fleet Vessels” means at any time all of the vessels (including vessels under construction at book values) from time to time owned or leased by any member of the Group which, at the relevant time, are included within the total consolidated assets in the financial statements of the Group or which would be included with in the total consolidated assets in such financial statements if such financial statements were required to be prepared at that time and “Fleet Vessel” shall be construed accordingly. “Market Value” means in respect of any Fleet Vessel, the most recent valuation of such Fleet Vessel determined on the same methodology and basis, as to the Valuation of any Vessel pursuant to Clause 24.8 (Valuation) provided that: (a) the Guarantor shall commission the valuations of all relevant vessels for the purposes of this definition of Market Value on a semi-annual basis (to be dated as at 30 June and 31 December in each year) and, to the extent the Majority Lenders reasonably require having regard to the financial condition of the Group at the time, additionally on 31 March and 30 September in each year; and (b) the valuations for 30 June and 31 December in any year and to the extent that additional valuations are commissioned in accordance with this definition, 31 March and 30 September in each year, shall not have a date which is more than 1 week prior the relevant quarter date on which a financial covenant in clause 21 (Financial Covenants) or 22.14 (Dividends and share redemption) is tested; and (c) in the event that no valuation has been commissioned for 31 March or 30 September in any year, Market Value for the relevant quarter date shall be calculated by reference to the most recent valuation delivered in accordance with this definition. “Vessel Leverage” means at any time the aggregate Market Value of all Fleet Vessels divided by the Consolidated Debt when expressed as a percentage. 22.15 Isabella Clause Each Borrower shall perform its obligations under each Finance Document to which it is a party notwithstanding any failure by the Seller to fulfil its obligations under the relevant Shipbuilding Contract or otherwise and each Borrower shall not use any such failure as an excuse, defence, set-off or counterclaim in respect of the Borrower’s obligations under any Finance Document. 80

23. PRE-DELIVERY UNDERTAKINGS 23.1 Shipbuilding Contract (a) Each Borrower shall: (i) comply with its obligations under the Shipbuilding Contract; (ii) at any time on or after the termination or expiry of the appointment of the Existing Supervisor, appoint a supervisor approved by the Agent to supervise the construction and Delivery of the relevant Vessel in accordance with the terms of the relevant Shipbuilding Contract; (iii) exercise all due diligence and despatch to ensure that the Seller observes and performs all conditions and obligations imposed on it by the Shipbuilding Contract relating to that Vessel and take all steps within its power to ensure that the Shipbuilder proceeds with the construction of the relevant Vessel with due diligence; and (iv) ensure that the Lenders’ surveyor is permitted to survey the relevant Vessel during the construction period and participate in its Delivery, together with any other representatives of the Finance Parties, upon the request of the Agent and at the Borrower’s cost. (b) No Borrower shall: (i) waive any material breach by the Seller of the relevant Shipbuilding Contract; or (ii) agree to any material variation or termination of, or material amendment to, the relevant Shipbuilding Contract or the Specification, in each case without the prior written consent of the Agent. 23.2 Time Charters The Obligors shall not agree to any amendment to, variation or termination of any Time Charter without the prior written consent of the Agent (acting on instructions of the Lenders) and Sinosure. 24. POST-DELIVERY UNDERTAKINGS The undertakings in this Clause 24 shall remain in force with respect to each Vessel, from the Delivery Date for such Vessel so long as any amount is outstanding under any Finance Documents or any Commitment is in force. 24.1 Registration Each Borrower shall ensure that the relevant Vessel is validly registered at all times with the Registry under the laws and flag of the Flag State. 24.2 Mortgage Upon Delivery of a Vessel, the relevant Borrower shall: (a) execute the relevant Mortgage and procure that it is registered under the laws and flag of the Flag State; and 81

(b) carry onboard a certified copy of the relevant Mortgage and affix in a prominent position in the navigation room and the master’s cabin a framed notice stating that the Vessel is mortgaged by the Owner to the Security Agent. 24.3 Classification Each Borrower shall: (a) ensure that the relevant Vessel is classed with the Classification by the Classification Society free from recommendations and notations; (b) if required by the Agent, provide the Agent with copies of: (i) certificates evidencing compliance as soon as the same become available; and (ii) all survey reports and other documents relating to the classification of the relevant Vessel; and (c) submit the relevant Vessel regularly to such periodical or other surveys as may be required by the Classification Society. 24.4 Maintenance and operation Each Borrower shall procure that the relevant Vessel: (a) is seaworthy and maintained, crewed and managed in accordance with first class shipping industry practice and Classification Society requirements; (b) is not operated in breach of any applicable law, regulation, international convention, Flag State or Classification Society requirements; (c) is not operated for any purpose or in any manner inconsistent with or not fully covered by the Insurances; and (d) is not operated in a manner which could conflict with any prohibition, sanction or restriction issued or imposed by the United Nations Security Council, the People’s Republic of China, the Council of the European Union, the United States of America, or the United Kingdom. 24.5 Chartering (a) The Obligors shall ensure that on Delivery of a Vessel: (i) such Vessel will be chartered to the Time Charterer under the relevant Time Charter; and (ii) notice of the relevant Time Charterer Assignment is served on the Time Charterer and the Obligors shall use their best endeavours to obtain a signed acknowledgement of the same from the Time Charterer. (b) The Obligors shall not enter into, or permit the entry into, of any sub-charter of a Vessel unless such sub-charter is a time charter in Iine with customary practice in the shipping industry. The Obligors should promptly notify the Agent and Sinosure in writing of any actual or proposed sub-charter of a vessel and the identity of the relevant sub-charterer as soon as it becomes aware of the same. The Obligors shall not enter into, or permit the entry into, of any bareboat charter of a Vessel without the prior written consent of the Agent (acting on the instruction of the Majority Lenders) and Sinosure. 82

(c) The Obligors shall not agree to any material amendment to, material variation of or termination of a Time Charter without the prior written consent of the Agent. (d) The Obligors shall procure that following the expiry or termination (howsoever it arises) of a Time Charter: (i) a new charter is entered into on terms and with a charterer acceptable to (and in the absolute discretion of) all the Lenders and Sinosure within sixty (60) days of the expiry or termination of that Time Charter; and (ii) notice of the relevant Time Charterer Assignment is served on the new charterer and the Obligors shall use their best endeavours to obtain a signed acknowledgement from the new charterer. 24.6 Management The Obligors shall: (a) procure that each Vessel is managed solely by the Manager in accordance with the relevant Management Agreement; (b) procure that each Manager in respect of a Vessel complies with ITWF requirements; (c) not terminate, vary or amend in any material respect a Management Agreement or enter into any other management agreement relating to the Vessel without the prior written consent of the Agent; and (d) procure that any replacement Manager shall enter into a new manager’s undertaking in favour of the Security Agent in relation to the relevant Vessel in substantially the same form as the current Manager’s Undertaking on the date on which it enters into a replacement management agreement in respect of the Vessel. 24.7 Inspection (a) In addition to the rights granted to Agent under Cause 18.6 (Access to books and records/audit rights), the Obligors shall allow the Agent (and its agents and representatives) to inspect its books and records (including any records maintained with the Classification Society or any Insurer or Broker) in relation to each Vessel. (b) The Obligors shall allow the Agent (and its agents and representatives) full and complete access to each Vessel for the purposes of performing periodic customary inspections of such Vessel, its cargo and its related records, contracts, documents and log books and otherwise from time to time. (c) Where the Agent (or its agent or representative) exercises its right to inspect a Vessel: (i) the costs and expenses relating to one inspection per calendar year and any additional inspection where the prior inspection showed the Vessel not to be in the condition required by the Finance Documents shall be borne by the Borrower and shall be repayable to the Agent on demand; and (ii) provided no Event of Default is continuing, the Agent shall give reasonable notice and ensure that the inspection does not interfere with the Vessel’s employment. 83

24.8 Valuation (a) On the Delivery Date for a Vessel, on each last day of a financial half year of the Guarantor falling thereafter, on each last day of a financial year of the Guarantor falling thereafter and at any other time either at the reasonable request of the Agent or following the occurrence of a Default, the Obligors shall procure a Valuation of that Vessel. (b) Each Valuation (other than Valuations carried out pursuant to Clause 24.9 (Asset Cover Ratio) following a Default) shall be: (i) the average of two valuations carried out by two Approved Valuers appointed by the Agent, which valuations shall be: (A) delivered in the form of a valuation certificate to the Agent; (B) dated as at a date not more than six (6) weeks previously; (C) be on the basis of a sale of the relevant Vessel for prompt delivery for cash on a without charter (unless the relevant Vessel is engaged or employed under a contract with six months or more remaining, in which case it shall be a charter-inclusive basis) or security basis and at arm’s length on normal commercial terms as between a willing buyer and a willing seller; and (ii) at the cost of the Guarantor. (c) If the market valuations prepared by the Approved Valuers differ by more than ten (10) per cent., a third valuation shall be prepared in accordance with paragraphs (b)(i) and (ii) of this Clause 24.8 by a third Approved Valuer, whereby the Valuation shall comprise average of the three valuations so obtained. (d) For the purposes of obtaining Valuation on a charter-inclusive basis, the value of the relevant Vessel shall be calculated as the aggregate of: (i) the present value of the “bareboat equivalent” time charter income of the relevant Vessel (for the remaining term of such time charter period excluding any renewal options); and (ii) the present value of the residual value of the relevant Vessel at the end of the time charter period which shall be deemed to be equal to the current without charter value of a vessel with similar characteristics to the relevant Vessel, save for age, which shall be equal to the age of the relevant Vessel at the expiration of the time charter (excluding any renewal options). In calculating the present value, the applicable discount rate shall be, at the time of the valuation, the aggregate of the applicable mid market interest Swap Rate (at 11:00 a.m. in London on the date of its relevant valuation) for a period equal to the remaining term of the Vessel’s time charter (excluding any renewal options). (e) The Valuation of any Vessel still under construction shall be the valuation determined in accordance with paragraphs (b), (c) and (d) above, less the aggregate amount of the Pre- Delivery Instalments outstanding and the Final Instalment applicable to such Vessel. (f) The Obligors shall provide all such information and assistance as an Approved Valuer reasonably requires in order to effect a Valuation. 84

24.9 Asset Cover Ratio (a) The Obligors shall ensure that the aggregate market value (determined by reference to the most recent Valuation) of each Vessel is at all times 125% of the value of the aggregate outstanding Loans made to the Borrowers under the Tranche under each Facility relating to such Vessel (the “Asset Cover Ratio”). (b) If at any time the Asset Cover Ratio is not complied with in respect of any Vessel, the Obligors shall immediately notify the Agent whereupon the Obligors shall be required, within 30 days of the date of non-compliance either (i) to prepay the outstanding Loans relating to that Vessel (such prepayment to be applied pro rata against the instalments which remain payable on each future Repayment Date) to the value of an amount equal to the amount required to remedy the Asset Cover Ratio or (ii) to make an interest bearing cash deposit with the Agent or to provide or cause to be provided to the Agent additional collateral (such collateral to be from a security provider and in all respects satisfactory to the Agent (acting on the instructions of all Lenders)), such that the relevant Asset Cover Ratio is again met in respect of that Vessel. (c) The Agent shall be entitled to require that a Valuation in respect of each Vessel shall be carried out following the occurrence of a Default. 24.10 Compliance with maritime safety regulations Each Obligor shall procure that: (a) the Manager and any Operator complies with, and shall ensure that the relevant Vessel will at all times comply with, the ISM Code, the ISPS Code and any other international maritime regulations relevant to the operation and maintenance of the relevant Vessel; (b) copies of valid certificates evidencing compliance with the regulations referred to in paragraph (a) above are provided to the Agent as soon as the same become available; and (c) a copy of the DOC and the original SMC are kept on board each Vessel at all times. 24.11 US Operations The Obligors shall procure that, if a Vessel undertakes a US Operation, it shall: (a) obtain and maintain the requisite certification; (b) make the applicable declarations; and (c) where requested by the Agent and as required by Clause 25.4 (Insurance requirements for US Operations), make such additional insurance arrangements as the Agent may reasonably specify in accordance with good shipping industry practice. 24.12 Modifications No Obligor shall remove or permit the removal of any material equipment from any Vessel, nor make or permit to be made any material alteration in the structure, type or speed of any Vessel without the prior written consent of the Agent, which it shall have full power to withhold. 24.13 Arrest The Obligors shall procure the release of any Vessel which is arrested confiscated, seized, taken in execution, impounded, forfeited, detailed in exercise or purposes of any possessory lien or 85 other claim or otherwise taken from the possession of the Borrower, within five (5) days thereafter. 24.14 Unrest If the Flag State becomes involved in hostilities or civil war or there is a seizure of power in the Flag State by unconstitutional means, and if, in any such case, such event could in the reasonable opinion of the Agent be expected to have a Material Adverse Effect, the Obligors shall within ten (10) Business Days procure the change of registration of the vessel to a registry of another state or territory proposed in writing by the Obligors and approved by the Agent in writing. 25. INSURANCE 25.1 General insurances Each Obligor shall maintain, or cause to be maintained, insurances on and in relation to its business and assets with reputable insurers against those risks and to the extent usually insured against by prudent companies located in the same or a similar location and carrying on a similar business. 25.2 Vessel-related insurances (a) Each Borrower shall at all times from Delivery of a Vessel and whilst any Liabilities remain outstanding, at its expense, maintain or procure the maintenance of the following insurances in respect of any Vessel: (i) cover against fire and usual marine risks (including excess risks) and war risks (including, without limitation, terrorist acts, piracy, blocking and trapping) on an “agreed value” basis for the Agreed Value, with the Hull and Machinery insured value being at least 80% of 125% of the Loan outstanding in respect of the Vessel; and (ii) protection and indemnity cover for the full tonnage of the Vessel (including, for the avoidance of doubt, pollution cover at the maximum level available of $1,000,000,000 or such higher maximum amount which may become available from time to time); (iii) such other insurances in connection with the Vessel which the Agent may reasonably require, each in form and substance acceptable to the Agent. (b) The Security Agent may, at the cost of the Borrowers, take out and renew annually an Mil Policy for an amount equal to one hundred and ten per cent. (110%) of the Loans outstanding in respect of the Vessel. The Obligors shall fully indemnify the Security Agent upon demand in respect of all previous and other expenses incurred in connection with effecting, maintaining or reviewing such insurance or dealing with any matter in connection therewith. 25.3 Insurance requirements (a) Each Borrower will effect, or cause to be effected, the Insurances: (i) in Dollars or such other currency as the Agent may approve; 86

(ii) through the Brokers and/or Insurers with such first class insurance companies and/or underwriters as may from time to time be approved in writing by the Agent and underwritten one hundred per cent. (100%) by such insurers; (iii) in the case of protection and indemnity cover, with a protection and indemnity association which is a member of the International Group of P&I Clubs (or its successor); and (iv) in the case of war risks cover, with leading war risks associations or through the Brokers and/or Insurers with such first class insurance companies and/or underwriters as may from time to time be approved in writing by the Agent and underwritten one hundred per cent. (100%) by such insurers. (b) Subject to paragraph (c) below, the Agent may require the Insurances to be reviewed at any time by its Insurance Advisor and, if so required by the Agent, each Borrower will provide any information reasonably requested by the Lender’s Insurance Adviser for the purposes of the review. (c) Each Borrower will reimburse the Agent for the reasonable cost of obtaining a detailed report on the Insurances from the Agent’s Insurance Advisor which states the opinion of that firm as to the adequacy of those Insurances, provided that the Agent may only require the Borrower to reimburse it for the cost of any such report once a year, unless: (i) there has been or is proposed to be a material change in the terms of the Insurances; (ii) there has been or is proposed to be a change of Insurer; and/or (iii) a Default or Event of Default has occurred and is continuing. 25.4 Insurance requirements for US Operations Before any Vessel undertakes a US Operation, the relevant Borrower shall: (a) ensure that the certificate of entry for the relevant Vessel issued by the protection and indemnity association with which that Vessel is entered is endorsed, if applicable, with the US Oil Pollution Clause 20/2/91 (as amended or replaced from time to time) and, if applicable, written confirmation is given to the Agent that the relevant Borrower has provided all declarations and satisfied all other requirements of such association and that the US Trading Exclusion Clause has been deleted from the terms upon which such association covers the relevant Vessel against protection and indemnity risks (including oil pollution risks); (b) ensure that the relevant Vessel has a valid COFR (if required); (c) if required by the terms of the Insurances, promptly (and within any applicable time limits) complete and submit to the protection and indemnity association with which the relevant Vessel shall be entered: (i) a declaration made by or on behalf of the Agent, the relevant Borrower and any Operator or any other person who is named as an assured or co-assured in the relevant Vessel’s entry with that association that they will comply with all special 1 terms and conditions of the association (including, without limitation, payment of additional premia for additional voyages) applying to any US Operations; and (ii) any quarterly or other declarations that that association may require to be made (including, without limitation, declarations listing all voyages of that Vessel) to ensure that the relevant Vessel is covered for protection and indemnity risks (including oil pollution risks) on any US Operations, and procure that all such declarations are in a form acceptable to, and contain all information required by, that association; and (d) make any changes to the Insurances (including any increase in the insurance coverage for liability for oil pollution) that the Agent, having regard to appropriate advice from independent insurance advisers appointed by the Agent at the cost of the relevant Borrower, requires (acting on the instructions of any Lender) and which are generally available in the insurance market for vessels of the nature, usage and age of that Vessel and which (having regard to the interests of the Security Agent in the relevant Vessel) it is (or would be) the practice of a prudent operator of such a vessel to obtain. 25.5 Changes to the Insurance requirements (a) Subject to paragraph (b) below, if the Agent (acting on the instructions of any Lender) determines on reasonable grounds that the Insurances do not adequately protect the interests of the parties benefitting from the Insurances (the “Interested Parties”), it will consult with each Borrower and an independent firm of insurance brokers jointly selected by the Agent and the Borrowers in order to agree any changes to the Insurances that may he appropriate to protect the Interested Parties. (b) If the Agent and the Borrowers are unable to agree upon which changes may be appropriate, the Borrowers will comply with any further requirements relating to the Insurances that the Agent (acting on the instructions of any Lender) may stipulate, having regard to the advice of that independent firm of insurance brokers. 25.6 Renewal Each Borrower will: (a) notify the Agent of the date on which the Insurances will expire at least fourteen (14) days prior to their expiry; (b) procure that appropriate instructions for the renewal of the relevant Insurances are given to the applicable Brokers, Insurers, P&l Club or war risks association at least fourteen (14) days before the relevant policies, contracts or entries expire; and (c) procure that confirmation in writing of the terms of that renewal is provided to the Agent by the applicable Brokers, Insurers, P&I Club and/or war risks association as and when each renewal is effected. 25.7 Fleet cover If any of the Insurances referred to in Clause 25.2 (Vessel-related insurances) form part of a fleet cover, the Obligors shall procure that the Brokers or Insurers (as applicable) undertake to the Agent and the Security Agent that: 2

(a) they will not: (i) set off any claims in respect of the Vessel against any premiums due in respect of other vessels under that fleet cover or any premiums due for other insurances; or (ii) cancel the Insurances due to non-payment of premiums for other vessels under that fleet cover or for non-payment of premiums for such other insurances; and (b) if required, they will procure that a separate policy is issued in respect of the Vessel. 25.8 Brokers’ Letters of Undertaking Each Borrower will procure that each Broker and/or Insurer (as the case may be) for the time being and any P&1 Club or war risks association (where available in addition to each such association’s standard undertaking) insuring the Vessel or third party risks provides to the Agent letters of undertaking addressed to the Security Agent in terms reasonably acceptable to the Security Agent under which they agree in relation to the Insurances to: (a) advise the Security Agent promptly: (i) if any underwriter, Broker or Insurer cancels or gives notice of cancellation of any such Insurances; (ii) of any material alteration in, or of any termination or expiry of, any such Insurances; (iii) of any default in the payment of any premium or call; (iv) of the failure to renew any such Insurances fourteen (14) days prior to the date of renewal thereof (which for the avoidance of doubt the Agent shall be entitled but not obliged to pay for in accordance with paragraph (a) of Clause 25.12 (Failure to insure)); and (v) of any act or omission or of any event of which they have knowledge and which might invalidate or render unenforceable in whole or in part any such insurance; (b) hold to the order of the Security Agent any original policies, cover notes, placing slips and certificates issued (including any endorsements) in respect of the Insurances, all of which the Borrower shall deposit or cause to be deposited with such Brokers; (c) supply to the Security Agent copies of all cover notes in respect of all such insurances; and (d) pay, in accordance with the Loss Payable Clause, any proceeds of such Insurances collected by the Brokers from the insurers without any set-off or deduction of any kind, (the “Letters of Undertaking”). 25.9 Protection of the Security Agent Each Borrower will procure that: (a) the interests of the Security Agent are endorsed on the relevant instruments of insurance in accordance with the terms of the notice of the Assignment of Earnings and Insurances; 3

(b) the Loss Payable Clause, or the standard loss payable clause of the relevant association (as the case may be) is endorsed on the relevant instruments of insurance; (c) all original slips, policies or other instruments of insurance from time to time issued in connection with the Insurances referred to in Clause 25.1 (General insurances) are deposited with the Brokers and/or applicable Insurers; and (d) the Security Agent is given certified copies of the relevant insurance cover notes and certificates of entry. 25.10 Insurance undertakings Each Borrower will: (a) comply with the terms and conditions of the Insurances and the requirements of the Transaction Documents in relation to the Insurances; (b) not do, consent to or permit any act or omission which might invalidate or render unenforceable the whole or any part of the Insurances; (c) not permit any Vessel to be employed otherwise than in conformity with the terms of the Insurances (including any warranties, express or implied, therein); (d) not materially amend, vary or substitute any Insurance or any element thereof, nor consent to or permit any of the same, without the prior written consent of the Agent; (e) not take out, or permit the taking out of, any additional insurances with respect to any Vessel if those additional insurances would result in the operation of any average clause or would otherwise prejudice the Lenders’ interest in the Insurances (unless the Insurers have consented to those additional insurances); (f) subject to paragraph (e) above, if any additional insurances are taken out, ensure that such additional insurances are endorsed with a notice of the Assignment of Earnings and Insurances and a Loss Payable Clause; (g) take all necessary action and comply with all requirements which may from time to time be applicable (including, without limitation, the making of all requisite declarations within any prescribed time limits) to ensure that the Insurances: (i) are not made subject to any exclusions or qualifications to which the Agent has not given its prior written consent; and (ii) are otherwise maintained on terms and conditions from time to time approved in writing by the Agent, which approval will not be unreasonably withheld or delayed; (h) pay, or procure payment of, all premiums, additional premiums, calls, contributions or other sums payable in respect of all the Insurances punctually and in accordance with the policy terms and conditions and shall produce all relevant receipts or other evidence of payment when required to do so by the Agent; (i) reimburse the total premium cost in respect of any MII Policy upon first written demand by the Agent; 4

(j) promptly after receiving them, provide to the Agent copies of any communication relating to: (i) the non-payment of premiums and/or cancellation of the Insurances; and (ii) the imposition of any exclusion or qualification or other material modification of the Insurances; (k) be responsible for any deductible under the Insurances; (l) not create or permit to exist any Security over its interests in the Insurances, other than Permitted Lien; (m) promptly arrange for the execution of such guarantees or indemnities as may from time to time be required by an Insurer, P&I Club or war risks association; and (n) not take any action that may adversely affect the interests and rights of the Agent under the Sinosure insurance Policy. 25.11 Payment and settlement of claims (a) Each Borrower will apply all sums receivable under the Insurances which are paid to it in accordance with the Loss Payable Clause. (b) No Borrower shall abandon or settle by way of compromise any claim arising under any of the Insurances in excess of the Specified Amount (or its equivalent in another currency) or permit any of the same, without the prior written consent of the Security Agent (if so directed by the Agent). (c) Each Borrower will do all things necessary and provide all documents, evidence and information within its power which may be reasonably requested by the Agent to enable the Agent to collect and recover any moneys which may at any time become due in respect of the Insurances. 25.12 Failure to insure (a) If a Borrower fails to maintain the Insurances as required by this Agreement, the Agent may: (i) at any time while that failure is continuing, require the applicable Vessel to remain at, or to proceed to and remain at, any port designated by the Agent until the failure is remedied to its satisfaction; (ii) pay the premiums due or effect and maintain insurances satisfactory to it; and/or (iii) otherwise remedy that failure in such manner as it considers appropriate without being obliged to do so, in each case without prejudice to its right to treat that failure as an Event of Default. (b) The Borrower shall immediately reimburse the Agent for any amounts paid by the Agent under paragraph (a) above, together with interest from the date of payment by the Agent to the date of reimbursement. 26. EVENTS OF DEFAULT Each of the events or circumstances set out in Clause 26 is an Event of Default (save for Clause 26.22 (Acceleration). 5

26.1 Non-payment An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless: (a) its failure to pay is caused by administrative or technical error; and (b) payment is made within three Business Days of its due date. 26.2 Breach of Insurances Any Obligor fails to obtain and/or maintain the Insurances (in accordance with the requirements of the Finance Documents) or if any insurer in respect of such Insurances cancels the Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for the said Insurances or for any other failure or default on the part of an Obligor or any other person. 26.3 Financial covenants Any requirement of Clause 21 (Financial covenants) is not satisfied. 26.4 Other obligations (a) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 26.1 (Non-payment), Clause 26.2 (Breach of Insurances) and Clause 26.3 (Financial covenants)) or of the Operative Documents. (b) No Event of Default under paragraph (a) above in relation to 22.1 (Authorisations) will occur if the failure to comply is capable of remedy and is remedied within ten (10) Business Days of the Agent (acting on behalf of the Secured Parties) giving notice to the relevant Obligor or the relevant Obligor becoming aware of the failure to comply. 26.5 Misrepresentation Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made. 26.6 Cross default (a) Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period. (b) Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described). (c) Any commitment for any Financial indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described). (d) Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described). 6

(e) No Event of default will occur under this Clause 26.6 if the aggregate amount of Financial Indebtedness of any member of the Group or Commitment for Financial Indebtedness of any member of the Group falling within paragraphs (a) to (d) above is less than US$1,000,000 (or its equivalent in any other currency or currencies) or, in respect of the Guarantor only, US$5,000,000 (or its equivalent in any other currency or currencies). 26.7 Insolvency (a) Any Obligor is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness. (b) The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities). (c) A moratorium is declared in respect of any indebtedness of any Obligor. 26.8 Insolvency proceedings Any corporate action, legal proceedings or other procedure or step is taken in relation to: (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor; (ii) a composition, compromise, assignment or arrangement with any creditor of any Obligor; (iii) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor or any of their respective assets; or (iv) enforcement of any Security over any assets of any Obligor, or any analogous procedure or step is taken in any jurisdiction, but excluding any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement and prior to its advertisement. 26.9 Creditor& process Any expropriation, attachment, sequestration, distress or execution affects (i) any asset of a Borrower or (ii) assets of the Guarantor having an aggregate value of US$5,000,000 and which respectively is not discharged within 10 Business Days. 26.10 Change of Control A Change of Control occurs. 26.11 Final judgement An Obligor or any member of the Group fails to pay any sum due from it under any final judgement or final order made or given by any court of competent jurisdiction. 26.12 Cessation of business Any Obligor suspends or ceases or threatens to suspend or cease to carry on its business, other than a sale or total loss of a Vessel expressly permitted under the terms of this Agreement. 7

26.13 Unlawfulness It is or becomes unlawful for an Obligor or Sinosure to perform any of its obligations under the Finance Documents or the Sinosure Insurance Policy. 26.14 Seizure All or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, the Obligors are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any agency or governmental authority. 26.15 Termination and material breach of any Time Charter Any Time Charter is cancelled or terminated or becomes frustrated for any reason whatsoever (other than expiry by effluxion of time or where such termination was notified to the Agent and such notification was acknowledged and consented to in writing by the Agent and Sinosure, provided always that a new charter is entered into in accordance with Clause 24.5(d) and that Security equivalent to the Time Charter Assignments will have been granted to the Security Agent in respect of any replacement charter) or the Time Charterer fails to pay any Charterhire due thereunder for a period exceeding 30 days, or there is any other material breach of the Time Charter which has a Material Adverse Effect. 26.16 Management Agreement Notice of termination under a Management Agreement is served for any reason whatsoever, or a Management Agreement varied in any manner not permitted pursuant to the Finance Documents, where the relevant Borrower has not appointed a substitute manager which is satisfactory to the Agent. 26.17 Repudiation An Obligor or Sinosure repudiates a Finance Document or the Sinosure Insurance Policy or evidences an intention to repudiate a Finance Document or the Sinosure Insurance Policy. 26.18 Security and guarantees Any Security Document or any guarantee in any Finance Document is not in full force and effect or any Security Document does not create in favour of the Security Agent for the benefit of the Secured Parties the Security which it is expressed to create with the ranking and priority it is expressed to have. 26.19 Sinosure Insurance Policy (a) The Sinosure Insurance Policy is cancelled, rescinded or otherwise terminated or impaired, or is not issued in full force and effect. (b) Sinosure ceases to be a policy-oriented statutory financial institution under the direct authority of the PRC State Council. (c) Sinosure refuses to accept a claim by the Insured or the Sinosure Agent (being duly appointed as agent by the Lenders, in other words, the Insured) under the Sinosure Insurance Policy or to pay the compensation in a manner as instructed by the Facility Agent (except where such refusal is valid under the Sinosure Insurance Policy. 8

26.20 Intercreditor Agreement Any party (other than a Secured Party) fails to comply with its obligations under the Intercreditor Agreement. 26.21 Material adverse change The Majority Lenders determine that a Material Adverse Effect exists, has occurred or might occur. 26.22 Acceleration (a) On and at any time after the occurrence of an Event of Default and subject to the prior consent of Sinosure (not to be unreasonably withheld or delayed), the Agent may, and shall if so directed by the Majority Lenders, by notice to the Obligors: (i) cancel the Total Commitments whereupon they shall immediately be cancelled; (ii) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or (iii) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders. (b) On and at any time after the occurrence of an Event of Default, any Lender may instruct the Sinosure Agent (upon giving 3 Business Days notice the other Lenders) to enforce on its behalf its rights and remedies under the Sinosure Insurance Policy. (c) The Agent shall notify each Hedging Bank and Sinosure as soon as practicable after it exercises any of its rights under this Clause 26.22 (Acceleration). 9

SECTION 9 CHANGES TO PARTIES 27. CHANGES TO THE LENDERS 27.1 Assignments and transfers by the Lenders (a) Subject to this Clause 27, a Lender (the “Existing Lender”) may: (i) assign any of its rights; or (ii) transfer by novation any of its rights and obligations, under the Finance Documents to another bank or financial institution or to a trust, fund, Sinosure or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”). (b) The consent of Sinosure (not to be unreasonably withheld or delayed) is required for an assignment or transfer by a Lender. (c) The consent of the Guarantor (not to be unreasonably withheld or delayed) is required for an assignment or transfer by a Lender, other than: (i) following the occurrence of an Event of Default; or (ii) in respect of an assignment or transfer by a Lender or to an Affiliate of a Lender. 27.2 Conditions of assignment or transfer (a) An Existing Lender shall notify the Obligors of an assignment or transfer to a New Lender which shall in each case be no lower than US$5,000,000. (b) An assignment will only be effective on: (i) receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was a Lender; (ii) the New Lender acceding to the Intercreditor Agreement in accordance with the terms of the Agreement; and (iii) subject to Clause 20.8 (“Know your customer checks”) performance by the Agent and the Security Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender. (c) A transfer will only be effective if the New Lender accedes to the lntercreditor Agreement in accordance with the terms of the Agreement and the procedure set out in Clause 27.5 (Procedure for transfer) is complied with. (d) If: 10

(i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents and its interests in respect of the Sinosure Insurance Policy (including rights against Sinosure and/or the Sinosure Agent or Agent) or changes its Facility Office; and (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross-up and Indemnities) or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred, provided that, notwithstanding the foregoing, if Sinosure becomes a New Lender as a lender hereunder the provision of this paragraph (d) shall not apply but any payments required to be made by an Obligor pursuant to Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased Costs) shall apply. (e) Any assignment or transfer made by an Existing Lender of any of its rights and/or obligations with respect to any Tranche shall only be permitted if it is a pro rata assignment or transfer of such Existing Lender’s commitments and participations under that Tranche and under each other Tranche. (f) Each Borrower or Existing Lender shall promptly sign, seal, execute, acknowledge, deliver, file and register all such additional documents, instruments, agreements, certificates, consents and assurances and do all such other acts and things as may be required by law or reasonably requested by the Agent from time to time in order to establish, maintain, amend, protect or preserve the rights of a New Lender or a Finance Party under any Account Charge or to enable such New Lender to obtain the full benefits of such Account Charge. 27.3 Assignment or transfer fee The New Lender (other than Sinosure) shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$2,000.00. 27.4 Limitation of responsibility of Existing Lenders (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for: (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Sinosure Insurance Policy or any other documents; (ii) the financial condition of any Obligor or Sinosure; (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents or by Sinosure of its obligations under the Sinosure Insurance Policy; or (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document, the Sinosure Insurance Policy or any other document, and any representations or warranties implied by law are excluded. 97

(b) Each New Lender (other than Sinosure) confirms to the Existing Lender and the other Finance Parties that it: (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities and Sinosure in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document or the Sinosure Insurance Policy; and (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities and Sinosure whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force. (a) Nothing in any Finance Document obliges an Existing Lender to: (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27; or (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents, the Sinosure Insurance Policy (if any) or by Sinosure of its obligations under the Sinosure Insurance Policy, or otherwise. 27.5 Procedure for transfer (a) Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent as agent for all the Finance Parties including the Security Agent and, for this purpose only, for each Obligor, executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate_ (b) The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it and the Security Agent have complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender. (c) On the Transfer Date: (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”); (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and 98

Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender; (iii) the Agent, the Arranger, the Sinosure Agent, the Security Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been a Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger, the Sinosure Agent, the Security Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents or in connection with the Sinosure Insurance Policy; and (iv) the New Lender shall become a Party as a “Lender”. 27.6 Copy of Transfer Certificate or Increase Confirmation to the Obligors The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or Increase Confirmation, send to the Obligors and the Security Agent a copy of that Transfer Certificate or Increase Confirmation. 27.7 Disclosure of confidential information Any Secured Party may disclose: (a) to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Secured Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; (b) to any person: (I) to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers; (ii) Sinosure; (iii) with (or through) whom it or, where the disclosing party is the Agent , a Lender enters into (or may potentially enter into), whether directly or indirectly, any sub- participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers; (iv) appointed by any Secured Party or by a person to whom paragraph (b)(i),(ii) or (iii) above applies to receive communications, notices, information or documents 99 delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 29.14 (Relationship with the Lenders)); (v) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(iii) above; (vi) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; (vii) to whom or for whose benefit that Secured Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 27.8 (Security over Lenders’ rights); (viii) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; (ix) who is a Party; or (x) with the consent of the Borrower; in each case, such Confidential Information as that Finance Party shall consider appropriate if: (A) in relation to paragraphs (b)(i), (b)(ii), b(iii) and b(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information; (B) in relation to paragraph (b)(v) above, the person to whom the Confidential information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; (C) in relation to paragraphs (b)(vi), (b)(vii) and (b)(viii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Secured Party, it is not practicable so to do in the circumstances; (C) to any person appointed by that Secured Party or by a person to whom paragraph (b)(i) or (b)(iii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as 100 may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; (d) to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information. This Clause supersedes any previous agreement relating to the confidentiality of this information. 27.8 Security over Lenders’ rights In addition to the other rights provided to Lenders under this Clause 27, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including: (a) any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and (b) in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as Security for those obligations or securities, except that no such charge, assignment or Security shall: (i) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or (ii) require any payments to be made by an Obligor to be, or grant to any person any rights which are, greater or more extensive than those required to be made or granted to the relevant Lender under the Finance Documents, and payments shall continue to be made to that Lender unless notice to the contrary has been given to the Agent in accordance with Clause 29.14(a). 27.9 Prohibition on Debt Purchase Transactions by the Group No Obligor shall, and the Guarantor shall procure that each other member of the Group shall not: (a) enter into any Debt Purchase Transaction; or 101

(b) beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of Debt Purchase Transaction. 27.10 Additional Arranger A bank, financial institution, trust or fund shall become an Arranger if: (a) that bank, financial institution, trust or fund is or has become a Lender in accordance with the terms of this Agreement; and (b) that bank, financial institution, trust or fund delivers to the Agent a duly completed and executed Accession Letter; and (c) each Arranger consents in writing to such bank, financial institution, trust or fund becoming an Arranger. 28. CHANGES TO THE OBLIGORS No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents without the consent of all Lenders. 102

SECTION 10 THE FINANCE PARTIES 29. ROLE OF THE AGENT, THE SECURITY AGENT AND THE ARRANGER 29.1 Appointment of the Agent and the Security Agent (a) Each other Finance Party, other than the Security Agent (save where expressly so specified), and each Hedging Bank appoints the Agent to act as its agent under and in connection with the Finance Documents. (b) Each other Secured Party appoints the Security Agent to act as security trustee under and in connection with the Finance Documents in relation to any security interest which is expressed to be or is construed to be governed by English or Liberian law, or any other law from time to time designated by the Security Agent and an Obligor. (c) Except as expressly provided in paragraph (b) and without limiting or affecting Clause 34.11 (Parallel Debt), each other Secured Party appoints the Security Agent to act as security agent under and in connection with the Finance Documents. (d) Each other Finance Party and each Hedging Bank authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions. (e) Each other Secured Party authorises the Security Agent to exercise its rights, power, authorities and discretions specifically given to it under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions. (f) Each other Finance Party, other than the Security Agent, authorises the Agent to sign and execute the Intercreditor Agreement on its behalf. 29.2 Duties of the Agent and the Security Agent (a) The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party. (b) The Agent shall promptly forward a copy of any instructions given to it by the Sinosure Agent to the Lenders and details of any actions that it has taken or proposes to take pursuant to its instructions. (c) Except where a Finance Document specifically provides otherwise, neither the Agent nor the Security Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (d) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Secured Parties and Sinosure. (e) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement or receives notice from a Party on the occurrence of any Cause of Loss (as provided for under 103

Article 2 of the Sinosure Insurance Policy) under the Sinosure Insurance Policy, it shall promptly notify the other Secured Parties. (f) The Agent shall promptly send to the Security Agent such certification as the Security Agent may require pursuant to paragraph 7 (Basis of distribution) of Schedule 7 (Security Agency provisions). (g) The duties of the Agent and the Security Agent under the Finance Documents are solely mechanical and administrative in nature. Neither the Agent nor the Security Agent shall have any other duties save as expressly provided in the Finance Documents to which it is a party. (h) The parties agree as follows: (i) at any time prior to the Vote Disclosure Termination Date, where the Agent has requested instructions from the Lenders in relation to the exercise of any right, power or discretion vested in the Agent under this Agreement, the Agent shall, promptly on receipt of a written request from any Lender, disclose in writing to that Lender the instructions it has received to date in response to the Agent’s request for instructions and the amount of Commitment and/or participations in any Loan(s) hereunder which relates to each such instruction (but without having to disclose the name of any Lender); and (ii) if at any point in time the Majority Lenders notify the Agent in accordance with the provisions of Clause 35 (Notifications) that they wish for the provisions of sub-clause (i) above to be disapplied, the Agent will promptly confirm by notice to the other Parties that such provisions are disapplied as of the date on which the Agent issues that notice. 29.3 Role of the Arranger Except as specifically provided in the Finance Documents, each Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document. 29.4 Role of the Security Agent The Security Agent shall not be an agent of (except as expressly provided in any Finance Document) any Secured Party or Obligor under or in connection with any Finance Document. 29.5 No fiduciary duties (a) Nothing in this Agreement constitutes the Agent, the Security Agent (except as expressly provided in any Finance Document) or the Arranger as a trustee or fiduciary of any other person. (b) Neither the Agent, the Security Agent (except as expressly provided in any Finance Document) nor the Arranger shall be bound to account to any Lender or any Hedging Bank for any sum or the profit element of any sum received by it or any Affiliate of it for its own account. 29.6 Business with the Group The Agent, the Security Agent and the Arranger or any Affiliate of any of them may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group. 29.7 Rights and discretions of the Agent and the Security Agent (a) The Agent and the Security Agent may rely on: 104

(i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised and shall have no duty to verify any signature on any document; and (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify. (b) The Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders or, as the case may be, as security trustee for the Secured Parties) that: (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.1 (Non-payment)); (ii) any right, power, authority or discretion vested in any Party, the Majority Lenders or the Majority Hedging Banks (as the case may be) has not been exercised; and (iii) any notice or request made by an Obligor (other than a Utillsation Request) is made on behalf of and with the consent and knowledge of all the Obligors. (c) The Security Agent may assume that any direction or instruction given to it by the Agent is duly authorised by the Majority Lenders, the Lenders, the Majority Hedging Banks or the Hedging Banks (as the case may be) and shall have no obligation to check whether such is the case. (d) Each of the Agent and the Security Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts. (e) Each of the Agent and the Security Agent may act in relation to the Finance Documents through its personnel and agents. (f) The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement and the Security Agent shall be entitled to call for and rely on any such information and the Agent shall be obliged to provide the same promptly on request. (g) Without prejudice to the generality of paragraph (f) above, the Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and an Obligor and shall disclose the same upon the written request of an Obligor or the Majority Lenders. (h) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent, the Security Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. 29.8 Majority Lenders’ instructions (a) (i) Unless a contrary indication appears in a Finance Document, prior to the Senior Discharge Date the Agent shall (A) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (B) not be liable for any act (or 105 omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders. (ii) Unless a contrary indication appears in a Finance Document, after the Senior Discharge Date the Agent shall (A) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Hedging Banks or, if so instructed by the Majority Hedging Banks, refrain from exercising any right, power, authority or discretion vested in it as Agent and (B) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with the instructions of the Majority Hedging Banks. (iii) The Security Agent shall (A) exercise any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Agent (or, if so instructed by the Agent, refrain from exercising any right, power, authority or discretion vested in it as Security Agent) and (B) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with the instruction of the Agent and (C) have no obligation to act or refrain from acting until so instructed. (b) Unless a contrary indication appears in a Finance Document, (i) prior to the Senior Discharge Date any instructions given by the Majority Lenders and (ii) after the Senior Discharge Date any instructions given by the Majority Hedging Banks will be binding on all the Secured Parties. (C) The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) or the Majority Hedging Banks (or, if appropriate, the Hedging Banks) and the Security Agent may refrain from acting in accordance with the instructions of the Agent until (in either case, as the case may be) it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions. (d) In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), the Agent may act (or refrain from taking action) as it considers or, after the Senior Discharge Date, the Majority Hedging Banks (or if appropriate, the Hedging Banks) to be in the best interest of the Lenders and each Hedging Bank but the Security Agent shall have no obligation to act or refrain from acting. (e) Neither the Agent nor the Security Agent is authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. (f) Neither the Agent nor the Security Agent is authorised to act on behalf of a Hedging Bank (without first obtaining that Hedging Bank’s consent) in any legal or arbitration proceedings relating to any Finance Document. 29.9 Responsibility for documentation Neither the Agent, the Security Agent nor the Arranger: (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Security Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document; or 106

(b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document. 29.10 Exclusion of liability (a) Without limiting paragraph (b) below, neither the Agent nor the Security Agent will be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence, fraud or wilful misconduct. (b) No Party (other than the Agent or the Security Agent) may take any proceedings against any officer, employee or agent of the Agent or the Security Agent in respect of any claim it might have against the Agent or the Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent or the Security Agent may rely on this Clause in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999. (C) Neither the Agent nor the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose. (d) Nothing in this Agreement shall oblige the Agent, the Security Agent or the Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent, the Security Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent, the Security Agent or the Arranger. (e) Nothing in this Agreement shall oblige the Agent, the Security Agent or the Arranger to carry out any “know-your-customer” or other checks in relation to any person on behalf of any Hedging Bank and each Hedging Bank confirms to the Agent, the Security Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent, the Security Agent or the Arranger. 29.11 Lenders’ Indemnity to the Agent and the Security Agent (a) Prior to the Senior Discharge Date each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent and the Security Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent or the Security Agent (otherwise than by reason of its fraud, gross negligence or wilful misconduct) in acting as Agent or, as the case may be, Security Agent under the Finance Documents (unless it has been reimbursed by an Obligor pursuant to a Finance Document) (“Indemnified Costs”). (b) After the Senior Discharge Date: (i) with respect to those Indemnified Costs which accrue from prior to the Senior Discharge Date, each Lender and each Hedging Bank shall (in the proportions as set out in paragraph (i) and (ii) below) indemnify the Agent and the Security Agent, within three Business Days of demand, against any Indemnified Costs, where 107

(A) the Lenders shall in aggregate indemnify half of the amount of any Indemnified Costs and each Lender shall bear such amount in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero; and (B) the Hedging Banks shall in aggregate indemnify half of the amount of any Indemnified Costs and each Hedging Bank shall bear such amount in proportion to its mark to market exposure in respect of its transactions under the Hedging Documents to the Total MtM Exposure or, if the Total MtM Exposure is then zero, to its share of the Total MtM Exposure immediately prior to its reduction to zero. (ii) with respect to those Indemnified Costs which accrue after the Senior Discharge Date, each Hedging Bank shall (in proportion to its mark to market exposure in respect of its transactions under the Hedging Documents to the Total MtM Exposure or, if the Total MtM Exposure is then zero, to its share of the Total MtM Exposure immediately prior to its reduction to zero) indemnify the Agent and the Security Agent, within three Business Days of demand, against any Indemnified Costs. 29.12 Resignation of the Agent or the Security Agent (a) The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom or elsewhere as successor by giving notice to the other Secured Parties and the Obligors. (b) Alternatively the Agent may resign by giving notice to the other Secured Parties and the Obligors, in which case (x) prior to the Senior Discharge Date, the Majority Lenders (after consultation with the Obligors) and (y) after the Senior Discharge Date, the Majority Hedging Banks, shall appoint a successor Agent. (c) The Security Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom or elsewhere as successor by giving notice to the other Secured Parties and the Obligors. (d) Alternatively the Security Agent may resign by giving notice to the other Secured Parties and the Obligors, in which case (x) prior to the Senior Discharge Date, all Lenders (after consultation with the Obligors) and (y) after the Senior Discharge Date, the Majority Hedging Banks, may appoint a successor Security Agent. (e) If the Majority Lenders or the Majority Hedging Banks (as the case may be) have not appointed a successor Agent in accordance with paragraph (b) above or, as the case may be, Security Agent in accordance with paragraph (d) above, within 30 days after notice of resignation was given, the Agent or, as the case may be, the Security Agent (after consultation with the Obligors and the Hedging Banks) may appoint a successor Agent or Security Agent (acting through an office in the United Kingdom). (f) The retiring Agent or Security Agent shall, at its own cost, make available to its successor such documents and records and provide such assistance as its successor may reasonably request for the purposes of performing its functions as Agent or Security Agent under the Finance Documents. 108

(g) The resignation notice of the Agent or Security Agent shall only take effect upon the appointment of a successor. (h) Upon the appointment of a successor, the retiring Agent or Security Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 29. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. (i) Prior to the Senior Discharge Date and after consultation with the Obligors, the Majority Lenders may, by notice to the Agent or, all Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) or (d) above (as the case may be). In this event, the Agent or, as the case may be, the Security Agent shall resign in accordance with paragraph (b) or (d) above (as the case may be). (j) After the Senior Discharge Date and after consultation with the Obligors, the Majority Hedging Banks may, by notice to the Agent or, as the case may be, the Security Agent, require it to resign in accordance with paragraph (b) or (d) above (as the case may be). In this event, the Agent or, as the case may be, the Security Agent shall resign in accordance with paragraph (b) or (d) above (as the case may be). 29.13 Confidentiality (a) The Agent (in acting as agent for any or all of (i) the Finance Parties and (ii) the Hedging Banks) and the Security Agent (in acting as security trustee for the Secured Parties) shall be regarded as acting through its respective agency or security trustee division which in each case shall be treated as a separate entity from any other of its divisions or departments. (b) If information is received by another division or department of the Agent or, as the case may be, the Security Agent, it may be treated as confidential to that division or department and the Agent or, as the case may be, the Security Agent shall not be deemed to have notice of it. 29.14 Relationship with the Lenders (a) The Agent and the Security Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless the Agent or the Security Agent (as the case may be) has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement. (b) Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formula). 29.15 Credit appraisal by the Lenders Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document or the Sinosure Insurance Policy, each Lender confirms to the Agent, the Security Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document and the Sinosure Insurance Policy including but not limited to: (a) the financial condition, status and nature of each member of the Group or Sinosure; 109

(b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Sinosure Insurance Policy and any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document and the Sinosure Insurance Policy; (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document or the Sinosure Insurance Policy, the transactions contemplated by the Finance Documents, the Sinosure Insurance Policy or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Sinosure Insurance Policy; and (d) the adequacy, accuracy and/or completeness of any information provided by the Agent, the Security Agent, any Party or by any other person under or in connection with any Finance Document, the Sinosure Insurance Policy, the transactions contemplated by the Finance Documents, the Sinosure Insurance Policy or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Sinosure Insurance Policy. 29.16 Credit appraisal by the Hedging Banks Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Hedging Bank confirms to the Agent, the Security Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to: (a) the financial condition, status and nature of each member of the Group; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; (c) whether that Hedging Bank has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and (d) the adequacy, accuracy and/or completeness of any information provided by the Agent, the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document. 29.17 Reference Banks If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Obligors) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank. 110

29.18 Management time of the Agent Any amount payable to the Agent under Clause 14.3 (Indemnity to the Agent, the Sinosure Agent and the Security Agent), Clause 16 (Costs and expenses) and Clause 29.11 (Lenders’ indemnity to the Agent and the Security Agent) shall include the cost of utilising its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as it may notify to the Obligors and the Lenders, and is in addition to any fee paid or payable to it under Clause 11 (Fees). 29.19 Security Agency provisions The provisions of Schedule 7 (Security Agency provisions) shall bind each Party. 29 20 Deduction from amounts payable by the Agent or the Security Agent If any Party owes an amount to the Agent or the Security Agent under the Finance Documents the Agent or the Security Agent (as the case may be) may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent or the Security Agent (as the case may be) would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted. 30. ROLE OF THE SINOSURE AGENT 30.1 Appointment and duties of the Sinosure Agent (a) Each Lender irrevocably appoints the Sinosure Agent to act as its agent under the Finance Documents in relation to matters involving Sinosure, and specifically the Sinosure Insurance Policy and payment of the Sinosure premium. (b) Each Lender and the Arranger irrevocably authorises the Sinosure Agent to: (i) perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and (ii) execute each Finance Document expressed to be executed by the Sinosure Agent. (c) The Sinosure Agent has only those duties which are expressly specified in the Finance Documents. (d) The Sinosure Agent shall be responsible for monitoring whether, in relation to a particular Loan, the further conditions precedent set out in Clause 4.4 (Further conditions precedent) are satisfied. (e) The Sinosure Agent shall promptly, and in any event, one Business Day prior to a proposed Utilisation Date, notify the Facility Agent in the event that the further condition precedent set out in Clause 4.4(d) (Further conditions precedent) is not satisfied. In the absence of any such notification (from the Sinosure Agent or any other entity), the Agent shall be entitled to assume that such further conditions precedent have been satisfied with regard to the proposed utilisation. 111

(f) The Sinosure Agent shall be entitled to perform its duties under the Finance Documents through its London Branch. 30.2 Resignation of the Sinosure Agent (a) The Sinosure Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower. (b) Alternatively the Sinosure Agent may resign by giving notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Sinosure Agent. (c) If the Majority Lenders have not appointed a successor Sinosure Agent in accordance with paragraph (b) above within 30 calendar days after notice of resignation was given, the Sinosure Agent (after consultation with the Borrower) may appoint a successor Sinosure Agent. (d) The retiring Sinosure Agent shall, at its own cost, make available to the successor Sinosure Agent such documents and records and provide such assistance as the successor Sinosure Agent may reasonably request for the purposes of performing its functions as Sinosure Agent under the Finance Documents. (e) The Sinosure Agent’s resignation notice shall only take effect upon the appointment of a successor. (f) Upon the appointment of a successor, the retiring Sinosure Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 30. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. (g) After consultation with the Borrower, the Majority Lenders may, by notice to the Sinosure Agent, require it to resign in accordance with paragraph (b) above. In this event, the Sinosure Agent shall resign in accordance with paragraph (b) above. 30.3 Lenders’ indemnity to the Sinosure Agent Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Sinosure Agent within 5 Business Days of demand, against any cost, loss or liability incurred by the Sinosure Agent (otherwise than by reason of the Sinosure Agent’s gross negligence or wilful misconduct) in acting as Sinosure Agent under the Finance Documents or the insured party under the Sinosure Insurance Policy (unless the Sinosure Agent has been reimbursed by the Borrower pursuant to a Finance Document). 31. THE ACCOUNT BANK 31.1 Role of the Account Bank (a) The Account Bank shall be responsible for performing the functions of an Account Bank expressly mentioned herein. (b) Except as specifically provided in the Finance Documents, the Account Bank has no obligations of any kind to any other Party under or in connection with any Finance Document. 112

(c) The Account Bank (in its capacity as Account Bank) shall not be deemed to be an agent, trustee or fiduciary of any Finance Party or an Obligor under or in connection with any Finance Document. The Account Bank does not have any proprietary interest in the amounts credited to the Earnings Accounts but merely holds such amounts as banker subject to the terms of this Agreement. (d) The duties of the Account Bank under the Finance Documents are solely mechanical and administrative in nature. (e) The Account Bank and the Borrowers shall comply with the terms of the provisions relating to it hereunder. 31.2 Account Bank’s business The Account Bank may accept deposits from, lend money to and generally engage in any kind of banking or other business with, a Borrower and any other party to any Finance Document or Operative Document. 31.3 Rights and discretions of the Account Bank (a) The Account Bank may rely on: (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify. (b) The Account Bank may assume (unless it has received notice to the contrary in its capacity as Account Bank) that: (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 26.1 (Non-payment)); and (ii) any right, power, authority or discretion vested in any Party has not been exercised. (c) The Account Bank may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts and may act in relation to the Finance Documents through its personnel and agents. 31.4 Excluded obligations Notwithstanding anything to the contrary expressed or implied in this Agreement, the Account Bank shall not: (a) be bound to enquire as to the occurrence or otherwise of a Default or the performance by any other party to any of the Finance Documents of its obligations thereunder; (b) be bound to exercise any right, power or discretion vested in such Account Bank under any of the Finance Documents; (c) be bound to account to any other party hereto for any sum or the profit element of any sum received by it for its own account; (d) be bound to disclose to any other person any information relating to any other person; or 113

(e) be under any obligation to enquire as to the purpose of any withdrawal from an Earnings Account. 31.5 Exclusion of liability The Account Bank does not accept any responsibility for the accuracy and/or completeness of any information supplied in connection with any Finance Document or for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and shall not be under any liability as a result of taking or omitting to take any action in relation to the Earnings Accounts or the Finance Documents save in the case of gross negligence or wilful misconduct. 31.6 No actions Each of the other Parties hereto agrees that it will not assert or seek to assert against any director, officer or employee of the Account Bank any claim it might have against the Account Bank in respect of the matters referred to in Clause 31.5 (Exclusion of liability). 31.7 Further Account Bank provisions (a) The Account Bank shall not be under any duty to give the amounts standing to the credit of the Earnings Accounts held by it hereunder any greater degree of care than it gives to its own similar property. (b) This Agreement expressly sets forth all the duties of the Account Bank. The Account Bank shall not be bound by (and shall be deemed not to have notice of) the provisions of any other agreement entered into by or involving either Borrower except this Agreement and any Payment Instruction and no implied duties or obligations of the Account Bank shall be read into this Agreement and any Payment Instruction. (c) The Account Bank is under no duty to ensure that funds withdrawn from the Earnings Accounts are actually applied for the purpose for which they were withdrawn or that any Payment Instruction or other instruction or direction by a Borrower or the Borrowers is accurate, correct or in accordance with this Agreement. (d) The Account Bank shall not be required to make any distribution to the extent that the amounts standing to the credit of the Earnings Accounts or the relevant Earnings Account is insufficient. (e) Each Borrower unconditionally agrees to the use of any form of telephonic or electronic monitoring or recording by the Account Bank as the Account Bank deems appropriate for security and service purposes. (f) (i) The Account Bank shall not be liable to any person or entity including, but not limited to the Borrowers for any loss, liability, claim, action, damages or expenses arising out of or in connection with its performance of or its failure to perform any of its obligations under this Agreement save as are caused by its own gross negligence or wilful default; (ii) no Party shall be required to perform any of its obligations under this Agreement in the event of a force majeure event or if performance would result in such Party being in breach of any law or other regulation; 114

(iii) the liability of the Account Bank hereunder shall be limited to an amount equal to the sum of the amounts standing to the credit of the Earnings Accounts; (iv) notwithstanding the foregoing, under no circumstance will the Account Bank be liable to any Party for any consequential loss (inter allia, being loss of business, goodwill, opportunity or profit) even if advised of the possibility of such loss or damage. (g) Each Borrower shall indemnify and keep the Account Bank (and, without limitation, its directors, officers, agents and employees) indemnified and hold each of them harmless from and against any and all losses, liabilities, claims, actions, damages, fees and expenses, (including lawyers’ fees and disbursements), arising out of or in connection with this Agreement, save as are caused by their own gross negligence or wilful default. (h) Without prejudice to Clause 31.7(f)(i), the Account Bank shall not be obliged to make any payment or otherwise to act on any request or instruction notified to it under this Agreement if it is unable: (i) to verify any signature on the notice of request or instruction against the specimen signature provided for the relevant Authorised Representative hereunder; and (ii) to validate the authenticity of a request by a Borrower by telephoning a Callback Contact who is not the relevant Authorised Representative for the relevant Party. (i) The Account Bank shall be entitled to rely upon any order, judgment, decree, certification, demand, notice, or other written instrument delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or validity or the service thereof. The Account Bank may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorised to do so. Each Borrower acknowledges that it is fully aware of the risks associated with transmitting instructions via facsimile and telephone. (j) The Account Bank may consult lawyers or professional advisers over any question as to the provisions of this Agreement or its duties. The Account Bank may act pursuant to the advice of lawyers or other professional advisers with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice. (k) The Account Bank does not have any interest in the amounts standing to the credit of the Earnings Accounts deposited hereunder. (l) This paragraph (l), and paragraph (f), paragraph (g), paragraph (i) and paragraph (j), above, shall survive notwithstanding any termination of this Agreement or the resignation or replacement of the Account Bank. (m) The Account Bank shall have no responsibility for the contents of any ruling of the arbitrators or any third party contemplated in any other document, to which a Borrower is privy, as a means to resolve disputes and may rely without any liability upon the contents thereof. (n) In the event of any disagreement between the Borrowers and any other person resulting in adverse claims or demands being made in connection with the amounts standing to the credit of 115 the Earnings Accounts, or in the event that the Account Bank in good faith is in doubt as to what action it should take hereunder, the Account Bank shall be entitled to retain such amounts until required to release it in accordance with Clause 18.4(d)(ii). (0) No printed or other matter in any language (including without limitation prospectuses, notices, reports and promotional material) which mentions the Account Bank’s name or the rights, powers, or duties of the Account Bank shall be issued by either Borrower or on its behalf unless the Account Bank shall first have given its written consent thereto. (p) The obligations and duties of the Account Bank will be performed only by the Account Bank and, except to the extent required under any applicable law, are not obligations or duties of any other Citigroup Company (including any branch or office of the Account Bank) and the rights of a Borrower and the Security Agent with respect to the Account Bank extend only to such Account Bank and, except to the extent required under any applicable law, do not extend to any other Citigroup Company. (q) The Account Bank may use (and its performance will be subject to the rules of) any communications, clearing or payment system, intermediary bank or other system. 31.8 Cessation by the Account Bank (a) The Account Bank may at any time (without assigning any reason therefor) notify the Agent and the Borrowers in writing that it wishes to cease to be the Account Bank under this Agreement and upon receipt of such notice the Agent, with the consent of the Borrowers (such consent not to be unreasonably withheld or delayed), may nominate as a successor to the Account Bank: (i) another Lender which has a minimum credit rating in respect of its unsecured long term debt of either BBB+ from S&P or Baal from Moody’s or, if higher, a rating equivalent to the retiring Account Bank; or, if none are able or willing to do so; (ii) another financial institution acting through an office in London and which has a minimum credit rating in respect of its unsecured long term debt of either A+ from S&P or Al from Moody’s, by giving notice to the Secured Parties and the Borrowers. (b) The Account Bank may (at its own cost) resign and appoint one of its Affiliates acting through an office in London and which has a minimum credit rating in respect of its unsecured long term debt of either BBB+ from S&P or Baal from Moody’s as successor by giving notice to the Lenders and the Borrowers. (c) The Account Bank’s resignation shall only take effect upon the successor Account Bank notifying the Agent that it accepts its appointment and such successor acceding to each of the Finance Documents to which the retiring Account Bank was a party, (d) If there is a change of Account Bank, the amount (if any) standing to the credit of the Earnings Accounts maintained with the old Account Bank will be transferred to the corresponding Earnings Accounts maintained with the new Account Bank immediately upon the appointment 116 taking effect, whereupon the Account Bank shall be discharged from all further obligations arising in connection with this Agreement. (e) The Borrowers shall do all such things as the Agent and the Security Agent may reasonably request in order to facilitate any such change (including, without limitation, the execution of bank mandate forms and replacement Security over the Earnings Accounts). They shall do so at their own expense in all cases other than where the Account Bank is resigning and appointing one of its Affiliates pursuant to paragraph (b) above. (f) Upon the appointment of a successor, the retiring Account Bank shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 31. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. (g) With the agreement of the Borrowers, such agreement not to be unreasonably withheld or delayed, the Lenders may, by notice to the Account Bank, require it to resign in accordance with paragraph (a) or (b) above. In this event, the Account Bank shall resign in accordance with paragraph (a) or (b) above, as the case may be. (h) The retiring Account Bank shall, at its own cost, make available to the successor Account Bank such documents and records and provide such assistance as the successor Account Bank may reasonably request for the purposes of performing its functions as the Account Bank under the Finance Documents. 32. CONDUCT OF BUSINESS BY THE FINANCE PARTIES No provision of this Agreement will: (a) interfere with the right of any Secured Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige any Secured Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or (c) oblige any Secured Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 33. SHARING AMONG THE SECURED PARTIES 33.1 Payments to Secured Parties If a Secured Party (a “Recovering Secured Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 34 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then: (a) the Recovering Secured Party shall, within three Business Days, notify details of the receipt or recovery to the Agent; (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Secured Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 34 (Payment 117 mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and (c) the Recovering Secured Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Secured Party as its share of any payment to be made, in accordance with Clause 34.5 (Partial payments and prepayments), provided that this Clause shall not apply to the Security Agent except in respect of amounts which would otherwise fall under paragraph (a) of Clause 34.5 (Partial payments and prepayments). 33.2 Redistribution of payments The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Secured Parties (other than the Recovering Secured Party) in accordance with Clause 34.5 (Partial payments and prepayments). 33.3 Recovering Secured Party’s rights (a) On a distribution by the Agent under Clause 33.2 (Redistribution of payments), the Recovering Secured Party will be subrogated to the rights of the Secured Parties which have shared in the redistribution. (b) If and to the extent that the Recovering Secured Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Secured Party for a debt equal to the Sharing Payment which is immediately due and payable. 33.4 Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Secured Party becomes repayable and is repaid by that Recovering Secured Party, then: (a) each Secured Party which has received a share of the relevant Sharing Payment pursuant to Clause 33.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Secured Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Secured Party for its proportion of any interest on the Sharing Payment which that Recovering Secured Party is required to pay); and (b) that Recovering Secured Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Secured Party for the amount so reimbursed. 33.5 Exceptions (a) This Clause 33 shall not apply to the extent that the Recovering Secured Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor. (b) A Recovering Secured Party is not obliged to share with any other Secured Party any amount which the Recovering Secured Party has received or recovered as a result of taking legal or arbitration proceedings, if: 118

(i) it notified that other Secured Party of the legal or arbitration proceedings; and (ii) that other Secured Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings. 119

SECTION 11 ADMINISTRATION 34. PAYMENT MECHANICS 34.1 Payments to the Agent (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document (other than a payment under a Hedging Document), that Obligor (subject to Clause 34.10 (Payments to the Security Agent) or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment. (b) Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies. 34.2 Distributions by the Agent Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 34.3 (Distributions to an Obligor) and Clause 34.4 (Clawback) and Clause 34.10 (Payments to the Security Agent), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency. 34.3 Distributions to an Obligor The Agent and the Security Agent may (with the consent of the Obligor or in accordance with Clause 35 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied. 34.4 Clawback (a) Where a sum is to be paid to the Agent or the Security Agent under the Finance Documents for another Party, the Agent or, as the case may be, the Security Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. (b) if the Agent or the Security Agent pays an amount to another Party and it proves to be the case that it had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid shall on demand refund the same to the Agent or, as the case may be, the Security Agent together with interest on that amount from the date of payment to the date of receipt by the Agent or, as the case may be, the Security Agent, calculated by it to reflect its cost of funds. 120

34.5 Partial payments and prepayments (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order: (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Security Agent under the Finance Documents; (ii) secondly, in or towards payment pro rata of any unpaid fees, costs and expenses of the Sinosure Agent, the Arranger, the Account Bank or Sinosure under the Finance Documents and the Sinosure Insurance Policy; (iii) thirdly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement; (iv) fourthly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and (v) fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents (which for the avoidance of doubt, includes any and all amounts due and payable under a Hedging Document). (b) The Agent shall, if so directed by all Lenders, vary the order set out in paragraphs (a)(iii) to (v) above unless such variance would adversely affect the priority of any payment due but unpaid to Sinosure or, as the case may be, to a Hedging Bank under a Hedging Document. In such circumstances the Agent shall not vary the order in this Clause 34.5 without the prior written consent of Sinosure and, as the case may be, each Hedging Bank. (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor. 34.6 No set-off by Obligors All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. 34.7 Business Days (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. 34.8 Currency of account (a) Subject to paragraphs (b) to (e) below, Dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document. (b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date. (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued. 121

(d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred. (e) Any amount expressed to be payable in a currency other than Dollars shall be paid in that other currency. 34.9 Change of currency (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then: (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Obligors); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably). (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Obligors) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency. 34.10 Payments to the Security Agent Notwithstanding any other provision of any Finance Document, at any time after any Security created by or pursuant to any Security Document becomes enforceable, the Security Agent may require: (a) any Obligor to pay all sums due under any Finance Document; or (b) the Agent to pay all sums received or recovered from an Obligor under any Finance Document, in each case as the Security Agent may direct for application in accordance with the terms of the Security Documents. Any payment made by the Security Agent to the Agent or directed by the Security Agent to be made to the Agent for distribution pursuant to this Clause 34 shall discharge the obligations of the Security Agent to make payment of the same. 34.11 Parallel Debt (a) Each Obligor hereby irrevocably and unconditionally undertakes to pay to the Security Agent amounts equal to any amounts owing from time to time by that Obligor to any Secured Party under any Finance Document as and when those amounts are due. (b) Each Obligor and the Security Agent acknowledge that the obligations of each Obligor under paragraph (a) are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of that Obligor to any Secured Party under any Finance Document (its “Corresponding Debt”) nor shall the amounts for which each Obligor is liable under paragraph (a) (its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt provided that: 122

(i) the Parallel Debt of each Obligor shall be decreased to the extent that its Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and (ii) the Corresponding Debt of each Obligor shall be decreased to the extent that its Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and (iii) the amount of the Parallel Debt of an Obligor shall at all times be equal to the amount of its Corresponding Debt. (c) For the purpose of this Clause 34.11, the Security Agent acts in its own name and not as a trustee, and its claims in respect of the Parallel Debt shall not be held on trust. The Security granted under the Finance Documents to the Security Agent to secure the Parallel Debt is granted to the Security Agent in its capacity as creditor of the Parallel Debt and shall not be held on trust. (d) All monies received or recovered by the Security Agent pursuant to this Clause 34.11, and all amounts received or recovered by the Security Agent from or by the enforcement of any Security granted to secure the Parallel Debt, shall be applied in the order set out in sub-paragraphs (i) to (iv) (inclusive) of Clause 34.5(a) (Partial payments and prepayments) or in accordance with the provisions of Clause 34.10 (Payments to the Security Agent). (e) Without limiting or affecting the Security Agent’s rights against the Obligors (whether under this Clause 34.11 or under any other provision of the Finance Documents), each Obligor acknowledges that: (i) nothing in this Clause 34.11 shall impose any obligation on the Security Agent to advance any sum to any Obligor or otherwise under any Finance Document, except in its capacity as Lender; and (ii) for the purpose of any vote taken under any Finance Document, the Security Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Lender. 35. SET-OFF A Secured Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Secured Party) against any matured obligation owed by that Secured Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Secured Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. For the purpose of this Clause 35, the term “Secured Party” includes each of the relevant Secured Party’s Holding Companies and Subsidiaries and each Subsidiary of each of the relevant Secured Party’s Holding Companies and each Affiliate of the relevant Secured Party. 123

36. NOTICES 36.1 Communications in writing Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter. 36.2 Addresses The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is: (a) in the case of each Obligor, that identified with its name below; (b) in the case of each Lender that notified in writing to the Agent on or prior to the date on which it becomes a Party; and (c) in the case of the Agent, the Sinosure Agent, the Security Agent, the Arranger, the Account Bank and the Original Hedging Bank, that identified with its name below, or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice. 36.3 Delivery (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective: (i) if by way of fax, when received in legible form; or (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer. (b) Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with its signature below (or any substitute department or officer as it shall specify for this purpose). (c) All notices (other than notices under the Hedging Documents) from or to an Obligor shall be sent through the Agent. (d) Any communication or document made or delivered to an Obligor in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors. 36.4 Notification of address and fax number Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 36.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties. 124

36.5 Electronic communication (a) Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender: (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication; (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and (iii) notify each other of any change to their address or any other such information supplied by them. (b) Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose. 36.6 English language (a) Any notice given under or in connection with any Finance Document must be in English. (b) All other documents provided under or in connection with any Finance Document must be: (i) in English; or (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 37. CALCULATIONS AND CERTIFICATES 37.1 Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Secured Party are prima facie evidence of the matters to which they relate. 37.2 Certificates and Determinations Any certification or determination by a Secured Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates. 37.3 Day count convention Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice. 125

38. PARTIAL INVALIDITY If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. 39. REMEDIES AND WAIVERS No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law. 40. AMENDMENTS AND WAIVERS 40.1 Required consents (a) Subject to Clause 40.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors (except in respect of the Hedging Documents and the Intercreditor Agreement, where the consent of the relevant Hedging Banks shall also be obtained) and any such amendment or waiver will be binding on all Parties. (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause. 40.2 Exceptions (a) An amendment or waiver that has the effect of changing or which relates to: (i) the definition of “Majority Lenders” in Clause 1.1 (Definitions); (ii) an extension to the date of payment of any amount under the Finance Documents; (iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable; (iv) an increase in or an extension of any Commitment; (v) a change to the Borrowers or the Guarantor other than in accordance with Clause 28 (Changes to the Obligors); (vi) any provision which expressly requires the consent, direction or instruction of all the Lenders; (vii) Clause 2.6 (Secured Parties’ rights and obligations), Clause 22.10 (Hedging), Clause 27 (Changes to the Lenders), Clause 28 (Changes to the Obligors), Clause 33 (Sharing among the Secured Parties), Clause 34.5 (Partial payments and prepayments) (other than as provided in Clause 34.5) or this Clause 40, or clause 10 of the Intercreditor Agreement; (viii) the release of any Security created pursuant to any Security Document or of any Charged Assets (except as provided in any Security Document); 126

(ix) the Sinosure Insurance Policy (except any amendment which is of a minor or technical nature or is made to correct a manifest error); (x) paragraph 21 (Time Charterer) of Part II of Schedule 2 (Conditions Precedent to a Loan), shall not be made without the prior consent of all the Lenders. (b) An amendment or waiver which relates to the Intercreditor Agreement or to Clause 44 (Guarantee and indemnity) shall not be made without the prior consent of the Hedging Banks. (c) An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent, Sinosure, the Sinosure Agent or the Arranger may not be effected without the consent of the Agent, the Security Agent, Sinosure, the Sinosure Agent or, as the case may be the Arranger. (d) The decision of any Lender to any request to approve any consent, waiver, amendment or any other vote under the Finance Documents shall be irrevocable once delivered to the Agent. 40.3 Disenfranchisement of Defaulting Lenders (a) For so long as a Defaulting Lender has any Available Commitment, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments. (b) For the purposes of this Clause 40.3, the Agent may assume that the following Lenders are Defaulting Lenders: (i) any Lender which has notified the Agent that it has become a Defaulting Lender; (ii) any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender. 40.4 Replacement of a Defaulting Lender (a) The Guarantor may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 15 Business Days’ prior written notice to the Agent and such Lender: (i) replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement; (ii) require such Lender to (and such Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of the undrawn Commitment of the Lender; or (iii) require such Lender to (and such Lender shall) transfer pursuant to Clause 27 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of each Facility, 127 to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Guarantor, and which is acceptable to the Agent (acting on the instructions of all of the Lenders), which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender’s participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents. (b) Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause shall be subject to the following conditions: (i) the Guarantor shall have no right to replace the Agent or Security Agent; (ii) neither the Agent nor the Defaulting Lender shall have any obligation to the Guarantor to find a Replacement Lender; (iii) the transfer must take place no later than 15 days after the notice referred to in paragraph (a) above; and (iv) in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents. 41. COUNTERPARTS Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. 128

SECTION 12 GOVERNING LAW AND ENFORCEMENT 42. GOVERNING LAW This Agreement and any non-contractual obligations arising out of or in connection with it is governed by English law. 43. ENFORCEMENT 43.1 Jurisdiction (a) The Parties irrevocably agree that any dispute arising out of or connected with this Agreement, including a dispute as to the validity, existence or termination of this Agreement or any non-contractual obligation arising out of or in connection with it (a “Dispute”), shall be resolved: (i) subject to sub-clause (ii) below, by proceedings brought in the courts of England, which courts are to have exclusive jurisdiction; or (ii) at the sole option of the Agent (or each Hedging Bank in respect of the Hedging Documents only), by arbitration in London, England, conducted in the English language by three arbitrators, in accordance with the LCIA Rules, which rules are deemed to be incorporated by reference into this clause, save that: (A) unless the parties agree otherwise, the third arbitrator, who shall act as chairman of the tribunal, shall be nominated by the two arbitrators nominated by or on behalf of the parties. If he is not so nominated within 30 days of the date of nomination of the later of the two party-nominated arbitrators to be nominated, he shall be chosen by the LCIA. If the Agent (or any Hedging Bank in respect of the Hedging Documents only) is in the position of a respondent and wishes to exercise this option, it must do so by notice to the other parties to the Dispute within 30 days of service on it of the request for arbitration; and (B) any provision of the LCIA Rules relating to the nationality of an arbitrator shall, to that extent, not apply. For the avoidance of doubt, sub-clause (i) above is for the benefit of the Secured Parties alone and shall not limit the right of the Secured Parties to bring proceedings in any other court of competent jurisdiction. (b) Each of the Parties irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Dispute, and agrees not to claim that any such court is not a convenient or appropriate forum. 43.2 Obligors’ process agent Each Obligor irrevocably appoints Danaos Management Consultants (UK) Limited as the process agent (the “Obligor’s Agent”), now of 4 Staple Inn, Holborn, London WC1V 7QU, as its agent to accept service of process in England in any Dispute (whether that Dispute is to be resolved by arbitration or litigation), provided that: 129

(a) service upon the Obligor’s Agent shall be deemed valid service upon the relevant Obligor whether or not the process is forwarded to or received by that Obligor; (b) an Obligor shall inform all other Parties, in writing, of any change in the address of the Obligor’s Agent within 28 days of such change; (c) if the Obligor’s agent ceases to be able to act as a process agent or to have an address in England, each Obligor irrevocably agrees to appoint a new process agent in England acceptable to the other Parties to the Agreement and to deliver to the other Parties to the Agreement within 14 days a copy of a written acceptance of appointment by the new process agent; and (d) nothing in this Agreement shall affect the right to serve process in any other manner permitted by law. 43.3 Waiver of Consequential Damages In no event shall any Secured Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and each Obligor hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favour. 130

SECTION 13 EXISTING HEDGING DOCUMENTS 44. GUARANTEE AND INDEMNITY 44.1 Guarantee and indemnity Each Borrower absolutely, irrevocably and unconditionally, jointly and severally: (a) guarantees to each Hedging Bank punctual performance by the Guarantor of all the Guarantor’s obligations under the Existing Hedging Documents; (b) undertakes with each Hedging Bank that whenever the Guarantor does not pay any amount when due under or in connection with any Existing Hedging Document, it shall immediately on demand pay that amount as if it was the principal obligor; and (c) agrees with each Hedging Bank that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Hedging Bank immediately on demand against any Loss it incurs as a result of the Guarantor not paying any amount which would, but for such unenforceability, invalidity or illegality, or any operation of law have been payable by it under any Existing Hedging Document on the date when it would have been due. The amount payable by a Borrower under this indemnity will not exceed the amount it would have had to pay under this Clause 44 if the amount claimed had been recoverable on the basis of a guarantee. 44.2 Continuing guarantee This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Guarantor under the Existing Hedging Documents, regardless of any intermediate payment or discharge in whole or in part. 44.3 Reinstatement If any discharge, release or arrangement (whether in respect of the obligations of the Guarantor or any security for those obligations or otherwise) is made by a Hedging Bank in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation or otherwise, without limitation, then the liability of each Borrower under this Clause 44 will continue or be reinstated as if the discharge, release or arrangement had not occurred. 44.4 Waiver of defences The obligations of the Borrower under this Clause 44 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 44 (without limitation and whether or not known to it or any Hedging Bank) including: (a) any time, waiver or consent granted to, or composition with, any Obligor or other person; 131

(b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person; (e) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security, including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security; (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or (9) any insolvency or similar proceedings. 44.5 Immediate recourse Each Borrower waives any right it may have of first requiring any Hedging Bank (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Borrower under this Clause 44. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary. 44.6 Appropriations Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Hedging Bank (or any trustee or agent on its behalf) may: (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Hedging Bank (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and that Borrower shall be entitled to the benefit of the same; and (b) hold in an interest-bearing suspense account any moneys received from any Borrower or on account of the Borrower’s liability under this Clause 44. 44.7 Deferral of Borrowers’ rights Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent or, as the case may be, the Security Agent otherwise directs, no Borrower will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable or liability arising under this Clause 44: 132

(a) to be indemnified by an Obligor; (b) to claim or exercise any rights of contribution from any Obligor or any other guarantor of any Obligor’s obligations under the Finance Documents; (c) to exercise its rights of subrogation and reimbursement against any Obligor; (d) to claim or exercise any set-off or counterclaim against any Obligor or claim or prove in competition with the Agent or the Security Agent or any of the other Secured Parties in the liquidation of the Guarantor or any other Obligor or have the benefit of, or share in, any payment from or composition with, the Guarantor or any other Obligor or any other Finance Document now or hereafter held by any of the Secured Parties in respect of the obligations under the Finance Documents; (e) to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Borrower has given a guarantee, undertaking or indemnity under Clause 44.1 (Guarantee and indemnity); and/or (f) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party. If a Borrower receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Hedging Banks by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 34 (Payment mechanics) of this Agreement. 44.8 Additional security This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Hedging Bank. 44.9 Limited Recourse Notwithstanding anything contained herein to the contrary, each Hedging Bank irrevocably and unconditionally agrees that: (a) its recourse under the guarantee provided by each Borrower pursuant to Clause 44.1 (Guarantee and indemnity), shall (subject to the terms of the Intercreditor Agreement) be limited to (i) the realisation of proceeds from the enforcement of any Security provided by the Borrowers under the Security Documents (including any proceeds thereunder realised in connection with such enforcement) and (ii) the recovery of any amounts under Clause 10 of the Intercreditor Agreement (the “Collateral”) and that it shall have no recourse against any Borrower or any of its assets (other than the Collateral) with respect to the obligations of the Borrower under this Clause 44; and (b) save as permitted under the Intercreditor Agreement, it shall not take any action to commence any case, proceeding, proposal or other action under any existing or future 133 law or in any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganisation, arrangement in the nature of insolvency proceedings, adjustment, winding-up, liquidation, dissolution, or composition with respect to a Borrower or the debts of a Borrower. 44.10 Intercreditor Agreement This guarantee and indemnity is subject to the terms of the Intercreditor Agreement. This Agreement has been entered into on the date stated at the beginning of this Agreement. 134

SCHEDULE 1 THE ORIGINAL PARTIES PART I THE OBLIGORS Name of Borrowers Registration number (or equivalent, if any) Teucarrier (No.2) Corp. C-109523 Teucarrier (No.3) Corp. C-109524 Teucarrier (No.4) Corp. C-109525 Name of Guarantor Trade registry number (or equivalent, if any) Danaos Corporation 16381 135

PART II ORIGINAL LENDERS AND COMMITMENTS ORIGINAL LENDER COMMITMENT (US$) TRANCHE A TRANCHE B TRANCHE C The Export-Import Bank of China 47,460,000 47,460,000 47,460,000 Citibank N.A., London Branch 20,340,000 20,340,000 20,340,000 TOTAL 67,800,000 67,800,000 67,800,000 136

SCHEDULE 2 CONDITIONS PRECEDENT TO A LOAN PART I INITIAL CONDITIONS PRECEDENT 1. Obligors (a) A copy of the constitutional documents of each Obligor. (b) A copy of a resolution of the board of directors of each Obligor: (i) approving the terms of, and the transactions contemplated by, the Finance Documents and Operative Documents to which it is a party and resolving that it execute the Finance Documents and Operative Documents to which it is a party; (ii) authorising a specified person or persons to execute the Finance Documents and Operative Documents to which it is a party on its behalf; and (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party. (c) A specimen of the signature of each person authorised by the resolution referred to in paragraph 1(b) above. (d) A certificate of each Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Obligor to be exceeded. (e) A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement. (f) An original of each of the following Finance Documents duly executed by all parties to it: (i) this Agreement; (ii) the Sinosure Insurance Policy. (iii) the Intercreditor Agreement; (iv) each Hedging Document; (v) each Share Charge; (vi) each Manager’s Undertaking; (vii) each Hedging Documents Assignment; (viii) each Management Agreement Assignment; and (ix) each Fee Letter, 137 together with all notices and acknowledgements thereunder. (g) A certified copy of each Shipbuilding Contract executed by all parties to it. 2. Borrower Parents A copy of a resolution of the board of directors of each Borrower Parent, approving the entry of the relevant Borrower into the terms of, and the transactions contemplated by, this Agreement Legal opinions (a) A legal opinion of Linklaters LLP, English law legal advisers to the Arranger, the Agent, the Original Hedging Bank and the Security Agent in England. (b) A legal opinion of Global Law Office, Chinese law legal advisers to the Sinosure Agent in the People’s Republic of China. (c) A legal opinion of Seward & Kissel LLP, Liberian law legal advisers to the Arranger, the Agent, the Original Hedging Bank and the Security Agent in New York. (d) A legal opinion of Seward & Kissel LLP, Marshall Islands advisers to the Arranger, the Agent, the Original Hedging Bank and the Security Agents in New York. (e) A legal opinion of Pologiorgis, Troullinos & Mavrou Greek law legal advisers to the Arranger, the Agent, the Original Hedging Bank and the Security Agent in Greece. (f) If an Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger, the Agent, the Original Hedging Bank and the Security Agent in the relevant jurisdiction. 3. Construction stage certificates (a) A certified copy of the facsimile advice from the Seller attaching the confirmation from the Classification Society that the steel cutting has commenced. (b) A certified copy of the facsimile advice from the Seller attaching the confirmation from the Classification Society that the first block of the keel has been laid. 4. No variations to Shipbuilding Contract Confirmation from the Borrowers that there have been no amendments or variations agreed to the applicable Shipbuilding Contract that have not been agreed in writing by the Agent and that no action has been taken by either the Seller or any Obligor which might in any way render the applicable Shipbuilding Contract inoperative or unenforceable, in whole or in any part 5. Other documents and evidence (a) Evidence that any process agent referred to in Clause 43.2 (Obligors’ process agent) and other equivalent provisions in the other Finance Documents, if not an Obligor, has accepted its appointment. 138

(b) A certified copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document. (c) The Original Financial Statements of the Guarantor. (d) Evidence that the fees, costs and expenses then due from the Obligors pursuant to Clause 11 (Fees) and Clause 16 (Costs and expenses) have been paid or will be paid by the first Utilisation Date. (e) Evidence that each Earnings Account has been opened. (f) Evidence that: (i) each Borrower Parent remains the legal and beneficial owners of all of the issued capital of the relevant Borrower; (ii) members of the Coustas Family remain the ultimate legal and beneficial owners of at least thirty three and one third per cent. (331/3%) plus one share of the Guarantor. (g) Original signed share certificates of the entire issued share capital of each Borrower. (h) Executed undated resignation letter from each director of each Borrower. (i) Evidence that no law or regulation applies to the transaction which in the judgment of the Agent would restrain, prevent or impose a material adverse condition on the transactions contemplated under the Finance Documents including evidence that there is no material outstanding litigation in respect of an Obligor. (j) A certificate from Sinosure (signed by an authorised officer of Sinosure) confirming that all corporate actions have been taken to approve the transaction to be covered by the Sinosure Insurance Policy. (k) Evidence that the Sinosure Premium has been paid in full by the Obligors. (l) Evidence that the Sinosure Insurance Policy is in full force and effect and will apply to any and all Deliveries. (m) Certified copies of each of the Existing Hedging Documents. (n) A certificate of each Obligor (signed by a director) certifying either that (i) it has not registered one or more “establishments” (as that term is defined in Part 1 of the Overseas Companies Regulations 2009) with the Companies Registry; or (ii) it has such an establishment and specifying the name and registered number under which it is registered with the Companies Registry. (o) Evidence satisfactory to the Security Agent that the due registration of the Security created under each Account Charge, Share Charge, each Manager’s Undertaking, each Management Agreement Assignment, and each Hedging Documents Assignment and that all filings, registrations, recordings and other notices deemed necessary by the Security Agent in order to perfect the Security created by each Share Charge each Manager’s Undertaking and each Hedging Documents Assignment have been effected. 139

(p) Evidence that the export by the Seller of the Vessel and the issuance by Sinosure of the Sinosure Insurance Policy for the Facility under this Agreement has been approved by the Ministry of Commerce of the PRC and the China Chamber of Commerce for Import and Export Machinery as covered by the Export Insurance Financing Scheme for Large-Scale Complete Equipments of the PRC. 140

PART II CONDITIONS PRECEDENT TO A LOAN 1. Seller’s invoice, Receipts and Protocol of Delivery and Acceptance (a) Certified copy of the invoice from the Seller in respect of which payment of Final Instalment is due to the Seller from the Borrower. (b) In relation to the first Loan made under a Tranche, a copy of the receipt from the Seller and such other reasonable evidence confirming that all prior instalments of the Contract Price for the relevant Vessel, have been paid and that at least fifty per cent. (50%) of the Contract Price for the relevant Vessel has been paid to the Seller. (c) A copy of the Protocol of Delivery and Acceptance referred to in Article VII 2 of the Shipbuilding Contract, in form and substance satisfactory to the Agent to be duly executed by the relevant Borrower as buyer and the Seller as seller at Delivery of the Vessel. 2. Borrower confirmation Confirmation from the Borrower or its legal advisers that the conditions precedent set out in Part I of this Schedule 2 remain satisfied and confirmation from the Borrower that no further Authorisations are required. 3. No encumbrance Confirmation from the Borrowers that there is no Security (other than Permitted Lien) of any kind or permitted by any person on or relating to the relevant Vessel. 4. Vessel status Evidence that the Vessel: (a) is, or simultaneously with the delivery of the Vessel shall be, registered in the name of the relevant Borrower through the Registry under the laws and flag of the Flag State and confirmation from the relevant Borrower that the Vessel and its Earnings, Insurances and Requisition Compensation are free of Security (other than Permitted Lien); (b) has the Classification free of all recommendations and conditions of the Classification Society; and (c) is available to the Time Charterer for service under the Time Charter respectively. 5. Deletion of prior registration Evidence that any prior registration of the Vessel has been cancelled and that no Security (other than Permitted Lien) is registered against the Vessel on such register. 6. Delivery documents Confirmation from the relevant Borrower for each Vessel that it has received, or will receive, each of the following delivery documents (as referred to in Article VII 3 of the relevant 141

Shipbuilding Contract), or evidence that each will be delivered to the relevant Borrower simultaneously with the Delivery of the Vessel: (a) the Protocol of Trials of the Vessel made pursuant to the Shipbuilding Contract specifications; (b) the Protocol of Inventory of the equipment of the Vessel pursuant to the Shipbuilding Contract specifications; (c) Protocol of Stores of Consumable Nature (if applicable under the Shipbuilding Contract); (d) Drawing and Plans of the Vessel pursuant to the Shipbuilding Contract specification; (e) all vessel certificates listed in paragraph 7 below; (f) Declaration of Warranty of the Seller that the Vessel is delivered free and clear of all Security, Tax and liabilities of the Seller to its sub-contractors and employees and all liabilities arising from trial runs of the Vessel and any other liabilities; (g) the Commercial Invoice; (h) the Bill of Sale (notarised and legalised); (i) Protocol of Deadweight Determination and Inclining Experiments; (j) the Non-Registration Certificate; (k) any other document required by the Registry in form and substance satisfactory to it; (l) any other certificate, drawing, plan or other document reasonably required by the Borrower and/or Agent for Vessel registration purposes. 7. Vessel Certificate A certified copy for the applicable Vessel of each of the following original or provisional certificates (as referred to in Article VII 3 (f) of the relevant Shipbuilding Contract), or evidence that each will be delivered simultaneously with the Delivery of the Vessel: (i) Classification Certificate; (ii) Safety Construction Certificate; (iii) Safety Equipment Certificate; (iv) Safety Radio Certificate; (v) International Loadline Certificate; (vi) International Tonnage Certificate; (vii) Builder’s Certificate; and (viii) De-ratting Exemption Certificate, with certified copies of original formal certificates to follow promptly where a certificate was delivered in provisional format. 142

8. Security Documents and Operative Documents (a) The: (i) Mortgage, Assignment of Earnings and Insurances, Account Charge and Time Charter Assignment and each duly executed and delivered together with any other documents, notices of assignment or acknowledgments required pursuant thereto; and (ii) Time Charters and Management Agreements, each duly executed and delivered, or to be duly executed and delivered simultaneously with the Delivery of the Vessel. (b) In relation to an Account Charge already entered into by any Borrower, sign, seal, execute, acknowledge, deliver, file and register all such additional documents, instruments, agreements, certificates, consents and assurances and do all such other acts and things as may be requested by law or reasonably requested by the Agent from time to time in order to establish, maintain, amend, protect or preserve the rights of a Finance Party under such Account Charge or to enable the same to obtain the full benefits of such Account Charge. (c) Evidence satisfactory to the Security Agent that the due registration of the Security created under the Assignment of Earnings and Insurances and Time Charter Assignments and that all filings, registrations, recordings and other notices deemed necessary by the Security Agent in order to perfect the Security created by the Assignment of Earnings and Insurances and Time Charter Assignments have been effected. (d) Evidence satisfactory to the Lenders that the relevant Vessel has been delivered and/or accepted under, in accordance with and for the purposes of the Time Charter relating to that Vessel. 9. Hedging Arrangements If applicable, any Hedging Documents, duly executed. 10. Mortgage registration Evidence that the relevant Mortgage has been (or will be simultaneously with the delivery of the Vessel) registered against the Vessel through the Registry under the laws and flag of the Flag State. 11. Insurances Evidence that the relevant Vessel is (or will be simultaneously with the Delivery of the Vessel) insured in accordance with the provisions of the Finance Documents and that all requirements of the Finance Documents in respect of such insurance have been complied with (including, without limitation, (A) confirmation from the P&I Club or other insurer with which the relevant Vessel is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to the relevant Vessel and (B) receipt by the Agent of pro-forma letters of undertaking from the brokers and the relevant protection and indemnity or war risks association in such form as the Agent may reasonably require. 143

12. Manager’s confirmation Confirmation from the Manager in writing that, to the best of its knowledge, information and belief, the representations and warranties set out in Clause 19.1(p) (Environmental releases) are true and correct. 13. ISM Code and ISPS Code compliance (a) Evidence that the Manager has applied to the appropriate regulatory agency for a DOC for itself and a SMC for the Vessel to be issued pursuant to the ISM Code within any time limit required or recommended by such regulatory agency and, if available, copies of such certificates. (b) Evidence that the Manager has applied for and/or obtained an international ship security certificate (ISSC) in respect of each Vessel under the provisions of the ISPS Code. 14. Asset Cover Requirement and valuation (a) Evidence that the minimum Asset Cover Ratio has been met. (b) A Valuation in relation to the Vessel. 15. Consents and approvals All permissions and approvals, if any, required by the Borrowers and/or the Time Charterers with regard to the operation of the Vessel. 16. Export licence A copy, certified as true, complete and up to date by an officer of the Borrower, of the Certificate of Export Report in respect of the Vessel, filed or to be filed by the Seller with the relevant agency in the People’s Republic of China 17. Corporate Authorisations Copies of the resolutions of the Borrower’s directors and the shareholders (where applicable) evidencing authorisation of the acceptance of the delivery of the Vessel and authorisation and approval of the Finance Documents and Operative Documents to be executed upon or in relation to the delivery of the Vessel and the transactions contemplated therein and any other documents issued or to be issued pursuant thereto and authorising its appropriate officer or other representative to execute the same on its behalf certified in the manner referred to in Part I of this Schedule 2 (or other evidence of such authorisations, approval and/or ratification) together with originals or certified copies of any power of attorney issued pursuant to the said resolutions. 18 Legal Opinions (a) A legal opinion of Linklaters LLP, English law legal advisers to the Arranger, the Agent, the Original Hedging Bank and the Security Agent in England. 144

(b) A legal opinion of Global Law Office, Chinese law legal advisers to the Sinosure Agent in the People’s Republic of China. (c) A legal opinion of Seward & Kissel LLP, Liberian law legal advisers to the Arranger, the Agent, the Original Hedging Bank and the Security Agent in New York. (d) A legal opinion of Seward & Kissel LLP, Marshall Islands legal advisers to the Arranger, the Agent, the Original Hedging Bank and the Security Agent in New York. (e) A legal opinion of MCConsult, Maltese law legal advisers to the Arranger, the Agent and the Security Agent in Malta. (f) If an Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Arranger, the Agent and the Security Agent in the relevant jurisdiction. 19. No Default Confirmation from the Borrower that no Default or Event of Default has occurred or is continuing under any Finance Document and that no default or event of default, howsoever described, has occurred or is continuing under any Operative Document. 20. Material adverse change and litigation There has been: (a) no Material Adverse Effect; or (b) no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency (including but not limited to investigative proceedings) which, if adversely determined, would have a Material Adverse Effect. 21. Time Charterer Evidence satisfactory to the Lenders that the relevant Time Charter remains in full force and effect. 22. Other conditions Such other conditions as the Agent may reasonably require to evidence, based on the legal advice received from the legal advisers referred to herein, the legality, validity and/or enforceability of the obligations of each Party under the Finance Documents and the Operative Documents. 145

PART III CONDITIONS SUBSEQUENT Each Borrower shall separately fulfil the conditions set out in Part 111 of Schedule 2 (Conditions Subsequent) on the Delivery of each Vessel. 1. Protocol of Delivery and Acceptance An original Protocol of Delivery and Acceptance, referred to in Part III(b) of Schedule 2, duly executed by the relevant Borrower as buyer and the Seller as seller of the Vessel. 2. Vessel status Evidence (to the extent this evidence has not already been provided pursuant to Part II 4(a) of Schedule 2) that: (a) the relevant Vessel is registered in the name of the relevant Borrower through the Registry under the laws and flag of the Flag State; (b) has the Classification free of all qualifications, requirements and recommendations of the Classification Society; and (c) is available to the Time Charterer for service under the Time Charter. 3. Delivery documents Confirmation from the relevant Borrower that each of the Delivery documents listed at Part II 6(a) - (I) inclusive of Schedule 2 has been received. 4. Vessel Certificates Certified copies of each of the Vessel Certificates listed at Part II 7(i) - (viii) inclusive of Schedule 2. 5. Security Documents and Operative Documents The Mortgage, Assignment of Earnings and Insurances, Time Charter Assignment, Manager’s Undertaking, Time Charters and Management Agreements, each duly executed and delivered (to the extent these have not already been provided pursuant to Part II 8 (a) and (b) of Schedule 2). 6. Registration of Mortgage Evidence that the Mortgage has been registered against the Vessel through the Registry. 7. Insurance Evidence that the Vessel is insured in accordance with the provisions of the Finance Documents (to the extent this evidence has not already been provided pursuant to Part II 11 of Schedule 2). 8. Certificate of Export Report A certified copy of the Certificate of Export Report filed by the Seller with the relevant agency in the People’s Republic of China (to the extent this has not already been provided pursuant to Part III 16 of Schedule 2). 146

9. Legal opinions Each of the legal opinions issued pursuant to Part III 18 of Schedule 2. 10. Contract Price Evidence from the Seller that Contract Price and any other amount under the relevant Shipbuilding Contract has been paid in full by the relevant Borrower. 147

SCHEDULE 3 REQUESTS UTILISATION REQUEST From: [Name of relevant Borrower] To: Citibank International plc Dated: Dear Sirs Teucarrier (No.2) Corp., Teucarrier (No.3) Corp. and Teucarrier (No.4) Corp. — US$203,400,000 Facility Agreement dated February 2011 (the “Agreement”) 1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request. 2. We wish to borrow a Loan on the following terms: Proposed Utilisation Date: Tranche A, Tranche B or Tranche C to be utilised: Amount: [ ] or, if that is not a Business Day, the next Business Day) [ ] [ ] or, if less, the Available Facility for the above mentioned Tranche Interest Period: 6 (six) months (subject to Clause 9 (Interest Periods)) 3. We confirm that each condition specified in Clause 4.4 (Further conditions precedent) is satisfied on the date of this Utilisation Request. 4. The proceeds of this Loan should be remitted [to a non-interest bearing suspense account of the Security Agent to be held to the order of the Security Agent, for further credit to a Borrower for the purposes of re-financing instalments of the Contract Price paid to date, subject to the conditions set out in Clause 4.2(c)(ii)] [to the Seller’s Bank for the purpose of financing the Final Instalment, subject to the irrevocable payment instructions substantially in the form set out in Clause 4.2(d)]. 5. This Utilisation Request is irrevocable. Yours faithfully authorised signatory for [name of relevant Borrower] 148

SCHEDULE 4 MANDATORY COST FORMULA 1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank. 2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. 3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office. 4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows: E x 0.01 per cent. per annum. Where: 300 E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000. 5. For the purposes of this Schedule: (a) “Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits; (b) “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and (c) “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules. 149

6. The resulting figure shall be rounded to four decimal places. 7. If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank. 8. Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender: (a) the jurisdiction of its Facility Office; and (b) any other information that the Agent may reasonably require for such purpose. Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph. 9. The rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 7 and 8 above. 10. The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects. 11. The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above. 12. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties. 13. The Agent may from time to time, after consultation with the Obligors, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties. 150

SCHEDULE 5 FORM OF TRANSFER CERTIFICATE AND ACCESSION LETTER PART I FORM OF TRANSFER CERTIFICATE To: Citibank International plc as Agent for the Finance Parties, the Hedging Banks and the Obligors From: [ ] (the “Existing Lender”) and [ ] (the “New Lender”) Dated: TEUCARRIER (NO.2) CORP., TEUCARRIER (NO.3) CORP. and TEUCARRIER (NO.4) CORP. as Borrowers US$203,400,000 Facility Agreement dated February 2011 (the “Agreement”) 1. We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate. 2. We refer to Clause 27.5 (Procedure for transfer): (a) The Existing Lender, the Finance Parties, the Obligors and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 27.5 (Procedure for transfer). (b) The proposed Transfer Date is [ ]. (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) are set out in the Schedule. (d) The New Lender agrees to be bound by the terms of the Intercreditor Agreement as a [Lender]. 3. The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders). 4. [The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; (b) a partnership each member of which is: (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (for the purposes of section 11(2) of the Taxes Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of sections 114 and 115 of the Taxes Act. 151

5. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate. 6. This Transfer Certificate is governed by English law. 152

THE SCHEDULE Commitment/rights and obligations to be transferred [insert relevant details] [Facility Office address, fax number and attention details for notices and account details for payments.] [Existing Lender] [New Lender] By By: This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [ ]. Citibank International plc By: 153

PART II FORM OF ACCESSION LETTER To: Citibank International plc, London Branch From: [ ] Dated: TEUCARRIER (NO.2) CORP., TEUCARRIER (NO.3) CORP. and TEUCARRIER (NO.4) CORP. as Borrowers Loan Agreement dated February 2011 (the “Agreement”) 1. We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter. 2. [ ] agrees to be bound by the terms of the Agreement as Additional Arranger. 3. [Additional Arranger] confirms to the Agent (on behalf of the Lenders) that it: (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities and Sinosure in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document or the Sinosure Insurance Policy; and (ix) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities and Sinosure whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force. 4. [ ]’s administrative details are as follows: Address: [ ] Fax No.: [ ] Attention: [ ] 5. This Accession Letter is governed by English law. By: Yours faithfully [ ] This Accession Letter is accepted by the Agent. [Agent] Date: By: 154

SCHEDULE 6

FACILITY LOAN REPAYMENT

PART I

REPAYMENT OF TRANCHE A

Repayment of Tranche A

Instalment No.	Balance	Principal Amount
	US$	US$
1		3,390,000
2	64,410,000	3,390,000
3	61,020,000	3,390,000
4	57,630,000	3,390,000
5	54,240,000	3,390,000
6	50,850,000	3,390,000
7	47,460,000	3,390,000
8	44,070,000	3,390,000
9	40,680,000	3,390,000
10	37,290,000	3,390,000
11	33,900,000	3,390,000
12	30,510,000	3,390,000
13	27,120,000	3,390,000
14	23,730,000	3,390,000
15	20,340,000	3,390,000
16	16,950,000	3,390,000
17	13,560,000	3,390,000
18	10,170,000	3,390,000
19	6,780,000	3,390,000
20	3,390,000	3,390,000

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PART II

REPAYMENT OF TRANCHE B

Repayment of Tranche B

Instalment No.	Balance	Principal Amount
	US$	US$
1		3,390,000
2	64,410,000	3,390,000
3	61,020,000	3,390,000
4	57,630,000	3,390,000
5	54,240,000	3,390,000
6	50,850,000	3,390,000
7	47,460,000	3,390,000
8	44,070,000	3,390,000
9	40,680,000	3,390,000
10	37,290,000	3,390,000
11	33,900,000	3,390,000
12	30,510,000	3,390,000
13	27,120,000	3,390,000
14	23,730,000	3,390,000
15	20,340,000	3,390,000
16	16,950,000	3,390,000
17	13,560,000	3,390,000
18	10,170,000	3,390,000
19	6,780,000	3,390,000
20	3,390,000	3,390,000

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PART III

REPAYMENT OF TRANCHE C

Repayment of Tranche C

Instalment No.	Balance US$	Principal Amount US$
1		3,390,000
2	64,410,000	3,390,000
3	61,020,000	3,390,000
4	57,630,000	3,390,000
5	54,240,000	3,390,000
6	50,850,000	3,390,000
7	47,460,000	3,390,000
8	44,070,000	3,390,000
9	40,680,000	3,390,000
10	37,290,000	3,390,000
11	33,900,000	3,390,000
12	30,510,000	3,390,000
13	27,120,000	3,390,000
14	23,730,000	3,390,000
15	20,340,000	3,390,000
16	16,950,000	3,390,000
17	13,560,000	3,390,000
18	10,170,000	3,390,000
19	6,780,000	3,390,000
20	3,390,000	3,390,000

A12324900/19.2/18 Feb 2011

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SCHEDULE 7 SECURITY AGENCY PROVISIONS 1. Definitions In this Schedule: “Security Property” means all right, title and interest in, to and under the lntercreditor Deed and any Security Document, including: (a) the Charged Assets; (b) the benefit of the undertakings in any Security Document; and (c) all sums received or recovered by the Security Agent pursuant to any Security Document and any assets representing the same. 2. Declaration of trust (a) The Security Agent and each other Secured Party agree that the Security Agent shall hold the Security Property in trust for the benefit of the Secured Parties on the terms of the Finance Documents. (b) Subject to paragraph (c) below, paragraph (a) above shall not apply to any Security Document which is expressed to be governed by any law other than English or Greek or any other law from time to time designated by the Security Agent and an Obligor or any Security Property arising under any such Security Document. (c) Paragraph (b) above shall not affect or limit paragraph (d) of Clause 34.11 (Parallel Debt) nor the application of the provisions of this Schedule 7 with respect to any Security Document which is expressed to be or is construed to be governed by any law other than English or Greek law or any other law from time to time designated by the Security Agent and an Obligor or any Security Property arising under any such Security Document. 3. Defects in Security The Security Agent shall not be liable for any failure or omission to perfect, or defect in perfecting, the Security created pursuant to any Security Document, including: (a) failure to obtain any Authorisation for the execution, validity, enforceability or admissibility in evidence of any Security Document; or (b) failure to effect or procure registration of or otherwise protect or perfect any of the Security created by the Security Documents under any laws in any territory. 158

4. No enquiry The Security Agent may accept without enquiry, requisition, objection or investigation such title as any Obligor may have to any Charged Assets. 5. Retention of documents The Security Agent may hold title deeds and other documents relating to any of the Charged Assets in such manner as it sees fit (including allowing any Obligor to retain them). 6. Indemnity out of Security Property The Security Agent and every receiver, delegate, attorney, agent or other similar person appointed under any Security Document may indemnify itself out of the Security Property against any cost, loss or liability incurred by it in that capacity (otherwise than by reason of its own gross negligence, fraud or wilful misconduct). 7. Basis of distribution To enable it to make any distribution, the Security Agent may fix a date as at which the amount of the Liabilities is to be calculated and may require, and rely on, a certificate from any Secured Party giving details of: (a) any sums due or owing to any Secured Party as at that date; and (b) such other matters as it thinks fit. 8. Rights of Security Agent The Security Agent shall have all the rights, privileges and immunities which gratuitous trustees have or may have in England, even though it is entitled to remuneration. 9. No duty to collect payments The Security Agent shall not have any duty: (a) to ensure that any payment or other financial benefit in respect of any of the Charged Assets is duly and punctually paid, received or collected; or (b) to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise in respect of any of the Charged Assets. 159

10. Duration of Trust The trusts created by the Finance Documents shall remain in full force and effect from the date of this Agreement until receipt by the Security Agent of written confirmation that all liabilities have been paid, repaid, satisfied, performed and discharged in full. 11. Appropriation (a) Each Party irrevocably waives any right to appropriate any payment to, or other sum received, recovered or held by, the Security Agent in or towards payment of any particular part of the Liabilities and agrees that the Security Agent shall have the exclusive right to do so. (b) Paragraph (a) above will override any application made or purported to be made by any other person. 12. Investments All money received or held by the Security Agent under the Finance Documents may, in the name of, or under the control of, the Security Agent: (a) be invested in any investment it may select, provided that the Security Agent shall not be liable to any person for any loss occasioned by any such investment; or (b) be deposited at such bank or institution (including itself, any other Secured Party or any Affiliate of any Secured Party) as it thinks fit. 13. Suspense account Subject to paragraph 14 (Timing of Distributions) below the Security Agent may: (a) hold in an interest bearing suspense account any money received by it from any Obligor; and (b) invest an amount equal to the balance from time to time standing to the credit of that suspense account in any of the investments authorised by paragraph 12 (Investments) above. 14. Timing of Distributions Distributions by the Security Agent shall be made as and when determined by it. 15. Delegation (a) The Security Agent may: (i) employ and pay an agent selected by it to transact or conduct any business and to do all acts required to be done by it (including the receipt and payment of money); 160

(ii) delegate to any person on any terms (including power to sub-delegate) all or any of its functions; and (iii) with the prior consent of the Majority Lenders and the Hedging Banks, appoint, on such terms as it may determine, or remove, any person to act either as separate or joint security agent with those rights and obligations vested in the Security Agent by this Agreement or any Security Document. (b) The Security Agent will not be: (i) responsible to anyone for any misconduct or omission by any agent, person or security agent appointed by it pursuant to paragraph (a) above; or (ii) bound to supervise the proceedings or acts of any such agent, person or security agent, provided that it exercises reasonable care in selecting that agent, person or security agent. 16. Unwinding Any appropriation or distribution which later transpires to have been or is agreed by the Security Agent to have been invalid or which has to be refunded shall be refunded and shall be deemed never to have been made. 17. Disapplication Section 1 of the Trustee Act 2000 shall not apply to the duties and powers of the Security Agent in relation to the trusts constituted by any Finance Document save to the extent required by law. Where there are inconsistencies between the Trustee Act 1925 and the Trustee Act 2000 and the express provisions of any such Finance Document, the provisions of such Finance Document shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of such Finance Document shall constitute a restriction or exclusion for the purposes of that Act. 18. Lenders The Security Agent shall be entitled to assume that each Lender is a Lender unless notified by the Agent to the contrary. 19. Majority Lender instructions Subject to paragraph 22 below, the Security Agent shall be entitled to assume any instructions purported to be given to it by the Majority Lenders are from the Majority Lenders and it shall have no liability for so assuming. 20. Hedging Banks The Security Agent shall be entitled to assume that each Hedging Bank is a Hedging Bank unless notified by the Agent to the contrary. 161

21. Majority Hedging Bank instructions Subject to paragraph 22 below, the Security Agent shall be entitled to assume any instructions purported to be given to it by the Majority Hedging Banks are from the Majority Hedging Banks and it shall have no liability for so assuming. 22. Security Agent Liability Unless the Security Agent is satisfied that it will not incur any liability (whether environmental or otherwise) arising from it enforcing the Security, or is indemnified and/or secured to its satisfaction in respect of any such liability, it will not enforce the Security when required to do so by the Agent. 23. Possession If the Security Agent or any receiver, agent or delegate appointed by the Security Agent takes possession of the Charged Assets, it or he may at any time relinquish possession. The Security Agent shall not be liable as a mortgagee in possession by reason of viewing or repairing any of the present or future Charged Assets. Notwithstanding any other provision of this Agreement or any of the Security Documents, the Security Agent shall not have any power to remediate contamination of the Environment. 24. Insurance The Security Agent shall have no duty to insure or keep on foot any insurance policy relating to the Charged Assets. 25. Default/Event of Default The Security Agent shall be entitled to rely and act upon, in each case without liability, any notice from the Agent that an Event of Default or Default has or has not occurred and has no obligation to monitor whether such is the case but shall assume until it has notice of an Event of Default or Default from the Agent that none has occurred. 162